Exhibit 2.1

MASTER PURCHASE AGREEMENT

dated as of November 8, 2006

by and between

VISHAY INTERTECHNOLOGY, INC.

and

INTERNATIONAL RECTIFIER CORPORATION

with respect to all

outstanding capital stock of

International Rectifier Canada Limited,

International Rectifier Electronic Motion Systems Ltd.,

IR Germany Holding GmbH,

International Rectifier (India) Limited,

International Rectifier Corporation Italiana S.p.A., and

Xi’an IR Micro-Electronics Co., Ltd.

And certain of the assets of

International Rectifier Corporation

TABLE OF CONTENTS

ARTICLE I SALE OF SHARES AND ACQUIRED ASSETS AND CLOSING		3
1.1.	Purchase and Sale	3
1.2.	Purchase Price	3
1.3.	Escrow	3
1.4.	Post-Closing Working Capital Adjustment	3
1.5.	Closing	5
1.6.	Further Assurances; Post-Closing Cooperation	5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER		6
2.1.	Corporate Existence	6
2.2.	Authority	6
2.3.	Corporate Existence of the Companies	7
2.4.	No Conflicts	7
2.5.	Governmental Approvals and Filings	8
2.6.	Legal Proceedings	8
2.7.	Sufficiency of Assets	8
2.8.	Financial Statements and Condition	9
2.9.	Absence of Certain Business Practices	10
2.10.	Customers and Supplier Relationships	10
2.11.	Brokers	10
2.12.	No Undisclosed Liabilities	10
2.13.	Intellectual Property	10
2.14.	Inventory	11
2.15.	Accounts and Notes Receivable and Payable	11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER		11
3.1.	Corporate Existence	11
3.2.	Authority	11
3.3.	No Conflicts	12
3.4.	Governmental Approvals and Filings	12
3.5.	Legal Proceedings	13
3.6.	Purchase for Investment	13
3.7.	Brokers	13
3.8.	Financing	13
3.9.	Solvency	13
3.10.	Independent Analysis	13

ARTICLE IV COVENANTS OF SELLER		14
4.1.	Regulatory and Other Approvals	14
4.2.	Investigation by Purchaser	15
4.3.	No Solicitations	15
4.4.	Conduct of Business	16
4.5.	Notification of Certain Events	18
4.6.	Fulfillment of Conditions	18

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ARTICLE V COVENANTS OF PURCHASER		18
5.1.	Regulatory and Other Approvals	19
5.2.	Change of Name	20
5.3.	Indemnification of Directors, Officers and Employees	21
5.4.	Notification of Certain Events	20
5.5.	Fulfillment of Conditions	20

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER		21
6.1.	Representations and Warranties	21
6.2.	Performance	21
6.3.	Officers’ Certificates	21
6.4.	Orders and Laws; Actions or Proceedings	21
6.5.	Regulatory Consents and Approvals	23
6.6.	Third Party Consents	22
6.7.	Technology License Agreements	22
6.8.	Trademark License Agreements	22
6.9.	Transition Services Agreements	22
6.10.	Asset Purchase Agreement	22
6.11.	Stock Purchase Agreements	22
6.12.	Indemnification Escrow Agreement	22
6.13.	Other Documents	22
6.14.	Purchase Agreements’ Conditions	22
6.15.	No Material Adverse Effect	22
6.16.	Financial Statements	22
6.17.	Release of Liens Documentation	23
6.18.	Repayment of Indebtedness	23
6.19.	Phase II Reports	23

ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLER		23
7.1.	Representations and Warranties	23
7.2.	Performance	23
7.3.	Officers’ Certificates	23
7.4.	Orders and Laws; Actions or Proceedings	24
7.5.	Regulatory Consents and Approvals	24
7.6.	Third Party Consents	24
7.7.	Technology License Agreements	24
7.8.	Trademark License Agreements	24
7.9.	Transition Services Agreements	24
7.10.	Asset Purchase Agreement	24
7.11.	Stock Purchase Agreements	24
7.12.	Indemnification Escrow Agreement	24
7.13.	Other Documents	24
7.14.	Purchase Agreements’ Conditions	25
7.15.	Certain Excluded Non-PCS Assets of Companies	25
7.16.	Phase II Reports	25

ARTICLE VIII TAX MATTERS		25
8.1.	Tax Matters Agreement	25

ARTICLE IX SURVIVAL; OTHER AGREEMENTS		25
9.1.	Survival of Representations, Warranties, Covenants and Agreements	25
9.2.	Mail; Payments; Transfer of Non-PCS Monies and Assets	26
9.3.	Financial Statements	27
9.4.	Closing	27
95.	Phase II Reports	29

ARTICLE X INDEMNIFICATION		27
10.1.	Indemnification by Seller	27
10.2.	Indemnification by Purchaser	31
10.3.	Notice of Claims	30
10.4.	Third Party Claims	30
10.5.	Limitations	32
10.6.	Subrogation	33
10.7.	No Offset	33
10.8.	Exclusivity	34
10.9.	Indemnity for Infringement.	34

ARTICLE XI TERMINATION		35
11.1.	Termination	35
11.2.	Effect of Termination	36

ARTICLE XII NON-COMPETITION; NON-SOLICITATION; CONFIDENTIALITY		37
12.1.	Agreement Not to Compete	37
12.2.	Non-Interference	41
12.3.	Non-Solicitation	41
12.4.	Confidentiality	41
12.5.	Remedies	40

ARTICLE XIII MISCELLANEOUS		40
13.1.	Notices	40
13.2.	Expenses	41
13.3.	Public Announcements	42
13.4.	Waiver	42
13.5.	Amendment	42
13.6.	No Third Party Beneficiary	42
13.7.	No Assignment; Binding Effect	42
13.8.	Headings	42
13.9.	Invalid Provisions	43
13.10.	Governing Law	43
13.11.	Disputes; Jurisdiction; Waiver of Jury Trial	43
13.12.	Counterparts	43
13.13.	Interpretation	43
13.14.	References to U.S. Dollars	45
13.15.	Entire Agreement	45

EXHIBITS

EXHIBIT A	Certain Definitions
EXHIBIT B	Officer’s Certificate of Seller
EXHIBIT C	Secretary’s Certificate of Seller
EXHIBIT D1	Form of Technology License Agreement
EXHIBIT D2	Form of Technology License Back Agreement
EXHIBIT E1	Form of Trademark License Agreement
EXHIBIT E2	Form of IR Trademark License Agreement
EXHIBIT F	Form of Transition Services Agreement
EXHIBIT G	Form of Transition Product Services Agreement
EXHIBIT H1	Form of Transition Buyback Agreement
EXHIBIT H2	IGBT Supply Agreement
EXHIBIT I	Officer’s Certificate of Purchaser
EXHIBIT J	Secretary’s Certificate of Purchaser
EXHIBIT K	Form of Indemnification Escrow Agreement
EXHIBIT L	Form of Tax Matters Agreement
EXHIBIT M	Gen 6 Technology Part Numbers
EXHIBIT A TO PCS BUSINESS

DEFINITION	Products Included in PCS Business Definition

SCHEDULES

Schedule 1.2	Purchase Price
Schedule 1.4	Target Net Working Capital Amount Calculation
Schedule 2.4	No Conflicts
Schedule 2.5	Governmental Approvals and Filings
Schedule 2.6	Legal Proceedings
Schedule 2.7	Sufficiency of Assets
Schedule 2.8	Unaudited Financial Statements
Schedule 2.10	Customer and Suppliers
Schedule 2.13	Intellectual Property
Schedule 3.3	No Conflicts
Schedule 3.4	Governmental Approvals and Filings
Schedule 4.4	Conduct of Business
Schedule 5.2	Change of Name
Schedule 6.6	Third Party Consents (Obligations of Purchaser)
Schedule 6.15	No Material Adverse Change
Schedule 6.16	Audited Financial Statements
Schedule 6.18	Repayment of Indebtedness
Schedule 7.6	Third Party Consents (Obligations of Seller)
Schedule 7.15	Excluded Non-PCS Assets
Schedule 10.1	Retention Agreements

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MASTER PURCHASE AGREEMENT

This MASTER PURCHASE AGREEMENT dated as of November 8, 2006 is made and entered into by and between Vishay Intertechnology, Inc., a Delaware corporation (“Purchaser”), and International Rectifier Corporation, a Delaware corporation (“Seller”).  As used herein, Purchaser and Seller may each be referred to herein as a “Party” and collectively as the “Parties.”  Capitalized terms have the meanings set forth in Exhibit A attached hereto.

WHEREAS, Seller owns, directly or indirectly, all of the capital stock or other equity interests of International Rectifier Canada Limited (“IR Canada”), constituting all issued and outstanding shares of capital stock or other equity interests of IR Canada (such shares being referred to herein as the “Canada Shares”) and has entered into that certain Stock Purchase Agreement dated as of the date hereof (the “Canada Purchase Agreement”) between the Seller and Purchaser (the “Canada Purchaser”) with respect to the sale of the Canada Shares to Canada Purchaser;

WHEREAS, Seller owns, directly or indirectly, all of the capital stock or other equity interests of International Rectifier Electronic Motion Systems Ltd. (“EMS”), constituting all issued and outstanding shares of capital stock or other equity interests of EMS (such shares being referred to herein as the “EMS Shares”) and has entered into that certain Stock Purchase Agreement dated as of the date hereof (the “EMS Purchase Agreement”) between the Seller and Purchaser (the “UK Purchaser”) with respect to the sale of the EMS Shares to the UK Purchaser;

WHEREAS, Seller owns, directly or indirectly, all of the capital stock or other equity interests of IR Germany Holding GmbH (“IR Germany”), constituting all issued and outstanding shares of capital stock or other equity interests of IR Germany (such shares being referred to herein as the “Germany Shares”) and has entered into that certain Stock Purchase Agreement dated as of the date hereof (the “Germany Purchase Agreement”) between Seller and Purchaser (the “Germany Purchaser”) with respect to the sale of the Germany Shares to the Germany Purchaser;

WHEREAS, Seller owns, directly or indirectly, all of the capital stock or other equity interests of International Rectifier (India) Limited (“IR India”), constituting all issued and outstanding shares of capital stock or other equity interests of IR India (such shares being referred to herein as the “India Shares”) and has entered into that certain Stock Purchase Agreement dated as of the date hereof (the “India Purchase Agreement”) between Seller and Purchaser (the “India Purchaser”) with respect to the sale of the India Shares to the India Purchaser;

WHEREAS, Seller owns, directly or indirectly, all of the capital stock or other equity interests of International Rectifier Corporation Italiana S.p.A. (“IRCI”), constituting all issued and outstanding shares of capital stock or other equity interests of IRCI (such shares being referred to herein as the “IRCI Shares”) and has entered into that certain Stock Purchase Agreement dated as of the date hereof (the “IRCI Purchase Agreement”) between Seller and Purchaser (the “Italy Purchaser”) with respect to the sale of the IRCI Shares to Italy Purchaser;

WHEREAS, Seller owns, directly or indirectly, all of the capital stock or other equity interests of Xi’an IR Micro-Electronics Co., Ltd. (“Xian”), constituting all issued and outstanding shares of capital stock or other equity interests of Xian (such shares being referred to herein as the “Xian Shares”) and has entered into that certain Stock Purchase Agreement dated as of the date hereof (the “Xian Purchase Agreement”) among Seller, IR International Holdings China, Inc., a Delaware corporation (“IR China Holdings”, and together with the Seller, each a “Share Seller” and collectively, the “Share Sellers”) and Purchaser (the “China Purchaser”) with respect to the sale of the Xian Shares to China Purchaser;

WHEREAS, “Shares” means, collectively, the Canada Shares, the EMS Shares, the Germany Shares, the India Shares, the IRCI Shares and the Xian Shares;

WHEREAS, the Canada Purchaser, the UK Purchaser, the Germany Purchaser, the India Purchaser, the Italy Purchaser and the China Purchaser, or any assignee of any of the foregoing, are referred to herein individually as a “Stock Purchaser” and collectively as the “Stock Purchasers”.

WHEREAS, the Canada Purchase Agreement, the EMS Purchase Agreement, the Germany Purchase Agreement, the India Purchase Agreement, the IRCI Purchase Agreement, and the Xian Purchase Agreement are referred to herein individually as a “Stock Purchase Agreement” and collectively as the “Stock Purchase Agreements”;

WHEREAS, each of IR Canada, EMS, IR Germany, IR India, IRCI and Xian are referred to herein as a “Company” and collectively as the “Companies”;

WHEREAS, Seller owns, directly or indirectly, all of the capital stock or other equity interests, of International Rectifier Southeast Asia Pte, Ltd. (“IR Singapore” and together with the Seller, each an “Asset Seller” and collectively the “Asset Sellers”);

WHEREAS, Seller desires to sell and to cause IR Singapore to sell to Purchaser, and Purchaser desires to purchase, certain assets of the Asset Sellers and has entered into that certain Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”, and together with the Stock Purchase Agreements, the “Purchase Agreements”) among Seller,  IR Singapore and Purchaser (the “Asset Purchaser”, and together with the Purchaser and the Stock Purchasers, including any assignee thereof, individually a “PCS Purchaser” and collectively, the “PCS Purchasers”);

WHEREAS, Seller desires to sell and to cause the Asset Sellers to sell to Purchaser, and Purchaser desires to purchase, certain assets of the Asset Sellers on the terms and subject to the conditions set forth in the Asset Purchase Agreement and this Agreement;

WHEREAS, Seller desires to sell or cause to be sold to Purchaser, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement and the Stock Purchase Agreements;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
SALE OF SHARES AND ACQUIRED ASSETS AND CLOSING

1.1.          Purchase and Sale.  Seller will sell and cause to be sold to the applicable PCS Purchasers, and Purchaser will purchase and cause to be purchased from Seller and the Selling Subsidiaries, all of the right, title and interest of Seller and the Selling Subsidiaries in and to the Shares and the Acquired Assets at the Closing on the terms and subject to the conditions set forth in the Purchase Agreements and this Agreement.

1.2.          Purchase Price.  As set forth in the Purchase Agreements, and subject to adjustment as set forth in Section 1.4 hereof, the aggregate purchase price for the Shares and the Acquired Assets is Two Hundred and Eighty-Nine Million Seven Hundred Thousand Dollars ($289,700,000) (the “Purchase Price”), payable in immediately available United States funds at the Closing in the manner provided and in such amounts and pursuant to such instructions as are set forth in the Purchase Agreements and allocated among the Shares and the Acquired Assets as set forth in Schedule 1.2.  For the avoidance of doubt, the purchase price set forth in each of the Purchase Agreements shall be inclusive, and not exclusive, of or additive to the Purchase Price referred to above.

1.3.          Escrow.  On the Closing Date, a portion of the Purchase Price otherwise payable to Seller pursuant to Section 1.2 equal to $14,485,000 (the “Indemnification Escrow Amount”) will be paid by Purchaser to an escrow fund established pursuant to the terms of an indemnification escrow agreement in substantially the form attached hereto as Exhibit K (the “Indemnification Escrow Agreement”), among Purchaser, Seller and the escrow agent named therein (the “Escrow Agent”).  The Indemnification Escrow Amount will be held, invested and distributed in accordance with the terms of the Indemnification Escrow Agreement and in accordance with Article 10 hereof.  On or before the date that falls eighteen (18) months after the Closing Date, Purchaser and Seller will provide joint instructions to the Escrow Agent to pay to the Seller any amounts remaining in the escrow fund (and not including any amount previously distributed therefrom in accordance with the terms of the Indemnification Escrow Agreement) minus the aggregate amount of any claims that have been asserted on or prior to such date and that remain outstanding (each, a “Post Survival Claim”).  At such time as any Post Survival Claim is finally resolved, Purchaser and Seller will provide joint instructions to pay to Purchaser the amount to which it is entitled hereunder with respect to such Post Survival Claim and to pay to Seller any remaining portion of the amount retained in the escrow account after such payment is made.

1.4.          Post-Closing Working Capital Adjustment.

(a)           As soon as reasonably practicable following the Closing Date, and in any event within thirty (30) calendar days thereafter, Purchaser shall prepare and deliver to Seller a calculation of Net Working Capital, together with reasonably detailed supporting information (the “Closing Statement”).  For purposes of this Section 1.4, “Net Working Capital” means the aggregate total current assets of the Companies (not including cash or cash equivalents) plus inventory purchased from the Asset Sellers less Indebtedness of the Companies less total current liabilities of the Companies less those liabilities set forth in Schedule 1.4(a), in each case as determined as of the close of business on the Closing Date and determined in a manner consistent with the calculation of the Target Net Working Capital Amount.

(b)           Following the Closing, Purchaser will provide Seller and its accountants with access to the records and employees of Purchaser and its Affiliates and will use its reasonable commercial efforts to provide Seller and its accountants access to Purchaser’s accountants and the work papers of Purchaser’s accountants, to the extent reasonably related to Seller’s evaluation of the Closing Statement, the calculation of the Net Working Capital or the resolution of any dispute with respect thereto.  Within thirty (30) days after Seller’s receipt of the Closing Statement, Seller shall notify Purchaser in writing as to whether Seller disagrees with the Closing Statement, which notice shall set forth in reasonable detail the particulars of such disagreement; provided, however, that the basis of any such dispute shall be limited to the failure of the calculation of Net Working Capital to have been determined in accordance with the definition of “Net Working Capital” set forth in Section 1.4(a) above.  In the event that Seller does not provide a notice of disagreement within such 30-day period, then Seller shall be deemed to have accepted the calculations and the amounts set forth in the Closing Statement delivered by Purchaser, which shall be final, binding and conclusive for all purposes hereunder.  If any notice of disagreement is timely provided in accordance with this Section 1.4(b), Purchaser and Seller shall each use commercially reasonable efforts for a period of twenty (20) days thereafter (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculations in the Closing Statement.  If, at the end of such period, Purchaser and Seller are unable to resolve any disagreements as to items in the Closing Statement, then the Parties shall engage Deloitte & Touche LLP (the “Auditor”) to resolve any remaining disagreements.  The Auditor shall be charged with determining as promptly as practicable, but in any event within thirty (30) days after the date on which such dispute is referred to the Auditor, whether the Net Working Capital as set forth in the Closing Statement was prepared in accordance with this Agreement and (only with respect to the disagreements as to the items set forth in the notice of disagreement and submitted to the Auditor) whether and to what extent (if any) Net Working Capital requires adjustment.  The fees and expenses of the Auditor shall be shared by Purchaser and Seller in inverse proportion to the relative amounts of the disputed amounts determined in favor of Purchaser and Seller, respectively.  The determination of the Auditor shall be final, binding and conclusive for all purposes hereunder.  The date on which the Net Working Capital is finally determined in accordance with this Section 1.4(b) is hereinafter referred to as to the “Determination Date”, and such amount so finally determined (the “Final Net Working Capital Amount”) shall be used to determine the Purchase Price.

(c)           Promptly following the Determination Date (and in any event within five (5) Business Days of the Determination Date), if the Final Net Working Capital Amount is less than the Target Net Working Capital Amount, Seller shall pay to Purchaser an amount equal to the excess of the Target Net Working Capital Amount over the Final Net Working Capital Amount provided, however, that no amount shall be paid by Seller unless the difference between the Target Net Working Capital Amount and the Final Net Working Capital Amount is greater than $1,000,000 and then only to the extent of such difference in excess of $1,000,000.  Any payment or disbursement, as applicable, made pursuant to this Section 1.4(c) shall be made by wire transfer of immediately available funds in the amount specified.

(d)           Notwithstanding anything to the contrary set forth in this Agreement, in addition to the payment of the Purchase Price referred to in Section 1.2 and the adjustments to the Purchase Price referred to in Section 1.4(c) above, the Purchaser hereby agrees that on or immediately after the Closing, the Purchaser shall pay to Sellers the amount of any cash of the Companies as of the Closing Date by means of a wire transfer of immediately available U.S. funds to one or more accounts designated by Seller to Purchaser.

1.5.          Closing.  The Closing will take place at the offices of International Rectifier Corporation, 233 Kansas Street, El Segundo, California 90245, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date.  At the Closing, the Purchaser will deliver the Indemnification Escrow Amount into an account designated by the Escrow Agent in accordance with the terms of the Indemnification Escrow Agreement, and there also shall be delivered to Seller and Purchaser the certificates and other Contracts, documents and instruments to be delivered under Articles VI and VII.

1.6.          Further Assurances; Post-Closing Cooperation.

(a)           Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties shall, and shall cause each of the Selling Subsidiaries and the PCS Purchasers (as applicable) to, execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement and the Transaction Agreements to which it is a party.  Following the Closing, each Party will afford the other Party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Companies and the PCS Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, at the requesting Party’s expense, to the extent that such access may be reasonably required by the requesting Party in connection with (i) the preparation of financial reports or Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement or any of the Transaction Agreements, (iii) compliance with the requirements of any Governmental Authority, or (v) in connection with any actual or threatened Action or Proceeding, but in each case only to the extent that such access does not unreasonably interfere with the business and operations of the Party providing such access.  The requesting Party shall provide a written request to access such information (which written request shall include the reason for such party’s request to access such information) within a reasonable time prior to the requested date of access.  Further, each Party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such Party shall first offer in writing to surrender such books, records and other data to the other Party and such other Party does not agree in writing to take possession thereof during the ten (10) day period after such offer is made.  Any information obtained by a

Party in accordance with this subsection shall be held confidential by such Party in accordance with Section 12.4.

(b)           If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a Party be furnished with additional information, documents or records relating to the Companies, the Acquired Assets and the PCS Business not referred to in subsection (a) above, and such information, documents or records are in the possession or control of the other Party, such other Party agrees to use its commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the requesting Party’s request, cost and expense.  Any information obtained by a Party in accordance with this subsection shall be held confidential by such Party in accordance with Section 12.4.

(c)           Nothing in this Section 1.6 or any other provision of this Agreement, any Purchase Agreement or any Transaction Agreement shall require disclosure of (i) any Tax Return of Seller or any Affiliate of Seller other than the Companies (although disclosure of information on such Tax Returns may be required) or (ii) any attorney-client communication, any attorney work product, or any otherwise privileged document or information.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser on the date hereof and the Closing Date as follows:

2.1.          Corporate Existence.  Seller is a corporation validly existing and in good standing under the Laws of the State of Delaware, and each of the Selling Subsidiaries is a corporation validly existing and in good standing (to the extent such concept is applicable) under the laws of its respective jurisdiction of incorporation or formation.  Each of the Seller and the Selling Subsidiaries has full corporate power and authority to execute and deliver this Agreement, the Purchase Agreements, and the Transaction Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

2.2.          Authority.  The execution and delivery by the Seller and each of the Selling Subsidiaries of this Agreement, the Purchase Agreements and the Transaction Agreements to which it is a party, and the performance by each of them of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Seller and the Selling Subsidiaries, respectively, no other corporate action on the part of Seller, the Selling Subsidiaries or any of their stockholders being necessary.  This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by each of Seller and the Selling Subsidiaries of the Purchase Agreements and the Transaction Agreements to which it is a party, such Purchase Agreements and Transaction

Agreements will constitute, the legal, valid and binding obligations of Seller or such Selling Subsidiary enforceable against it in accordance with their terms.

2.3.          Corporate Existence of the Companies.  Each Company is a corporation validly existing and in good standing under the Laws of the jurisdiction of its formation, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties.  Each Company is duly qualified, licensed or admitted to do business and is in good standing (to the extent such concept is applicable) in those jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which such failures by a Company to be qualified, licensed or admitted and in good standing would not have a Material Adverse Effect.  Seller has prior to the execution of this Agreement made available to Purchaser true and complete copies of the articles of incorporation and by-laws or other comparable corporate charter documents of each Company as in effect on the date hereof.  No Company is in violation of its articles of incorporation and by-laws or other comparable charter documents, except for violations of the documents which would not have a Material Adverse Effect.

2.4.          No Conflicts.  The execution and delivery by Seller of this Agreement does not, and the execution and delivery by Seller and each of the Selling Subsidiaries of the Purchase Agreements and Transaction Agreements to which it is a party, the performance by Seller and the Selling Subsidiaries of its respective obligations under this Agreement and such Purchase Agreements and Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not:

(a)           Conflict with or violate any provision of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of Seller, the Selling Subsidiaries or any Company;

(b)           Subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 2.5 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller, the Selling Subsidiaries or any Company or any of their respective Assets and Properties (other than such conflicts, violations or breaches (i) which would not, individually or in the aggregate, reasonably be expected to adversely affect the validity or enforceability of this Agreement or any of such Purchase Agreements or Transaction Agreements or have a Material Adverse Effect or (ii) as would occur solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates); or

(c)           Except as disclosed in Schedule 2.4 hereto or as would not have a Material Adverse Effect or adversely affect the ability of Seller to consummate the transactions contemplated hereby or by any Purchase Agreement or the Transaction Agreements or to perform its obligations hereunder or thereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller, any Selling Subsidiary or a Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination or cancellation in or with respect to, or (v) result in the creation or imposition of any Lien upon Seller, any Selling Subsidiary or any Company or any of their respective Assets and Properties under any Contract or License to which Seller, a Selling Subsidiary or any Company is a party or by which any of their respective Assets and Properties is bound.

2.5.          Governmental Approvals and Filings.  Except as disclosed in Schedule 2.5, no consent, approval or action of, filing with or notice to any Governmental Authority on the part of Seller, any Selling Subsidiary or any Company is required in connection with the execution, delivery and performance of this Agreement, the Purchase Agreements or Transaction Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, except (i) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement or any of the Purchase Agreements and Transaction Agreements or to perform its obligations hereunder or thereunder, or to have a Material Adverse Effect, and (ii) those as would be required solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates.

2.6.          Legal Proceedings.  Except as disclosed in Schedule 2.6:

(a)           There are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller, any Selling Subsidiary or any Company except as would not reasonably be expected, individually or in the aggregate, to (i) result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Purchase Agreements or the Transaction Agreements, or (ii)  have a Material Adverse Effect; and

(b)           There are no Orders outstanding against Seller, any Selling Subsidiary or any Company which would have a Material Adverse Effect.

2.7.          Sufficiency of Assets.  The assets owned by the Companies, the Acquired Assets and other rights to be acquired by Purchaser, directly and indirectly, as a result of the consummation of the transactions contemplated by this Agreement, the Purchase Agreements and the Transaction Agreements in the aggregate are sufficient and adequate in all material respects to carry on the PCS Business as presently conducted by Seller and the Companies, except as set forth in Schedule 2.7 and except for (a) those intellectual property rights of Seller to be licensed to Purchaser pursuant to the Technology License Agreements and the Trademark License Agreements and those intellectual property rights of third parties licensed to Seller or its Affiliates or non-assertion rights of Seller or its Affiliates pursuant to agreements that are not transferred or assigned to Purchaser; (b) customer and supplier relationships not included in the Acquired Assets; and (c) those assets and rights of Seller used in connection with the provision of (i) administrative and support services not otherwise included in the Acquired Assets, including without limitation services provided under distribution agreements and by sale representatives and sub-contractors to the PCS Business, (ii) those services which will be offered pursuant, or provided, to Purchaser under the Transition Services Agreements, (iii) any

Designated Employee (as defined in the Asset Purchase Agreement) which is not offered employment by Purchaser or its Affiliates as of the Closing Date or who otherwise declines any offer of employment and (iv) any transactions with, or services provided by, any Affiliates of the Seller to the Companies or the Seller in connection with the PCS Business that will be terminated on or prior to the Closing.  [***]

2.8.          Financial Statements and Condition.

(a)           Prior to the execution of this Agreement, Seller has made available to Purchaser true and complete copies of the unaudited special-purpose statement of assets and liabilities of the PCS Business and the related unaudited special-purpose statement of revenues less direct and certain allocated expenses before income taxes for the fiscal years ended June 30, 2005 and 2006, including the notes thereto for the fiscal year ended June 30, 2005 (the “Unaudited Financial Statements”).  Except as set forth in the notes thereto and as disclosed in Schedule 2.8, the Unaudited Financial Statements fairly present in all material respects the net assets of the PCS Business (other than the SIP Modules, Gen 5.5 Technology and Gen 6 Technology) and its revenue less direct and certain allocated expenses before taxes for the years ended June 30, 2005 and 2006, on the basis of accounting described in Note 1 (for the fiscal year ended June 30, 2005 attached thereto).  Subject to Note 1 (for the fiscal year ended June 30, 2005), the Unaudited Financial Statements have been derived from the historical accounting records of the Seller and its Subsidiaries and reflect significant allocations and management’s estimates of the costs of goods and services provided to the PCS Business by the Seller and its Affiliates.  The Unaudited Financial Statements (i) are not intended to be a presentation in conformity with GAAP and (ii) do not necessarily represent the net assets and revenues less direct and certain allocated expenses before taxes of the PCS Business (not including the SIP Modules, Gen 5.5 Technology and Gen 6 Technology) had it been operated as a separate legal entity.

(b)           No material revenues from any products identified in Section 12.1 as being excluded from the agreement of Seller not to compete are reflected in the results of operation of the PCS Business included in the Unaudited Financial Statements or to be included in the Audited Financial Statements.

(c)           Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date and as disclosed in Schedule 2.8, since June 30, 2006 until the date hereof, the PCS Business has been operated in all material respects in the ordinary course.

2.9.          Absence of Certain Business Practices.  To the Knowledge of Seller, none of the Seller, any Company or any Selling Subsidiary, nor any other person acting with authority on behalf of any of them, has, in connection with the PCS Business, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, or made any direct or indirect unlawful payment in material violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

[***]                   Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.10.        Customers and Supplier Relationships.  Schedule 2.10 sets forth (a) the ten largest customers of the PCS Business and (b) the five largest suppliers for lead frame and mold compounds of the PCS Business, in each case on the basis of cost of goods or services purchased for the fiscal year ended June 30, 2006 (collectively, the “Customers and Suppliers”).  To the Knowledge of Seller, there is no plan or intention on the part of any of the Customers or Suppliers (i) to terminate or materially reduce purchases from the PCS Business, (ii) to terminate or reduce the supply of lead frame or mold compounds to the PCS Business or (iii) to materially and adversely change the terms of the sales or supply agreements or similar arrangements with the Seller or any Company in connection with the PCS Business (other than price increases for supply agreements in the normal course of business).

2.11.        Brokers.  Except for Goldman, Sachs & Co., whose fees, commissions and expenses are the sole responsibility of Seller, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser or any Company after Closing for a finder’s fee, brokerage commission or similar payment.

2.12.        No Undisclosed Liabilities.  To the Knowledge of Seller, the PCS Business does not have any Liabilities of a nature required by GAAP to be reflected on or disclosed in the footnotes to a balance sheet, except for (i) Liabilities disclosed, reflected or reserved against in the Unaudited Financial Statements, (ii) Liabilities incurred since the date of the most recent Unaudited Financial Statements in the ordinary course of business, (iii) the matters disclosed in or arising out of matters set forth on the Schedules to this Agreement or which are the subject of other representations and warranties set forth herein, (iv) Liabilities and obligations incurred in connection with this Agreement and the transactions contemplated hereby, and (v) Liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect.  Notwithstanding the foregoing, no representation or warranty is made pursuant to this Section 2.12 with respect to any matter that is specifically addressed by another representation or warranty contained in this Article II.

2.13.        Intellectual Property.  Except as set forth in Schedule 2.13,

(a)           To the Knowledge of Seller, all of the intellectual property rights owned by Seller, directly or indirectly, that are used in the PCS Business as presently conducted by Seller and the Companies (other than trademarks, service marks, logos or other product identifiers used in the PCS Business) are to be acquired by or licensed to Purchaser, directly and indirectly, as a result of the consummation of the transactions contemplated by the Purchase Agreements, the Technology License Agreements and the Trademark License Agreements.

(b)           The license granted to Purchaser pursuant to the Technology License Agreements includes a license for all intellectual property owned by Seller which Seller intended to use in the PCS Business pursuant to research and development activity that is currently in process and for which the PCS Business has already expended development efforts and costs.

2.14.        Inventory.  The inventory of the PCS Business (other than the SIP Modules, Gen 5.5 Technology and Gen 6 Technology) as of June 30, 2006 and all additions thereafter acquired and on hand as of the date hereof (not having been disposed of since June 30, 2006 in the ordinary course of business) (collectively, the “Inventory”) is in all material respects of a quantity and quality usable or saleable in the ordinary course of the business, subject to the applicable reserves set forth in the Unaudited Financial Statements.  All additions to the Inventory acquired since June 30, 2006 were acquired in the ordinary course of business.  Obsolete, discontinued, returned, damaged, overage or off quality items do not constitute a material part of the Inventory and are carried on the Unaudited Financial Statements for the period ending June 30, 2006 in accordance with Note 1 and Note 2 to the Unaudited Financial Statements for the fiscal year ended June 30, 2005.  Finished goods in Inventory conform to published specifications, are free from material defects and are marketable and saleable in the ordinary course of business.  All Inventory not written off or reserved against has been recorded on the books of the PCS Business at the lower of cost or market value determined in accordance with Note 1 and Note 2 to the Unaudited Financial Statements for the fiscal year ended June 30, 2005.

2.15.        Accounts and Notes Receivable and Payable.  All accounts and notes receivable of the PCS Business (other than the SIP Modules, Gen 5.5 Technology and Gen 6 Technology) as of June 30, 2006 have arisen in the ordinary course of business, represent valid obligations to the PCS Business and are not subject to claims or set-off or other defenses or counterclaims.  All accounts and notes payable by the PCS Business as of June 30, 2006 arose in bona fide transactions in the ordinary course of business.  All items which are reflected as receivables and payables on the books and records of the PCS Business in accordance with Note 1 and Note 2 to the Unaudited Financial Statements for the fiscal year ended June 30, 2005 are so reflected on such books and records.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller on the date hereof and on the Closing Date as follows:

3.1.          Corporate Existence.  Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and each of the other PCS Purchasers is a corporation validly existing and in good standing (to the extent such concept is applicable) under the laws of its respective jurisdiction of incorporation or formation.  Each of the PCS Purchasers has full corporate power and authority to execute and deliver this Agreement and the Purchase Agreements and Transaction Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

3.2.          Authority.  The execution and delivery by each of the PCS Purchasers of this Agreement and the Purchase Agreements and Transaction Agreements to which it is a party, and the performance by each such PCS Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors or similar governing body of such PCS Purchaser, no other corporate action on the part of such PCS Purchaser or its stockholders being necessary.  This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by the Purchaser and each other PCS Purchaser of the Purchase Agreements and Transaction Agreements to which it is a party, such Purchase Agreements and Transaction Agreements will constitute, the legal, valid and binding obligations of such PCS Purchaser enforceable against such PCS Purchaser in accordance with their terms.

3.3.          No Conflicts.  The execution and delivery by Purchaser of this Agreement does not, and the execution and delivery by each PCS Purchaser of the Purchase Agreements and Transaction Agreements to which it is a party, the performance by such PCS Purchaser of its obligations under this Agreement and such Purchase Agreements and Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, will not:

(a)           Conflict with or violate any of the provisions of the articles of incorporation or by-laws (or other comparable corporate charter document) of such PCS Purchaser;

(b)           Subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.4 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such PCS Purchaser or any of its Assets and Properties (other than such conflicts, violations or breaches which would not, individually or in the aggregate, reasonably be expected to adversely affect the validity or enforceability of this Agreement or any of such Purchase Agreements or Transaction Agreements); or

(c)           Except as disclosed in Schedule 3.3 hereto or as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of such PCS Purchaser to consummate the transactions contemplated hereby or by any Purchase Agreement or Transaction Agreement or to perform its obligations hereunder or thereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such PCS Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon such PCS Purchaser or any of its Assets or Properties under, any Contract or License to which such PCS Purchaser is a party or by which any of its Assets and Properties is bound.

3.4.          Governmental Approvals and Filings.  Except as disclosed in Schedule 3.4 hereto, no consent, approval or action of, filing with or notice to any Governmental Authority on the part of any PCS Purchaser is required in connection with the execution, delivery and performance of this Agreement, the Purchase Agreements and Transaction Agreements to which it is a party or its consummation of the transactions contemplated hereby or thereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or any of the Purchase Agreements and Transaction Agreements or to perform its obligations hereunder or thereunder.

3.5.          Legal Proceedings.  There are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting any PCS Purchaser or any of its Assets and Properties, except as would not reasonably be expected, individually or in the aggregate, to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Purchase Agreements or Transaction Agreements.

3.6.          Purchase for Investment.  The Shares will be acquired by each Stock Purchaser for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of such Stock Purchaser.  Each Stock Purchaser will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to violate any registration requirements of the Securities Act of 1933, as amended, or state securities or blue sky laws that are applicable to its transfer or other disposition of any of the Shares.

3.7.          Brokers.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller or any Company for a finder’s fee, brokerage commission or similar payment.

3.8.          Financing.  Purchaser has sufficient cash and/or available credit facilities (and has made available to Seller evidence thereof) to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement and the Purchase Agreements and Transaction Agreements.

3.9.          Solvency.  On the Closing Date after giving effect to all Indebtedness being incurred on such date in connection herewith, no PCS Purchaser will (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

3.10.        Independent Analysis.

(a)           Purchaser acknowledges that it, and each of the other PCS Purchasers, has conducted an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Companies and the PCS Business and, in making its determination to proceed with the transactions contemplated by this Agreement, Purchaser and each of the other PCS Purchasers has relied solely on the results of such investigation and the representations, warranties, covenants and agreements of Seller and the Selling Subsidiaries set forth herein and in the Purchase Agreements and the Transaction Agreements.

(b)           Purchaser acknowledges, on its behalf and on behalf of each of the other PCS Purchasers, that such representations and warranties by Seller and the Selling Subsidiaries constitute the sole and exclusive representations and warranties of Seller and the Selling Subsidiaries to Purchaser in connection with the transactions contemplated hereby, and Purchaser acknowledges and agrees that Seller and the Selling Subsidiaries are not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, the Purchase Agreements and the Transaction Agreements.  Purchaser further acknowledges that none of Seller nor any Selling Subsidiary nor any of their officers, employees, counsel, accountants, financial advisors, consultants and other representatives (together “Representatives”) nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries, presentations or schedules heretofore made available by Seller, any Selling Subsidiary or any of their Representatives to Purchaser or any Affiliate of Purchaser or any other information which is not included (by schedule or otherwise) in this Agreement, the Purchase Agreements and the Transaction Agreements (including without limitation in the information memorandum, the data room, a management presentation or a site visit), and, in the absence of fraud or intentional misstatement, neither Seller nor any Selling Subsidiary nor any of their Representatives nor any other Person will have or be subject to any Liability to Purchaser, any Affiliate of Purchaser or any other Person resulting from the distribution of any information which is not included (by schedule or otherwise) in this Agreement, the Purchase Agreements and the Transaction Agreements (including without limitation in the information memorandum, the data room, a management presentation or a site visit) to, or use of any such information by, Purchaser, any Affiliate of Purchaser or any of their Representatives.

(c)           Purchaser further acknowledges and agrees that any cost estimates, forecasts, projections or other predictions or forward-looking information that may have been provided to Purchaser or any of its Representatives were prepared for internal planning purposes only and are not representations or warranties of Seller or any Selling Subsidiary, and no assurances can be given that any estimated, forecasted, projected or predicted results will be achieved.

ARTICLE IV
COVENANTS OF SELLER

Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing, Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

4.1.          Regulatory and Other Approvals.  Seller will, and will cause Selling Subsidiaries and each Company to, as promptly as practicable:

(a)           take all commercially reasonable steps necessary or desirable to obtain all consents or approvals of, make all filings with and give all notices to Governmental Authorities or any other Person required of Seller, any Selling Subsidiary or any Company to consummate the transactions contemplated hereby and by the Purchase Agreements and the Transaction Agreements;

(b)           provide such information to such Governmental Authorities or other Persons as such Governmental Authorities or other Persons may reasonably request in connection therewith;

(c)           consult with Purchaser with respect to, provide any necessary information with respect to, and provide Purchaser with copies of, all filings made by Seller with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby or any other information supplied by Seller to a Governmental Authority to the extent such information relates to the Companies, the Acquired Assets or the PCS Business;

(d)           provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to above is obtained, taken, made or given, as applicable; and

(e)           provide reasonable cooperation to Purchaser in connection with the performance of its obligations under Section 5.1.

4.2.          Investigation by Purchaser.  Seller will, and Seller will cause the Selling Subsidiaries and each Company to, (a) provide Purchaser and its Representatives with reasonable access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Seller and the Selling Subsidiaries relating directly to the Acquired Assets, each Company and its respective Assets and Properties and Books and Records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Seller, the Selling Subsidiary or such Company, as applicable, and (b) furnish Purchaser and such Representatives with all such information and data concerning the business and operations of the Seller and the Selling Subsidiaries relating directly to the Acquired Assets and each Company as Purchaser or any of such Representatives reasonably may request in connection with such investigation, except to the extent that Seller has been advised by legal counsel that furnishing any such information or data would violate any Law, Order, Contract or License applicable to Seller, any Selling Subsidiary or any Company and so advises Purchaser to that effect.

4.3.          No Solicitations.

(a)           Seller will not take, nor will it permit any Selling Subsidiary or any Company, or any Affiliate (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller, any Selling Subsidiary or any Company, or any Affiliate) to take, directly or indirectly, any action to solicit, encourage, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to any Company or permitting access to the Assets and Properties and Books and Records of any Company) any offer or inquiry from any Person concerning an Acquisition Proposal.

(b)           Upon execution of this Agreement, Seller shall immediately, and shall cause each Selling Subsidiary to immediately, cease any existing activities, discussions or negotiation with any parties conducted heretofore with respect to any Acquisition Proposal.  Prior to Closing, Seller shall request (or if Seller has the contractual right to do so, demand) the return of all documents, analyses, financial statements, projections, descriptions and other data previously furnished to others in connection with Seller’s or any Selling Subsidiary’s efforts in connection with any Acquisition Proposal; provided, however, that, notwithstanding the foregoing and for the avoidance of doubt, Seller shall not be obligated to request the return of copies of any offering memoranda or related teasers provided to prospective acquirers of the PCS Business prior to the date hereof.  Seller shall promptly notify Purchaser of the existence of any Acquisition Proposal received by Seller or any Selling Subsidiary.

4.4.          Conduct of Business.  Seller shall conduct the PCS Business, and Seller shall cause each Company to, conduct its business only in the ordinary course, except as is reasonably necessary to consummate the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, to the extent related to the PCS Business, and except as set forth in Schedule 4.4, Seller shall, and shall cause each Company to:

(a)           preserve intact the present business organization and reputation of Seller or such Company, as applicable, in all material respects;

(b)           keep available (subject to dismissals and retirements in the ordinary course of business) the services of the key officers and employees of Seller or such Company, as applicable;

(c)           maintain the Assets and Properties of such Company and the Assets of the Asset Sellers that are included in the Acquired Assets, as applicable, in good working order and condition, ordinary wear and tear excepted;

(d)           maintain the good will of key customers, suppliers and lenders and other Persons with whom such Company has significant business relationships;

(e)           refrain from amending the articles of incorporation or by-laws (or other comparable corporate charter documents) of the Companies in any material respect or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of the Company;

(f)            refrain from authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to any Company;

(g)           except as set forth in Schedule 7.15, refrain from acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties of any of the Companies and the Acquired Assets other than (i) in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of assets not in excess of $250,000 in the aggregate;

(h)           refrain from entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Contract required to be disclosed in the Purchase Agreements, any License material to the PCS Business or any Contract with a customer, vendor or distributor of the PCS Business, in each case involving payments by or to the Seller or any Company of more than $250,000 annually;

(i)            refrain from (i) voluntarily incurring Indebtedness with respect to any Company, or (ii) purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Indebtedness of any Company, whether or not in the ordinary course of business, in each case in an aggregate amount exceeding $250,000 (in either case other than Indebtedness of the Company owing to the Company);

(j)            refrain from engaging with any Person in any merger or other business combination involving any Company or the Acquired Assets;

(k)           refrain from making capital expenditures or commitments with respect to a Company for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $250,000 per Company;

(l)            except to the extent required by applicable Law, with respect to any Company, refrain from making any material change in (A) any pricing methodology, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy, or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or Tax purposes;

(m)          except to the extent required by applicable Law, with respect to any Company or any employee of the PCS Business (to the extent related to the Acquired Assets or the Assumed Liabilities), refrain from (i) materially increasing the compensation or severance payable or to become payable to the Company’s directors, officers, employees or consultants, except for increases in salary or wages of employees of the Company (who are not directors or executive officers of the Company) in the ordinary course of business in a manner consistent with past practices, or (ii) granting any severance or termination pay to (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations), or enter into or amend any employment or severance agreement, with any current or prospective employee of the Company (except, with respect to employees who are not directors or executive officers of the Company, in accordance with current employment or severance policies or agreements);

(n)           refrain from making any Tax elections or settling or compromising any material Tax liability with respect to any Company;

(o)           refrain from making any payment of or declaring any dividend or distribution by the Company (other than cash or cash equivalents);

(p)           timely pay any and all maintenance fees in respect of patents; or

(q)           refrain from entering into any Contract to do or engage in any of the matters described in clauses (e) through (o) of this Section 4.4.

4.5.          Notification of Certain Events.

(a)           From time to time prior to Closing, Seller shall, and shall cause each of the Selling Subsidiaries to, promptly supplement or amend the Schedules hereto and to the Purchase Agreements with respect to any matter arising after the date hereof that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described on any Schedule.  Except as set forth in Section 10.1(b) or Section 13.13(d), no supplement or amendment of the Schedules made after the execution hereof by Seller pursuant to this Section or otherwise shall be deemed to cure any breach of any representation of or warranty made pursuant to this Agreement.

(b)           Seller shall give notice to Purchaser promptly after becoming aware of the occurrence or non-occurrence of any event or circumstance which would cause any condition to Closing not to be satisfied.  In such event, the Seller will use its reasonable efforts to prevent or promptly remedy any matter which is or would be the subject of any notice.  The delivery of any notice pursuant to this Section 4.5(b) shall not limit or otherwise affect the remedies available hereunder.

(c)           Seller shall give timely notice to Purchaser of (i) the termination or resignation of any employees of the PCS Business and (ii) material changes in the price of any products of the PCS Business.

4.6.          Fulfillment of Conditions.   Seller shall, and shall cause each of the Selling Subsidiaries to, execute and deliver at the Closing each Transaction Agreement that Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit any Selling Subsidiary or any Company to, take or fail to take any action that could reasonably be expected to result in the non-fulfillment of any such condition.

ARTICLE V
COVENANTS OF PURCHASER

Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing and, in the case of Section 5.2, thereafter, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

5.1.          Regulatory and Other Approvals.  Purchaser will, and will cause each other PCS Purchaser, as promptly as practicable to:

(a)           take all commercially reasonable steps necessary or desirable to obtain all consents or approvals of, make all filings with and give all notices to Governmental Authorities or any other Person required of Purchaser or any other PCS Purchaser to consummate the transactions contemplated hereby and by the Purchase Agreements and the Transaction Agreements;

(b)           provide such information to such Governmental Authorities or other Persons as such Governmental Authorities or other Persons may reasonably request in connection therewith;

(c)           consult with Seller with respect to, provide any necessary information with respect to, and provide Seller with copies of, all filings made by Purchaser or any other PCS Purchaser with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby;

(d)           provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to above is obtained, taken, made or given, as applicable; and

(e)           provide reasonable cooperation to Seller in connection with the performance of its obligations under Sections 4.1 and 4.2.

5.2.          Change of Name.

(a)           From and after the Closing and other than as permitted pursuant to the terms of the Purchase Agreements or the Transaction Agreements, no PCS Purchaser, any Company nor any of their Affiliates will use the names of Seller or its Affiliates or any confusingly similar names, or the trademarks of Seller or its Affiliates listed in Schedule 5.2, without the prior written consent of Seller or such Affiliate, and in furtherance thereof Purchaser will, effective the Closing Date or as soon thereafter as reasonably practicable, (i) cause an amendment to each Company’s Articles of Incorporation to become effective changing the name of such Company to delete the name “International Rectifier” and (ii) remove or otherwise dispose of any signs containing the name “International Rectifier” from the Assets and/or Properties of the Companies.

(b)           Each Party acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Section 5.2 and that such actual or threatened breach by it may result in immediate, irreparable and continuing injury to the other Party and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, the Parties agree that the non-breaching Party, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

5.3.          Indemnification of Directors, Officers and Employees.  Until the seventh (7th) anniversary of the Closing Date, Purchaser will not, nor will it permit any of its Affiliates to, take any action to amend any provision of the articles of incorporation or by-laws (or other comparable corporate charter documents) of any Company that provides for indemnification of directors, officers or employees (including an amendment effected through a merger, consolidation, sale of all or substantially all of the assets, liquidation or dissolution of any such corporation), if the effect of such amendment would be to adversely affect the rights provided thereby to any Person who shall have served as a director, officer or employee of such Company prior to the Closing Date in respect of actions taken in such capacity on or prior to the Closing Date, unless such Person would immediately thereafter be entitled to indemnification by Purchaser or an Affiliate thereof comparable to that provided by the affected provision prior to any such amendment (including without limitation pursuant to a contractual obligation on the part of Purchaser or its Affiliate that is substantively equivalent in all respect to such provision providing for such indemnification) provided, however, that Seller and its Affiliates will not pursue any Action or claims against any such director, officer or employee after the Closing Date relating to the conduct of any such director, officer or employee prior to the Closing Date.

5.4.          Notification of Certain Events.

(a)           From time to time prior to Closing, Purchaser shall, and shall cause each of the other PCS Purchasers to, promptly supplement or amend the Schedules hereto with respect to any matter arising after the date hereof that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described on any Schedule.  Except as set forth in Section 10.1(b)or Section 13.13(d), no supplement or amendment of the Schedules made after the execution hereof by Purchaser pursuant to this Section or otherwise shall be deemed to cure any breach of any representation of or warranty made pursuant to this Agreement.

(b)           Purchaser shall, and shall cause each of the other PCS Purchasers to, give notice to Seller promptly after becoming aware of the occurrence or non-occurrence of any event or circumstance which would cause any condition to Closing not to be satisfied.  In such event, the Purchaser will and will cause each other PCS Purchaser to, use its reasonable efforts to prevent or promptly remedy any matter which is or would be the subject of any notice.  The delivery of any notice pursuant to this Section 5.4(b) shall not limit or otherwise affect the remedies available hereunder.

5.5.          Fulfillment of Conditions.  Purchaser will, and will cause each of the other PCS Purchasers to (i) execute and deliver at the Closing each Transaction Agreement that such PCS Purchaser is hereby required to execute and deliver as a condition to the Closing, (ii) take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and (iii) not take or fail to take any action that could reasonably be expected to result in the non-fulfillment of any such condition.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF PURCHASER

Notwithstanding anything to the contrary set forth in any of the Purchase Agreements or the Transaction Agreements, the obligations of Purchaser and the other PCS  Purchasers hereunder and thereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

6.1.          Representations and Warranties.  The representations and warranties made by Seller and the Selling Subsidiaries in this Agreement and the Purchase Agreements shall be true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein), as of the date of this Agreement and on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

6.2.          Performance.  Seller and the Selling Subsidiaries shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement and the Purchase Agreements to be so performed or complied with by Seller or such Selling Subsidiary at or before the Closing.

6.3.          Officers’ Certificates.  Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of Seller by an authorized officer of Seller, substantially in the form of Exhibit B hereto, and a certificate, dated the Closing Date and executed by the Secretary or an Assistant Secretary of Seller, substantially in the form of Exhibit C hereto.

6.4.          Orders and Laws; Actions or Proceedings.

(a)           There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Purchase Agreements or Transaction Agreements.

(b)           No Action or Proceeding instituted by any Governmental Authority shall be pending or threatened in writing which (i) involves a challenge to or seeks to prohibit, delay or restrict consummation of any of the transactions contemplated herein or pursuant to the Purchase Agreements or Transaction Agreements or (ii) seeks to nullify or render ineffective this Agreement or any of the transactions contemplated herein or pursuant to the Purchase Agreement or Transaction Agreements.

6.5.          Regulatory Consents and Approvals.  All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit Purchaser, each other PCS Purchaser, Seller and each Selling Subsidiary to perform their obligations under this Agreement, the Purchase Agreements and the Transaction Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement, the Purchase Agreements and the Transaction Agreements shall have occurred.

6.6.          Third Party Consents.  The consents (or in lieu thereof waivers) listed in Schedule 6.6 shall have been obtained and shall be in full force and effect.

6.7.          Technology License Agreements.  Seller shall have executed and delivered a Technology License Agreement, substantially in the form of Exhibit D1 hereto and a Technology License Back Agreement, substantially in the form of Exhibit D2 hereto (the “Technology License Agreements”).

6.8.          Trademark License Agreements.  Seller shall have executed and delivered a Trademark License Agreement and an IR Trademark License Agreement, substantially in the form of Exhibit E1 and Exhibit E2 attached hereto (the “Trademark License Agreements”).

6.9.          Transition Services Agreements.  Seller shall have executed and delivered a Transition Services Agreement, a Transition Product Services Agreement, a Transition Buyback Agreement and an IGBT Supply Agreement, substantially in the form of Exhibit F, Exhibit G, Exhibit H1 and Exhibit H2 hereto (collectively, the “Transition Services Agreements”).

6.10.        Asset Purchase Agreement.  Each Asset Seller shall have executed and delivered the Asset Purchase Agreement.

6.11.        Stock Purchase Agreements.  Seller and each Share Seller shall have executed and delivered the Stock Purchase Agreements.

6.12.        Indemnification Escrow Agreement.  Seller shall have executed and delivered the Indemnification Escrow Agreement.

6.13.        Other Documents.  Seller and the Selling Subsidiaries shall have delivered other instruments and documents which Purchaser may reasonably deem necessary or as may be required to consummate the transactions contemplated hereby.

6.14.        Purchase Agreements’ Conditions.  All of the conditions precedent set forth in the Purchase Agreements required to be satisfied by Seller on or prior to Closing shall have been satisfied.

6.15.        No Material Adverse Effect.  Except as set forth in Schedule 6.15, there shall not have occurred any Material Adverse Effect since June 30, 2006.

6.16.        Financial Statements.  Seller shall have delivered to Purchaser the audited special-purpose statement of assets and liabilities of the PCS Business and the related audited special-purpose statement of revenues less direct and certain allocated expenses before income taxes for the fiscal year ended June 30, 2006, including the notes thereto, together with a true and correct copy of the report on such audited information by the Seller’s auditors (the “Audited Financial Statements”) and, except as set forth in Schedule 6.16, there shall be no material and adverse change in revenues or gross margins (each calculated in accordance with Footnote 1 thereto) between the Audited Financial Statements and the Unaudited Financial Statements for the fiscal year ended June 30, 2006.

6.17.        Release of Liens Documentation.  Purchaser shall have received at or prior to the Closing evidence of the release by BNP Paribas of its Liens on or with respect to the Shares and Acquired Assets, including the termination of any financing statements or similar evidence of perfection of any Lien in each relevant jurisdiction.

6.18.        Repayment of Indebtedness.  Except as set forth in Schedule 6.18, Seller shall have caused to be repaid all Indebtedness of the Companies and their Subsidiaries, if any (other than Indebtedness between the Companies or any Subsidiary thereof).

6.19.        Phase II Reports.  No later than 45 days after the date hereof, Purchaser shall have (A) completed a Phase II environmental site assessment report (each, a “Phase II Report”) in respect of each of (i) the real property leased by IR Germany Holdings GmbH and known as Kreuzweg 60, 47809 in Krefeld, Germany (the “Krefeld Property”) and (ii) the real property owned by IRCI located at 49 Via Liguria, Borgaro in Turin, Italy (the “Borgaro Property”) and (B) the findings set forth in such Phase II Reports would not reasonably be expected to result in a breach of any representation or warranty set forth in Section 2.16 of the Germany Purchase Agreement or the IRCI Purchase Agreement (in each case without giving effect to any materiality or Material Adverse Effect qualifiers contained therein).

ARTICLE VII
CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

7.1.          Representations and Warranties.  The representations and warranties made by Purchaser and the other PCS Purchasers in this Agreement and the Purchase Agreements shall be true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein), as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date.

7.2.          Performance.  Purchaser and the other PCS Purchasers shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement and the Purchase Agreements to be so performed or complied with by Purchaser or such PCS Purchaser at or before the Closing.

7.3.          Officers’ Certificates.  Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by an authorized officer of Purchaser or such other PCS Purchaser, as the case may be, substantially in the form of Exhibit I hereto, and a certificate, dated the Closing Date and executed by the Secretary or an Assistant Secretary of Purchaser, substantially in the form of Exhibit J hereto.

7.4.          Orders and Laws; Actions or Proceedings.

(a)           There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Purchase Agreements or the Transaction Agreements.

(b)           No Action or Proceeding instituted by any Governmental Authority shall be pending or threatened in writing which (i) involves a challenge to or seeks to prohibit, delay or restrict consummation of any of the transactions contemplated herein or pursuant to the Purchase Agreements or Transaction Agreements or (ii) seeks to nullify or render ineffective this Agreement or any of the transactions contemplated herein or pursuant to the Purchase Agreements or Transaction Agreements.

7.5.          Regulatory Consents and Approvals.  All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit Seller, each Selling Subsidiary, Purchaser and each other PCS Purchaser to perform their obligations under this Agreement and the Purchase Agreements and the Transaction Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement and the Purchase Agreements and the Transaction Agreements shall have occurred.

7.6.          Third Party Consents.  The consents (or in lieu thereof waivers) listed in Schedule 7.6 shall have been obtained and shall be in full force and effect.

7.7.          Technology License Agreements.  Purchaser shall have executed and delivered the Technology License Agreements.

7.8.          Trademark License Agreements.  Purchaser shall have executed and delivered the Trademark License Agreements.

7.9.          Transition Services Agreements.  Purchaser shall have executed and delivered the Transition Services Agreements.

7.10.        Asset Purchase Agreement.  Purchaser shall have executed and delivered the Asset Purchase Agreement.

7.11.        Stock Purchase Agreements.  Purchaser and each other PCS Purchaser shall have executed and delivered the Stock Purchase Agreements.

7.12.        Indemnification Escrow Agreement.  Purchaser shall have executed and delivered the Indemnification Escrow Agreement.

7.13.        Other Documents.  Purchaser shall have delivered other instruments and documents which Seller may reasonably deem necessary or as may be required to consummate the transactions contemplated hereby.

7.14.        Purchase Agreements’ Conditions.  All of the conditions precedent set forth in the Purchase Agreements required to be satisfied by Purchaser on or prior to the Closing (other than the payment of the Purchase Price) shall have been satisfied.

7.15.        Certain Excluded Non-PCS Assets of Companies.  Seller shall have transferred, or caused to be transferred, to Sellers or Affiliates thereof the entire ownership interests of the Companies in those assets set forth in Schedule 7.15 hereof.

7.16.        Phase II Reports.  No later than 45 days after the date hereof, Purchaser shall have completed the Phase II Reports in respect of the Krefeld Property and the Borgaro Property and (B) the findings set forth in the Phase II Reports would not reasonably be expected to result in a breach of any representation or warranty set forth in Section 2.16 of the Germany Purchase Agreement or the IRCI Purchase Agreement (in each case without giving effect to any materiality or Material Adverse Effect qualifiers contained therein).

ARTICLE VIII
TAX MATTERS

8.1.          Tax Matters Agreement.  Concurrently with the execution and delivery of this Agreement, the Parties shall enter into an agreement substantially in the form of Exhibit L setting forth their mutual acknowledgments, understandings and covenants with respect to certain matters relating to Taxes (the “Tax Matters Agreement”).

ARTICLE IX
SURVIVAL; OTHER AGREEMENTS

9.1.          Survival of Representations, Warranties, Covenants and Agreements.

(a)           All of the representations and warranties contained in this Agreement and the representations and warranties of Seller, the Selling Subsidiaries and the PCS Purchasers contained in the Purchase Agreements, the Technology License Agreements and the Trademark License Agreements will survive the Closing until the date that is eighteen (18) months from the Closing Date, except:

(i)    the representations and warranties of Seller, the Selling Subsidiaries and the Purchaser with respect to authority and ownership of Acquired Assets or the Shares and as to tax matters shall survive the Closing until the expiration of all relevant statutes of limitations,

(ii)   representations with respect to benefit plans and environmental matters shall survive the Closing until the date that is thirty-six (36) months from the Closing Date, and

(iii)  the representations and warranties related to intellectual property matters set forth in (A) the first sentence of Section 2.11(d) of the Stock Purchase Agreements, (B) Section 3.8(c)(i) of the Asset Purchase Agreement, (C) Section 4.2(i) of the Technology License Agreement, (D) Section 7.2 of the Trademark License Agreement and (E) Section 7.2 of the IR Trademark License Agreement shall not survive the Closing.

(b)           All of the covenants and agreements of the Seller, the Selling Subsidiaries and the PCS Purchasers contained in this Agreement and the Purchase Agreements shall survive until fully performed or fulfilled, unless non-compliance with such covenants and agreements is waived by the Party or Parties entitled to such performance.

(c)           No claim for indemnification, reimbursement or any other remedy pursuant to this Agreement may be brought with respect to breaches of representations, warranties, covenants or agreements contained in this Agreement or the Purchase Agreements after the applicable expiration date set forth in subsection (a) of this Section 9.1; provided that if, prior to such applicable date, a Claim Notice shall have been timely given in good faith under Article X, such claim shall continue to be subject to indemnification in accordance with Article X notwithstanding such expiration date.

9.2.          Mail; Payments; Transfer of Non-PCS Monies and Assets.

(a)           Seller authorizes and empowers Purchaser on and after the Closing Date to receive and open all mail and other communications received by Purchaser relating to the PCS Business and to deal with the contents of such mail and other communications in good faith and in a proper manner.  Seller shall promptly deliver to Purchaser any mail or other communication received by Seller after the Closing Date pertaining to the PCS Business, any Company (other than communications not related to the PCS Business), any Acquired Asset or any Assumed Liability.

(b)           Seller shall promptly pay or deliver to Purchaser any monies or checks which have been sent after the Closing Date to Seller and which should have been sent to Purchaser or a Company.

(c)           Purchaser shall promptly pay or deliver to Seller any monies or checks which have been received or sent after the Closing Date to Purchaser (including without limitation any monies, checks, receivables or other assets arising from activities or business dealings not directly related to the PCS Business or the Acquired Assets) and which should have been sent to, or retained by, Seller or its Affiliates.

9.3.          Financial Statements.  From and after the Closing, Seller shall use its reasonable commercial efforts (i) to assist Purchaser in obtaining any consent from PriceWaterhouse Coopers LLP (“PwC”) necessary for Purchaser to include PwC’s audit report in respect of the Audited Financial Statements (as defined in Section 6.16) in any filing made by Purchaser under applicable securities laws and (ii) to permit Purchaser’s independent auditing firm to have reasonable access at the offices of PwC to the audit working papers of PwC in respect of the Audited Financial Statements to the extent necessary for such auditing firm to complete its engagement to audit the Audited Financial Statements.  From and after the Closing, Seller shall use its reasonable commercial efforts to cooperate with Purchaser to obtain (a) the consent of PwC to use its audit report in respect of acknowledgement and access letters to bank consortia and prospective acquirors of the PCS Business and (b) SEC pre-clearance in connection with the basis of presentation of the Audited Financial Statements.

9.4.          Closing.  Each of the Parties hereby agrees it shall not consummate, and shall not cause the consummation of, the transactions contemplated by the Purchase Agreements unless all of the conditions precedent set forth in Article VI and Article VII of this Agreement shall have been satisfied or waived and the Closing contemplated hereunder shall occur simultaneously therewith.

9.5.          Phase II Reports.  Each of the Parties agrees to use their commercially reasonable efforts to mutually agree, as soon as practicable after the date hereof, on the scope of the Phase II Reports; provided, that the Phase II Report for the Krefeld Property will be conducted in a manner consistent with the obligations of IR Germany Holdings GmbH in connection with the Krefeld Property and on the same basis as the Phase II environmental site assessment report previously conducted by IR Germany Holdings GmbH.  Purchaser shall promptly make available and deliver to Seller, upon receipt by Purchaser, a copy of the Phase II Reports relating to each of the Krefeld Property and the Borgaro Property, and Seller shall be deemed to have knowledge of all findings set forth in the relevant Phase II Report upon receipt thereof.

ARTICLE X
INDEMNIFICATION

10.1.        Indemnification by Seller.

(a)           After the Closing Date and subject to the limitations set forth herein, Seller agrees to indemnify and hold harmless each Purchaser Indemnitee from and against any and all Losses incurred by each Purchaser Indemnitee arising from:

(i)            any breach of any warranty or the inaccuracy of any representation of Seller or any Selling Subsidiary contained in this Agreement, any Purchase Agreement, the Technology License Agreements or the Trademark License Agreements, without giving effect to materiality or Material Adverse Effect qualifiers contained therein;

(ii)           any breach by Seller or any Selling Subsidiary of, or failure by Seller or any Selling Subsidiary to perform any of its covenants or obligations contained in this Agreement, any Purchase Agreement or the Tax Matters Agreement (except, for the avoidance of doubt, to the extent relating to any disclosures in respect of tax matters set forth in Schedule 2.5 of the Stock Purchase Agreements and Schedule 3.7 of the Asset Purchase Agreement);

(iii)          any Excluded Liability;

(iv)          Liabilities under any (A) retention agreement entered into prior to the Closing Date with any employee of the Seller or a Company or (B) employment or similar agreement entered into prior to the Closing Date with any employee of the Seller or a Company that entitles such employee to compensation or other consideration as a result of the transactions contemplated by this Agreement (in each case referred to in this clause (B) other than any employment or severance obligations customary or otherwise required by applicable Law in the country or jurisdiction of the relevant Company);

(v)           any consequential damages up to a maximum amount equal to $2,000,000 incurred by Purchaser as contemplated by Section 7.1 of the Transition Product Services Agreement;

(vi)          any Liabilities arising from warranty or product liability claims in respect of products manufactured in connection with the PCS Business prior to the Closing Date (including any incidental or consequential damages relating to such claims or products and including those product liability claims disclosed in Schedule 2.19(b) of the Stock Purchase Agreements), except that, with respect to any such products manufactured prior to the Closing Date but sold by Purchaser or its Affiliates after the Closing Date, (A) Seller shall not be responsible or retain any Liabilities for such warranty or product liability claims up to an amount equal to the revenues attributable to the sale of such products after the Closing Date and (B) Seller shall only be obligated to indemnify a Purchaser Indemnitee to the same extent that Seller would have been liable to the Person bringing such claims if Seller had sold such product pursuant to the terms and conditions of sale of Seller immediately prior to the Closing;

(vii)         any Liabilities incurred prior to the Closing Date by a Company primarily attributable to any business of the Seller or its Affiliates other than the PCS Business; and

(viii)        Liabilities of any Company exclusively related to those transactions expressly identified in Schedule 7.15 attached hereto;

(ix)   those matters specifically identified in Schedule 10.1(a)(ix);

provided, however, that Seller shall be required to indemnify and hold harmless under this Section 10.1 with respect to Losses incurred by the Purchaser Indemnitees only to the extent that (i)  the amount of Loss suffered by the Purchaser Indemnitees related to each individual claim or series of related claims exceeds $100,000 and (ii) the aggregate amount of such Losses, together with Infringement Losses suffered by Purchaser Indemnitees under Section 10.9 hereof, exceed $2,000,000 and then only in respect of such excess; and provided, further, that the aggregate amount required to be paid by Seller pursuant to this Section 10.1 and Section 10.9 shall not exceed 15% of the Purchase Price.

(b)           Subject to Section 13.13(d) of this Agreement, in the event that prior to Closing the Seller shall have modified any Schedule in accordance with this Agreement or a Purchase Agreement, and Purchaser determines to proceed with the Closing, Purchaser shall not be entitled to indemnification under this Section 10.1 with respect to any such modification.

10.2.        Indemnification by Purchaser.

(a)           After the Closing Date and subject to the limitations set forth herein, Purchaser agrees to indemnify and hold harmless each Seller Indemnitee from and against any and all Losses incurred by such Seller Indemnitee arising from:

(i)    any breach of any warranty or the inaccuracy of any representation of the Purchaser or any other PCS Purchaser contained in this Agreement, any Purchase Agreement, the Technology License Agreements or the Trademark License Agreements, without giving effect to materiality or Material Adverse Effect qualifiers contained therein;

(ii)   any breach by the Purchaser or any other PCS Purchaser of, or failure by Purchaser or any other PCS Purchaser to perform, any of its covenants or obligations contained in this Agreement, any Purchase Agreement or the Tax Matters Agreement;

(iii)  any Assumed Liability; and

(iv)  the operations of any Company after the Closing Date, other than operations primarily attributable to any business of the Seller other than the PCS Business for which Purchaser is indemnified under Section 10.1(a)(vi);

(v)   any consequential damages up to a maximum amount equal to $2,000,000 incurred by Seller as contemplated by Section 7.1 of the Transition Buy-Back Agreement;

provided, however, that, subject to Section 10.5(c) hereof, Purchaser shall be required to indemnify and hold harmless under this Section 10.2 with respect to Losses incurred by the Seller Indemnitees only to the extent that (i) the amount of Loss suffered by the Seller Indemnitees related to each individual claim or series of related claims exceeds $100,000 and (ii) the aggregate amount of such Losses exceed $2,000,000, and then only in respect of such excess; and provided, further, that the aggregate amount required to be paid by Purchaser pursuant to this Section 10.1 shall not exceed 15% of the Purchase Price

(b)           Subject to Section 13.13(d) of this Agreement, in the event prior to Closing the Purchaser shall have modified any Schedule in accordance with this Agreement or a Purchase Agreement and Seller determines to proceed with the Closing, Seller shall not be entitled to indemnification under this Section 10.2 with respect to any such modification.

10.3.        Notice of Claims.

(a)           In the event Purchaser or Seller seeks indemnification hereunder (such Party, an “Indemnified Party”) such Party shall give promptly to the Party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a written notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, however, that the failure of any Indemnified Party to give the Claim Notice promptly as required by this Section 10.3 shall not affect such Indemnified Party’s rights under this Article X except to the extent such failure is actually prejudicial to the Indemnitor’s defense of such claim.

(b)           After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article X shall be determined:  (i) by written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree in writing.  The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  The Indemnified Party shall have the burden of proof in establishing the amount of Losses suffered by it.  All amounts due to the Indemnified Party as so finally determined shall be paid by wire transfer within thirty (30) days after such final determination.

10.4.        Third Party Claims.

(a)           In order for a Person to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party (each such claim, a “Third Party Claim”), such Indemnified Party must notify the Indemnitor in writing, and in reasonable detail, of the Third Party Claim promptly after receipt by such Indemnified Party of written notice of the Third Party Claim.  Thereafter, the Indemnified Party shall promptly deliver to the Indemnitor, and in any event within 7 Business Days, after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim (or such earlier time as may be necessary to enable the Indemnitor to respond to the court proceedings on a timely basis).  The failure of any Indemnified Party to give the Indemnitor notice of the Third Party Claim, or copies of all notices and documents (including court papers)

received by the Indemnified Party relating thereto, as required by this Section 10.4(a), shall not affect such Indemnified Party’s rights under this Article X except to the extent such failure is prejudicial to the Indemnitor’s defense of such claim.

(b)           In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall be entitled to appoint counsel at the Indemnitor’s expense to represent the Indemnified Party in, and to control, any action for which indemnification is sought (in which case the Indemnitor shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party, except as set forth below) provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party.  Notwithstanding the Indemnitor’s election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel in each appropriate jurisdiction), and to control the action, and the Indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel, if

(i)            the Indemnified Party has been advised by counsel that the use of counsel chosen by the Indemnitor to represent the Indemnified Party would result in a conflict of interest and the Indemnitor shall not have chosen alternative counsel,

(ii)           the actual defendants in any such action include both the Indemnified Party and the Indemnitor, and the Indemnified Party shall have reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the indemnifying party,

(iii)          the Indemnitor shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or

(iv)          the Indemnitor shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnitor.

The Party controlling the defense of such Third Party Claim shall keep the non-controlling Party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith the recommendations made by the non-controlling Party with respect thereto.

(c)           Neither the Indemnitor nor the Indemnified Party may settle or compromise any such proceeding, which settlement or compromise obligates the other Party to pay money, to perform obligations or to admit liability without the written consent of such other Party, such consent not to be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnitor agrees in writing to pay any amounts payable pursuant to such settlement or compromise and such settlement or compromise includes a complete written release of the Indemnified Party from further liability, does not admit to the culpability of the

Indemnified Party, and does not impose any injunctive relief or other operational restrictions on the Indemnified Party.

(d)           The Parties agree to cooperate fully with each other, as reasonably requested by the other, in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.  Such cooperation shall include retention and the provision of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(e)           After any final Order shall have been rendered and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnifiable by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer within thirty (30) days after the date of such notice.

(f)            If an Indemnitor is required to pay the fees, costs and expenses of separate counsel retained by an Indemnified Party pursuant to Section 10.4(b), the Indemnitor shall pay such fees, costs and expenses as they are incurred and billed, unless and to the extent the Indemnitor disputes such fees, costs and expenses in good faith.

10.5.        Limitations.

(a)           Any indemnity payment hereunder shall be treated for Tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper or permissible under relevant Tax Law, including court decisions, statutes, regulations and administrative promulgations.

(b)           The limitations set forth in Sections 10.1, 10.2 and 10.9 shall not apply to Losses arising from or with respect to:  (i) fraud or intentional misconduct; (ii) any Excluded Liabilities; (iii) any breach of representations and warranties relating to authority, ownership of the Shares or any other equity securities of any of the Companies or of the Acquired Assets, or brokers fees; (iv) any Assumed Liabilities;  (v) the operations of any Company after the Closing Date; (vi) any covenant to be performed by any Party after the Closing Date, provided that, for the avoidance of doubt, any obligations under the Tax Matters Agreement to pay Taxes with respect to periods ending on or before Closing (or, in the case of Straddle Periods, any Pre-Closing Partial Period (in each case as defined in the Tax Matters Agreement)) shall be construed as a covenant to be performed prior to Closing; (vii) any Liabilities under any (A) retention agreement entered into prior to the Closing Date with any employee of the Seller or a Company or (B) employment or similar agreement entered into prior to the Closing Date with any employee of the Seller or a Company that entitles such employee to compensation or other consideration as a result of the transactions contemplated by this Agreement (in each case referred to in this clause (B) other than any employment or severance obligations customary or otherwise required by applicable Law in the country or jurisdiction of the relevant Company); (viii) any Liabilities incurred prior to the Closing Date by a Company primarily attributable to any business of the Seller or its Affiliates other than the PCS Business; and (ix) Liabilities of any Company exclusively related to those transactions expressly identified in Schedule 7.15 attached hereto.

(c)           For purposes of determining the amount of any Losses, such amount shall be reduced by the amount of any insurance benefits and proceeds actually received by or otherwise payable to Purchaser or any Company in respect of the Losses (net of any deductible amounts).

(d)           In calculating any Loss there shall be deducted any indemnification, contribution or other similar payment actually recovered by the Indemnified Party or any Affiliate thereof from any third Person with respect thereto.  All such amounts received by an Indemnified Party with respect to any indemnity claim after it has received an indemnity payment hereunder shall be promptly paid over to the Indemnitor; provided that the Indemnified Party shall not be obligated to pay over any such amount in excess of the amount paid by the Indemnitor to the Indemnified Party with respect to such claim.

(e)           No Party shall have any Liability for any special, exemplary, punitive or consequential damages (including loss of profit or revenue) suffered or incurred by either Purchaser or Seller, as the case may be; provided, that in the event a Party is required to pay to a third-party claimant any indirect, special, exemplary, incidental, punitive or consequential damages, or any loss of profits, revenues or business opportunity, for any claim with respect to which such Party is indemnified by the other Party pursuant to this Agreement, such Party shall be entitled to indemnification from the other Party with respect to such indirect, special, exemplary, incidental, punitive or consequential damages, or any loss of profits, revenues or business opportunity, to the extent resulting from the otherwise indemnifiable act or omission of the other Party.

(f)            Seller and the Selling Subsidiaries shall have no Liability under any provisions of this Agreement for any Losses to the extent that such Losses relate to or arise out of actions taken or omitted to be taken by Purchaser or any of its Affiliates with respect to any Company or the Acquired Assets after the Closing Date.

10.6.        Subrogation.  Upon making any payment to the Indemnified Party for any indemnification claim pursuant to this Article X, the Indemnitor shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any third-person with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall assign any such rights to the Indemnitor.

10.7.        No Offset.  The obligations hereunder of Seller, on the one hand, and Purchaser, on the other hand, are independent of the obligations of the other hereunder and shall not be subject to any right of offset, counterclaim or deduction.

10.8.        Exclusivity.  After the Closing, other than for fraud or intentional misconduct and to the extent permitted by Law, the indemnities set forth in this Article X shall be the exclusive remedies of Purchaser and Seller and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement contained in this Agreement or any Purchase Agreement, and the Parties shall not be entitled to a rescission of this Agreement or any Purchase Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the Parties hereby waive.

10.9.        Indemnity for Infringement.

(a)           After the Closing Date, and subject to the limitations set forth herein, Seller agrees to indemnify and hold harmless each Purchaser Indemnitee from any Losses incurred by such Purchaser Indemnitee arising from any claim alleging infringement, misappropriation or misuse by Seller or its Affiliates within the past five (5) years, or by a Purchaser Indemnitee during the thirty (30) months following the Closing, of any Intellectual Property or other proprietary information of another Person (“Infringement Claims”) relating to the manufacture, use, sale or importation of any product of the PCS Business as such business exists on the Closing Date or any discontinued product of the PCS Business sold prior to the Closing Date (“Infringement Losses”); provided, however, that subject to the limitations set forth in this Article X, (i) Seller shall be responsible for 60% of all Infringement Losses incurred by a Purchaser Indemnitee and Purchaser shall be responsible for 40% of such Infringement Losses and (ii) Seller’s obligations under this Section 10.9(a) shall terminate upon the thirtieth (30th) month anniversary of the Closing Date (it being agreed, however, that if an indemnification claim is properly asserted under Section 10.3 hereof prior to the thirtieth (30th) month anniversary, then Seller’s indemnification obligation hereunder shall survive until, but only for the purposes of, the resolution of such claim).  Notwithstanding the foregoing, Infringement Claims do not include “trolling letters” or other communications notifying a Party of the existence of a patent or other Intellectual Property of another Person.

(b)           Notwithstanding anything to the contrary in this Agreement, the Seller shall have an indemnification obligation for any Infringement Losses under Section 10.9(a) only to the extent that:(i) the amount Infringement Loss suffered by the Purchaser Indemnitees related to each individual claim or series of related claims exceeds $100,000 and (ii) the amount of such Infringement Losses, together with all other Losses of the Purchaser Indemnitees under Section 10.1(a) hereof, exceed $2,000,000 and then only in respect of such excess; provided that (A) except as otherwise set forth in sub-clause (B) below, the aggregate amount required to be paid by Seller pursuant to this Section 10.9, together with all amounts required to be paid by Seller under Section 10.1(a), shall not exceed  15% of the Purchase Price and (B) the aggregate amount required to be paid by Seller pursuant to this Section 10.9 shall be $5,000,000 in respect of any and all Infringement Claims (x) which are not expressly disclosed in either Schedule 3.8(c) (excluding item 1 thereof) of the Disclosure Schedules of the Asset Purchase Agreement or in Schedule 2.11 of the Disclosure Schedules of the Share Purchase Agreements and (y) for which Seller has otherwise not received written notice within the last five (5) years.

(c)           Seller’s indemnification obligation under Section 10.9(a) is subject to Purchaser and its Affiliates (i) providing reasonable cooperation and assistance (including without limitation reasonable access to relevant documentation in the possession of Purchaser or its Affiliates in respect of Intellectual Property) to Seller in the defense of any Infringement Claim and (ii) asserting, or permitting Seller to assert, against the claimant any Intellectual Property of Purchaser or its Affiliate that reasonably may be of assistance in the defense of such Infringement Claim; provided that, in the case of clause (ii) above, Purchaser and its Affiliates shall not be required to assert, or to permit Seller to assert, any Intellectual Property which is not acquired pursuant to this Agreement or the Transaction Agreements if the Purchaser believes that such action would be adverse to the business or operations of the Purchaser and its Affiliates. The parties agree that (A) any information provided by Purchaser pursuant to this Section 10.9(c) in respect of Intellectual Property, and any cooperation in connection therewith, shall be subject to a joint defense agreement in a form reasonably acceptable to Seller and Purchaser providing for, among other things, privileged communications relating to joint defense and (B) any dispute between the Parties relating to the obligations of Purchaser under clause (ii) of this Section 10.9(c) shall be resolved by binding arbitration.

(d)           The Seller shall have no indemnification obligations under this Section 10.9 to the extent that such Infringement Losses result, in whole or in part, from: (i) any claims or Actions initiated by Purchaser or any of its Affiliates after the Closing Date against the Person making the Infringement Claim or any of its Affiliates (including without limitation any counterclaims brought by any such Person against Purchaser or its Affiliates); (ii) any infringement, misappropriation or misuse resulting from any alterations or modifications to existing products or any new products of the PCS Business after the Closing Date (including any improvements or other developments relating to such products); or [***]

ARTICLE XI
TERMINATION

11.1.        Termination.  This Agreement and the Purchase Agreements may be terminated, and the transactions contemplated hereby may be abandoned:

(a)           At any time before the Closing, by written agreement of Seller and Purchaser;

(b)           At any time before the Closing, by Seller or Purchaser, in the event that any Order or Law becomes effective restraining, enjoining or otherwise prohibiting

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted information.

or making illegal the consummation of any of the transactions contemplated by this Agreement or any Purchase Agreement, upon notification to the other Party;

(c)           If any of the Purchase Agreements shall be terminated in accordance with its terms;

(d)           By Purchaser or Seller, if any representation or warranty of Seller or Purchaser, respectively, set forth in this Agreement shall be untrue when made or shall become untrue, such that the conditions set forth in Section 6.1 or 7.1, as the case may be, would not be satisfied; provided that, if such misrepresentation is curable prior to February 26, 2007 by Seller or Purchaser, as the case may be, through the exercise of its reasonable commercial efforts to eliminate, undo or reverse the event or circumstance giving rise to such misrepresentation and for so long as Seller or Purchaser, as the case may be, continues to exercise such reasonable commercial efforts, neither Purchaser nor Seller, respectively, may terminate this Agreement under this clause at any time prior to February 26, 2007;

(e)           By Purchaser or Seller, upon a breach of any covenant or agreement on the part of Seller or Purchaser, respectively, set forth in this Agreement, such that the conditions set forth in Section 6.1 or 7.1, as the case may be, would not be satisfied; provided that, if such breach is curable prior to February 26, 2007 by Seller or Purchaser, as the case may be, through the exercise of its reasonable commercial efforts to eliminate, undo or reverse the event or circumstance giving rise to such breach and for so long as Seller or Purchaser, as the case may be, continues to exercise such reasonable commercial efforts, neither Purchaser nor Seller, respectively, may terminate this Agreement under this clause at any time prior to February 26, 2007; or

(f)            At any time after February 26, 2007 by Seller or Purchaser upon notification to the other Party if the Closing shall not have occurred and such failure to consummate is not caused by a breach of this Agreement by the terminating Party.

11.2.        Effect of Termination.

(a)           If this Agreement is validly terminated pursuant to Section 11.1, this Agreement and the Purchase Agreements will forthwith become null and void, and there will be no liability or obligation on the  part of Seller, the Selling Subsidiaries or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except (i) that the provisions with respect to confidentiality in Section 12.4 and expenses in Section 13.2 will continue to apply following any such termination, and (ii) no such termination shall relieve either Party of the consequences of any intentional or willful breach of or misrepresentation in the Agreement or in any Purchase Agreement or Transaction Agreement.

(b)           If this Agreement is terminated and there shall have a occurred an intentional or willful breach or misrepresentation by a Party, Seller or Purchaser, as the case may be, may seek such remedies, including damages and attorneys’ fees, against the other with respect to any such breach or misrepresentation as are provided in this Agreement, any Purchase Agreement or as are otherwise available at Law or in equity.

ARTICLE XII
NON-COMPETITION; NON-SOLICITATION; CONFIDENTIALITY

12.1.        Agreement Not to Compete.

(a)           For a period of seven (7) years from the Closing Date, Seller shall not, and shall cause each of its Affiliates not to, directly or indirectly: engage in the PCS Business (as defined below) anywhere in the world.  However, Seller and its Affiliates will not be prohibited from designing, manufacturing or selling any of the products listed below.  International Rectifier will be required to represent that no products from these categories are included in the sales figures for the PCS Business presented to Vishay.  Except as stated below, Seller agrees not to sell any planar silicon or silicon carbide:  discrete FETs transistors; discrete thyristors; discrete (planar or non-planar) diodes or rectifiers; Schottky rectifiers (planar or non-planar) or multi-chip modules not containing integrated circuits.  Seller further agrees not to introduce any new die in any package in planar discrete silicon or silicon carbide FETs for the duration of the Non-competition covenant.

(b)           (i) Discrete planar MOSFETs: (A) Gen 5.x and Gen 7.x planar silicon discrete MOSFETs two-hundred volts and below, (B) MOSFETs for Hi-Rel aerospace, Hi-Rel defense and Hi-Rel medical applications only and (C) Stacked EPI (P column or Superjunction) silicon transistors in support of the A380 Airbus program only; (ii) Discrete Diodes: diodes (excluding FlipKy) for Hi-Rel aerospace, Hi-Rel defense and Hi-Rel medical applications only; and (iii) Modules: (A) multi-chip modules containing diodes, MOSFETs or IGBTs for Hi-Rel aerospace, Hi-Rel defense and Hi-Rel medical applications only and (B) a Dual FetKy Module (IRF 7335) which is 3 die 14 pin DIP.

(c)           For the avoidance of doubt, the Parties hereby agree that nothing in this Non-Compete covenant shall prevent Seller or its Affiliates from competing against any products of the PCS Business with functional or application competitive products, as long as such competing products do not belong to any of the product families comprising the PCS Business.  Examples include but are not limited to IGBTs that replace high-voltage MOSFETs, Trench Mosfets replacing Shottky diodes and integrated circuits replacing MOSFETS or Diodes.

(d)           Any Restricted Person may engage in any manner in any activity that would otherwise violate Section 12.1(a) if such activity is conducted by a Person or business that is purchased or otherwise acquired by a Restricted Person after the date of this Agreement by merger or by acquisition of assets, stock or otherwise (an “Acquired Business”), so long as either (i) the annual consolidated gross revenues for the immediately preceding full fiscal year derived from that portion of the Acquired Business that constitutes the PCS Business (comprising the silicon and silicon carbide product families thereof) do not exceed the lesser of (A)  10% of the consolidated revenues for the twelve months ended June 30, 2006 attributable to the relevant silicon and silicon carbide product families of the PCS Business in which the Acquired Business competes and (b) $10 million in the aggregate or (ii) such Restricted Person substantially completes a divestiture or termination of that portion of the Acquired Business that would cause non-compliance with this Section 12.1 within twenty-four (24) months following the date of purchase or other acquisition.

(e)           Notwithstanding the foregoing and without implicitly agreeing that the following activities would be prohibited by the provisions of Section 12.1(a), nothing in this Agreement shall preclude, prohibit, or restrict any Restricted Person from (i) acquiring, owning or managing exclusively for the account of unaffiliated third parties (which may include, without limitation, employees of a Restricted Person) through a mutual fund, employee benefit plan, pension fund, trust account, or investment pool or vehicle, any class of securities of any Person regardless of whether such Person engages in (or owns or acquires an equity interest in a Person that engages in) the PCS Business or (ii) making De Minimus Investments.

(f)            The terms defined in this Section 12.1(d), whenever used herein, shall have the following meanings for the purposes of this Section 12.1:

“Acquired Business” shall have the meaning set forth in Section 12.1(d).

“De Minimus Investment” means an equity investment in (a) Advanced Power Electronics Corporation, (b) Nihon Inter Electronics Corp. and (c) any other Person in which (i) Restricted Persons collectively hold not more than 10% of the outstanding voting securities or other similar equity interests, and (ii) such equity investment is held as a passive investment only and not with a view towards controlling, directing or influencing the affairs of such Person.

“Restricted Person” means the Seller and its Affiliates.

12.2.        Non-Interference.  For a period of 18 months from the Closing Date, (i) neither Seller nor any of its Affiliates will take any action, directly or indirectly, that is designed or intended to disparage the PCS Business; provided, however, that, for the avoidance of doubt, the foregoing provisions of this Section 12.2 are not intended to prohibit Seller from marketing to any customer any product that Seller is not prohibited from designing, manufacturing or selling pursuant to Section 12.1 above, and (ii) Purchaser nor any of its Affiliates will take any action, directly or indirectly, that is designed or intended to disparage Seller’s reputation, past practices or conduct with respect to the PCS Business.

12.3.        Non-Solicitation.

(a)           For a period of 18 months from the Closing Date, neither Seller nor any of its Affiliates will employ, engage or seek to employ or engage any Person who within the prior twelve (12) months had been an officer or employee of any Company or the Purchaser or any of its Affiliates in respect of the PCS Business or otherwise was introduced and became known to Seller as a result of the transactions contemplated hereby, unless such officer or employee (i) resigns voluntarily (without any solicitation from Seller or any of its Affiliates) or (ii) is terminated by such Company or Purchaser after the Closing Date; provided, however, that the prohibitions set forth in this Section 12.3(a) shall not be breached by general solicitations to the public or general advertising (whether or not such employees contact Seller or an Affiliate as a result thereof).

(b)           For a period of 18 months from the Closing Date, except as otherwise contemplated pursuant to the Purchase Agreements, neither Purchaser nor any of its Affiliates will employ, engage or seek to employ or engage any Person who within the prior twelve (12) months had been an officer or employee of the Seller or any of its Affiliates in respect of the PCS Business or otherwise was introduced and became known to Purchaser as a result of the transactions contemplated hereby, unless such officer or employee (i) resigns voluntarily (without any solicitation from Purchaser or any of its Affiliates) or (ii) is terminated by Seller or its Affiliates after the Closing Date; provided, however, that the prohibitions set forth in this Section 12.3(b) shall not be breached by general solicitations to the public or general advertising (whether or not such employees contact Purchaser or an Affiliate as a result thereof).

12.4.        Confidentiality.

(a)           Until the seventh anniversary of the Closing Date, each Party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of Purchaser, any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or its Representative), all Confidential Information (as defined below) of the other Party or any of its Affiliates furnished to it by the other Party or such other Party’s Representatives in connection with this Agreement or the transactions contemplated thereby, except Confidential Information that (i) a Party is compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental Authorities) or by other requirements of Law; (ii) is disclosed in an Action or Proceeding brought by a Party in pursuit of its rights or in the exercise of its remedies hereunder; (iii) is in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving Party; or (iv) is later acquired by the receiving Party from another source if the receiving Party is not aware that such source is under any obligation to keep such documents and information confidential,  provided that, until the twentieth anniversary of the Closing Date, neither Party shall (and shall cause its Affiliates not to) intentionally publish any Confidential Information of the other Party.

(b)           “Confidential Information” means any information, documents or other materials of the Party or any of its Affiliates (whether written, oral, graphic or electronic) which is generally regarded as confidential or proprietary, including, without limitation: (i) names and addresses of customers and vendors and information concerning transactions or relations therewith; (ii) information concerning any product, technology, process or procedure not generally known to the public, customers, vendors or competitors, or under development by or being tested but not at the time offered generally to its customers or vendors; (iii) information relating to computer software and systems other than off-the-shelf software and systems furnished by third party vendors; (iv) business plans, budgets, advertising and marketing plans, pricing and marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, and financial arrangements; and (v) information belonging to customers and vendors and any other Person which by agreement is held in confidence.  Following the Closing, all Confidential Information of the Companies, or of the Seller or any of its Affiliates to the extent transferred to Purchaser or relating to the Companies or the Acquired Assets shall be deemed Confidential Information of the Purchaser and not of the Seller or any of its Affiliates.

(c)           In the event the transactions contemplated hereby are not consummated, upon the request of the other Party, each Party will, and will cause its Affiliates, any Person who has provided, or who is providing, financing to such Party and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other Party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Party or its Representatives.

12.5.        Remedies.  Each Party acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of Article XII and that such actual or threatened breach by it may result in immediate, irreparable and continuing injury to the other Party and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, the Parties agree that the non-breaching Party, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

ARTICLE XIII
MISCELLANEOUS

13.1.        Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the other Party at the following addresses or facsimile numbers:

If to Purchaser, to:

Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, PA  19355

Facsimile No.:  610-889-2161
Attn:  Richard N. Grubb, Executive Vice President and Chief Financial Officer

with a copy to:

Kramer Levin Naftalis & Frankel, LLP
1177 Avenue of the Americas

New York, NY  10036
Facsimile No.:  212-715-8000
Attn:  Abbe Dienstag, Esq.

If to Seller, to:

International Rectifier Corporation
233 Kansas Street

El Segundo, CA 90245

Facsimile No.: (310) 726-8484
Attn:  Executive Vice President and General Counsel

with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, NW

Washington, DC 20005
Facsimile No.: (202) 218-0020
Attn:  Robert Magielnicki, Sr.

All such notices, requests and other communications will (i) if delivered personally, be deemed given upon delivery, (ii) if delivered by facsimile transmission, be deemed given upon receipt, and (iii) if delivered by mail or by a nationally recognized overnight courier service, prepaid, in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section).  Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

13.2.        Expenses.  Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 11.2), whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses, and Seller shall pay the costs and expenses of the Companies incurred in connection with the negotiation, execution and closing of this Agreement and the Purchase Agreements and the Transaction Agreements and the transactions contemplated hereby and thereby.

13.3.        Public Announcements.  At all times at or before the Closing, Seller and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the PCS Business sells goods or provides services or with whom the PCS Business otherwise has a significant business relationship with respect to this Agreement or the transactions contemplated hereby without the consent of the other Party, which consent shall not be unreasonably withheld.  If either Party is unable to timely obtain the approval of its public report, statement or release from the other Party and such report, statement or release is, in the opinion of legal counsel to such Party, required by Law in order to discharge such Party’s disclosure obligations, then such Party may make or issue the legally required report, statement or release and promptly furnish the other Party with a copy thereof.  Seller and Purchaser will also obtain the other Party’s prior approval of any press release, which approval shall not be unreasonably withheld or delayed, to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

13.4.        Waiver.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term and condition.  No waiver by a Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by Law or otherwise afforded, are cumulative and not alternative.

13.5.        Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each Party.

13.6.        No Third Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person other than a Person entitled to indemnity under Article X.

13.7.        No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party without the prior written consent of the other Party and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that such subsidiary agrees in writing to be bound by all of the provisions contained herein, but no such assignment referred to in clause (b) shall relieve Purchaser of its obligations hereunder.  Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

13.8.        Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

13.9.        Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of a Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

13.10.      Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

13.11.      Disputes; Jurisdiction; Waiver of Jury Trial.  Except to the extent that a court proceeding or other Action is necessary to obtain an injunction or other equitable relief to protect the rights of a Party, no Action or other proceeding arising out of or related to this Agreement shall be commenced until thirty (30) days after a Party shall give notice of the existence of a dispute (a “Dispute Notice”) to the other Party.  During such 30-day period, duly authorized representatives of both Parties shall attempt to negotiate in good faith a resolution of the dispute.  The Dispute Notice shall set forth the basis of the dispute with reasonably specificity.  The Parties hereby agree that any Action or Proceeding arising out of or related to this Agreement may be conducted in the State of Delaware.  Each Party hereby irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.  Each Party agrees that service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 13.1 shall be effective service in such Action or Proceeding.  Nothing in this Section 13.11, however, shall affect the right of a Party to serve such summons, complaint or initial pleading in any other manner permitted by Law.

13.12.      Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.13.      Interpretation.

(a)           The Schedules referred to herein and in the Purchase Agreements are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.  Disclosure of any fact or item in any Schedule referenced by a particular Section in this Agreement or the Purchase Agreements shall be deemed to have been disclosed with respect to every other Section in this Agreement or the Purchase Agreements to the extent that such disclosure is reasonably apparent to a reader of such disclosure.

(b)           Neither the specification of any dollar amount in any representation or warranty contained in this Agreement or the Purchase Agreements nor the inclusion of any specific item in any Schedule is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement or the Purchase Agreements.

(c)           Unless this Agreement or the Purchase Agreements specifically provide otherwise, neither the specification of any item or matter in any representation or warranty nor the inclusion of any specific item in any Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the ordinary course of business for purposes of this Agreement or the Purchase Agreements.

(d)           Either Party may, from time to time until ten (10) Business Days prior to the Closing supplement, amend or create any Schedule in this Agreement or any of the Purchase Agreements, in order to add information or correct previously supplied information.  No such supplement, amendment or addition shall be evidence, in and of itself, that the representations and warranties in the corresponding Section are no longer true and correct in all material respects.  It is specifically agreed that such Schedules may be supplemented, amended and/or added to, to add immaterial, as well as material, items thereto.  Notwithstanding anything to the contrary in this Agreement or the Purchase Agreements, (a) in the event that any supplements or amendments to any Schedule or any newly created Schedules pursuant to this Section 13.13(d) disclose any event, condition or state of facts that, individually or in the aggregate with all other such supplements, amendments and newly created Schedules, would not result in a failure of a condition precedent set forth in Article VI but would result in a breach of a representation or warranty given on the date of this Agreement or the Purchase Agreements, no such supplement, amendment or newly created Schedule shall be taken into account for determining indemnification as set forth in Article X, and (b) in the event that any supplements or amendments to any Schedule or any newly created Schedules pursuant to this Section 13.13(d) disclose any event, condition or state of facts that, individually or in the aggregate with all other such supplements, amendments and newly created Schedules, would result in a failure of a condition precedent set forth in Article VI, Purchaser may, at its option, cause this Agreement and the Purchase Agreements to be terminated without any liability to Purchaser by giving written notice to Seller upon the earlier of (i) a date within seven (7) Business Days after receipt of such supplement, amendment or newly created Schedule or (ii) the Closing Date, provided that, in the event that Purchaser is entitled to but does not give such notice pursuant to this clause (d), and the Closing occurs, any supplement, amendment or addition to any Schedules will be effective after the Closing to cure and correct for all purposes any breach of any representation, warranty or covenant which would have existed if Seller had not made such supplement, amendment or addition and Purchaser shall be deemed to have waived any and all rights, remedies or other recourse against Seller to which Purchaser might otherwise be entitled in respect of such breach, including any rights or remedies under Article X.  Except as set forth in this Section 13.13(d), all references to any Schedule hereto which is supplemented or amended as provided herein shall for all purposes after the Closing be deemed to be a reference to such Schedule as so supplemented or amended.

(e)           This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(f)            Unless the context of this Agreement otherwise requires,

(i)            words of any gender include each other gender;

(ii)           words using the singular or plural number also include the plural or singular number, respectively;

(iii)          the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement;

(iv)          the terms “Article” or “Section” refer to the specified Article or Section of this Agreement;

(v)           the phrase “ordinary course of business” refers to the PCS Business, and

(vi)          the term “including” means “including, without limitation.”

(g)           Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.  Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

13.14.      References to U.S. Dollars.  All references in this Agreement to amounts of money expressed in dollars are references to United States dollars, unless otherwise indicated.

13.15.      Entire Agreement.  This Agreement, including the Exhibits and Schedules hereto, and the Purchase Agreements and the Transaction Agreements supersede all prior discussions and agreements between the Parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the Parties hereto with respect to the subject matter hereof and thereof.

13.16.      Guarantee.  Purchaser shall be responsible for all obligations of each PCS Purchaser for all purposes of this Agreement, the Purchase Agreements and the Transaction Agreements, and Purchaser hereby guarantees to Seller the due, punctual and performance and payment (and not merely collection) in full of all obligations and Liabilities of any PCS Purchaser under this Agreement, the Purchase Agreements and the Transaction Agreements, as

and when due and payable or required to be performed pursuant to any provision of this Agreement, the Purchase Agreements or the Transaction Agreements.  The guarantee by Purchaser hereunder is a guarantee of payment, performance and compliance when due, and is not conditional or contingent upon any event, contingency or circumstance except as expressly set forth in this Agreement. This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of any indemnification obligation is rescinded or must otherwise be returned by Sellers on the insolvency, bankruptcy or reorganization of any PCS Purchaser or otherwise, all as though the payment had not been made.  To the fullest extent permitted by applicable Law, Purchaser waives presentment to, demand of payment from and protest to any other Person of any of the guaranteed obligations and liabilities, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer or representative of each Party as of the date first written above.

Vishay Intertechnology, Inc.

By:
Name:
Title:

International Rectifier Corporation

By:
Name:
Title:

EXHIBIT A

Certain Definitions

(a)  Defined Terms.  As used in this Agreement, the following defined terms have the meanings indicated below:

“Acquired Business” has the meaning ascribed to it in Section 12.1(d).

“Acquisition Proposal” means any proposal for a merger or other business combination or sale of assets to which the Seller is a party or the acquisition of any equity interest in, or a substantial portion of the assets of, any of the Companies or the Selling Subsidiaries in respect of the PCS Business other than the transactions contemplated by this Agreement.

“Acquired Assets” has the meaning ascribed to it in the Asset Purchase Agreement.

“Action(s) or Proceeding(s)” means any action, suit, proceeding, arbitration or Governmental Authority investigation.

“Affiliate” means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

“Agreement” means this Master Agreement together with the Exhibits, the Disclosure Schedules hereto and the certificates delivered in accordance with Sections 6.3 and 7.3, as the same shall be amended from time to time.

“Asset Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Asset Purchaser” has the meaning ascribed to it in the recitals of this Agreement.

“Asset Seller” has the meaning ascribed to it in the recitals of this Agreement.

 “Assets and/or Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

“Assumed Liabilities” has the meaning ascribed to it in the Asset Purchase Agreement.

“Auditor” has the meaning ascribed to it in Section 1.4(b).

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“Audited Financial Statements” has the meaning ascribed to it in Section 6.16.

“Books and Records” means the books of account, minute books, stock record books or other records of the PCS Business.

“Borgaro Property” has the meaning ascribed to it in Section 6.19.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Delaware are authorized or obligated to close.

“Canada Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Canada Purchaser” has the meaning ascribed to it in the recitals of this Agreement.

“Canada Shares” has the meaning ascribed to it in the recitals of this Agreement.

“China Purchaser” has the meaning ascribed to it in the recitals of this Agreement.

 “Claim Notice” has the meaning ascribed to it in Section 10.3(a).

“Closing” means the closing of the transactions contemplated by Section 1.5.

“Closing Date” means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Articles VI and VII has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and Seller mutually agree upon in writing; provided, however, that in no event will the Closing Date be a date that is prior to February 26, 2007, unless Purchaser and Seller mutually agree otherwise in writing.

“Closing Statement” has the meaning ascribed to it in Section 1.4(a).

“Company(ies)” has the meaning ascribed to it in the recitals of this Agreement.

“Confidential Information” has the meaning ascribed to it in Section 12.4(b).

“Contract” means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

“Customers and Suppliers” has the meaning ascribed to it in Section 2.10.

“Determination Date” has the meaning ascribed to it in Section 1.4(b).

“Disclosure Schedule(s)” means the record of Schedules delivered to Purchaser by Seller herewith and dated as of the date hereof, and as may be updated in accordance herewith (including Section 13.13(d)), containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

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“Dispute Notice” has the meaning ascribed to it in Section 13.11.

“EMS” has the meaning ascribed to it in the recitals of this Agreement.

“EMS Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“EMS Shares” has the meaning ascribed to it in the recitals of this Agreement.

“Escrow Agent” has the meaning ascribed to it in Section 1.3.

“Excluded Liabilities” has the meaning ascribed to it in the Asset Purchase Agreements.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

[***]

“Gen 6 Technology” means the wafer technology for the part numbers of the Seller included in Exhibit M attached hereto.

“Germany Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Germany Purchaser” has the meaning ascribed to it in the recitals of this Agreement.

 “Germany Shares” has the meaning ascribed to it in the recitals of this Agreement.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any country, or any state, county, city or other political subdivision of either such country.

“Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the

[***]      Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Indemnification Escrow Agreement” has the meaning ascribed to it in Section 1.3.

“Indemnification Escrow Amount” has the meaning ascribed to it in Section 1.3.

“Indemnified Party” has the meaning ascribed to it in Section 10.3(a).

“Indemnitor” has the meaning ascribed to it in Section 10.3(a).

“India Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“India Purchaser” has the meaning ascribed to it in the recitals of this Agreement.

 “India Shares” has the meaning ascribed to it in the recitals of this Agreement.

“Intellectual Property” has the meaning ascribed to it in the Stock Purchase Agreement.

“Inventory” has the meaning ascribed to in Section 2.14.

“IR Canada” has the meaning ascribed to it in the recitals of this Agreement.

“IR China Holdings” has the meaning ascribed to it in the recitals of this Agreement.

 “IRGermany” has the meaning ascribed to it in the recitals of this Agreement.

 “IR India” has the meaning ascribed to it in the recitals of this Agreement.

“IR Singapore” has the meaning ascribed to it in the recitals of this Agreement.

“IRCI” has the meaning ascribed to it in the recitals of this Agreement.

“IRCI Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“IRCI Shares” has the meaning ascribed to it in the recitals of this Agreement.

“Italy Purchaser” has the meaning ascribed to it in the recitals of this Agreement.

“Knowledge of Seller” means the actual knowledge of the officers of Seller, the applicable Selling Subsidiary and the applicable Company, and to the extent related to any Intellectual Property, shall include the Director of Intellectual Property and Business Development of the Seller.

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“Knowledge of Purchaser” means the actual knowledge of the officers of Vishay Intertechnology, Inc. and Purchaser.

“Krefeld Property” has the meaning ascribed to it in Section 6.19.

“Law(s)” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any country, or any state, county, city or other political subdivision or of any Governmental Authority.

“Liability” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

 “Loss” means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

“Material Adverse Effect” means any change, circumstance, condition or effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on business, assets, properties, financial condition or results of operation of the PCS Business, taken as a whole, provided, however, that Material Adverse Effect shall exclude any adverse changes or conditions as and to the extent such changes or conditions relate to or result from (i) public or industry knowledge of the transactions contemplated by this Agreement (including, without limitation, any action or inaction by the employees, customers and vendors of the PCS Business) or (ii) general economic conditions or other conditions generally affecting the industry in which the PCS Business competes, but only to the extent that the PCS Business is not disproportionately affected.  Each of the Sellers may, however, at its option, include in the Schedules of this Agreement or elsewhere items that would not result in a Material Adverse Effect within the meaning of the previous sentence in order to avoid any misunderstanding, and such inclusion shall not be deemed to be an acknowledgment by Sellers that such items would result in a Material Adverse Effect or further define the meaning of such term for the purposes of this Agreement.

“Net Working Capital” has the meaning ascribed to it in Section 1.4(a).

“Option” with respect to any Person means any security, right, subscription, warrant, option, “phantom” stock right or other contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or

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accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

“Party(ies)” has the meaning ascribed to it in the preamble of this Agreement.

“PCS Business” means the products, development, manufacture and sale of the following silicon and silicon carbide families presently sold or under current development by the Power Control Systems Business of the Seller:  (i) all discrete planar MOSFETs (other than Gen 5.0, 5.1, 5.2, 5.3, 5.4 and 7.X planar transistors 200V and below): (A) all Gen 3 cellular planar silicon discrete MOSFETs technology and products, all stacked EPI (P column or Superjunction) silicon transistors technology and products above 200V (below 200V not in existence at IR), (B) all discrete silicon carbide transistor technology (products not in existence), (C) all Gen 6.x HEXFET technology and products and (D) 250V and above Gen 5 cellular planar silicon MOSFET products (but not technology); (ii) all discrete diodes and rectifiers: (A) all discrete (Silicon and Silicon Carbide) diodes technology and products, (B) all Schottky diodes (including FlipKy) technology and products, (C) all fast recovery epitaxial diodes (FREDs) technology and products, (D) all HexFreds technology and products, (E) all low, medium and high power diodes, technology and products and (F) all silicon carbide rectifier technology, equipment, material, process, designs and intellectual property, IR represents that products in this category are not yet in existence; (iii) all discrete thyristors technology and products; (iv) all multi-chip modules not containing integrated circuits: (A) all IRCI multi-chip modules and (B) all IGBT multi-chip modules; (v) all multi-chip modules (with or without integrated circuits) for 42 volt and below automotive systems applications manufactured in Swansea, Wales; Vishay is not restricted to products of any voltage except for IR’s IP not transferred to Vishay, and (vi) all electronic subcontract assemblies manufactured in Swansea, Wales.  Note: IR represents that Exhibit A lists all IR products included within the PCS business definition.  IR does not retain any products within the areas described above except as noted in the non-compete provisions.

“PCS Purchaser” has the meaning ascribed to it in the recitals of this Agreement.

“Permitted Lien” means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to have a Material Adverse Effect.

“Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Phase II Report” has the meaning ascribed to it in Section 6.19.

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“Post Survival Claim” has the meaning ascribed to it in Section 1.3.

“Purchase Agreements” has the meaning ascribed to it in the recitals of this Agreement.

“Purchase Price” has the meaning ascribed to it in Section 1.2.

“Purchaser” has the meaning ascribed to it in the preamble of this Agreement.

“Purchaser Indemnitee(s)” means Purchaser, its Affiliates and its and their respective officers, directors and employees.

“Representatives” has the meaning ascribed to it in Section 3.10(b).

“Restricted Person” has the meaning ascribed to it in Section 12.1(a).

 “Schedule” means a schedule of the Disclosure Schedules.

“Seller” has the meaning ascribed to it in the preamble of this Agreement.

“Seller Indemnitees” means Seller, its Affiliates and its and their respective officers, directors and employees.

 “Selling Subsidiaries” means the Asset Seller and the Share Sellers (other than Seller).

“Share Seller” has the meaning ascribed to it in the recitals of this Agreement.

“Shares” has the meaning ascribed to it in the recitals of this Agreement.

“Stock Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Stock Purchaser” has the meaning ascribed to it in the recitals of this Agreement.

 “Subsidiary” means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

 “Target Net Working Capital Amount” means $43,348,000, as calculated in the manner set forth in Schedule 1.4(b) attached hereto; provided that, for the avoidance of doubt, the Target Net Working Capital Amount shall exclude any cash or cash equivalents of the Companies.

“Tax” or “Taxes” means (whether or not disputed) taxes of any kind, levies or other like assessments, duties, imposts, charges or fees, including but not limited to (x) all federal, state, local or foreign taxes, including all income, profits, capital gains, receipts, corporate franchise, net worth, sales, use, value added, property, ad valorem, intangible, unitary, transfer, stamp, documentary, payroll, employment, estimated, excise, environmental,

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occupation, premium, property, customs, duties, severance, windfall profits, franchise, license, withholding, social security, unemployment, alternative or add-on minimum, recapture or other taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (y) any liability for payment of amounts described in clause (x) as a result of transferee liability, under any agreement or through operation of law, and (z) any liability for payment of amounts described in clauses (x) or (y) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement or any practice, policy or arrangement to indemnify any other person for taxes.

“Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any U.S. federal, state, local or non-U.S. governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws regulating, or administrative requirements relating to, any Tax.

“Tax Matters Agreement” has the meaning ascribed to it in Section 8.1.

“Technology License Agreements” has the meaning ascribed to it in Section 6.7.

“Third Party Claim” has the meaning ascribed to it in Section 10.4(a).

“Trademark License Agreements” has the meaning ascribed to it in Section 6.8.

“Transaction Agreement(s)” means the Technology License Agreements, Trademark License Agreements, the Indemnification Escrow Agreement, Tax Matters Agreement and Transition Services Agreements.

“Transition Services Agreements” has the meaning ascribed to it in Section 6.9.

“UK Purchaser” has the meaning ascribed to it in the recitals of this Agreement.

“Unaudited Financial Statements” has the meaning ascribed to it in Section 2.8(a).

 “Xian” has the meaning ascribed to it in the recitals of this Agreement.

“Xian Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Xian Shares” has the meaning ascribed to it in the recitals of this Agreement.

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EXHIBIT B

INTERNATIONAL RECTIFIER CORPORATION

Officer’s Certificate

International Rectifier Corporation, a Delaware corporation (“Seller”), pursuant to Section 6.3 of the Master Purchase Agreement dated as of November        , 2006 (the “Master Purchase Agreement”; capitalized terms not defined herein shall have the meanings ascribed to them in the Master Purchase Agreement) between Vishay Intertechnology, Inc., a Delaware corporation, and Seller, HEREBY CERTIFIES that:

(1)           The representations and warranties made by Seller and the Selling Subsidiaries in the Master Purchase Agreement and the Purchase Agreements are true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein) as of the date of the Master Purchase Agreement and on and as of the date hereof as though made on and as of the date hereof or, in the case of representations and warranties made as of a specified date earlier than the date hereof, on and as of such earlier date.

(2)           Seller and the Selling Subsidiaries have performed and complied with, in all material respects, the agreements, covenants and obligations required by the Master Purchase Agreement and the Purchase Agreements to be so performed or complied with by Seller and the Selling Subsidiaries on or before the date hereof.

(3)           All of the conditions precedent set forth in the Purchase Agreements required to be satisfied by Seller and the Selling Subsidiaries on or prior to the date hereof have been satisfied.

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed on its behalf by the undersigned on and as of the          day of                           , 20    .

INTERNATIONAL RECTIFIER CORPORATION

By:
Name:
Title:

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EXHIBIT C

[INTERNATIONAL RECTIFIER CORPORATION/IR INTERNATIONAL HOLDINGS CHINA, INC./ INTERNATIONAL RECTIFIER SOUTHEAST ASIA PTE, LTD.]

[Assistant] Secretary’s Certificate

I,                                                           , [Assistant] Secretary of [International Rectifier Corporation/IR International Holdings China, Inc./ International Rectifier Southeast Asia Pte, Ltd.], a [Delaware/Singapore] corporation (“Seller”), pursuant to Section 6.3 of the Master Purchase Agreement dated as of November         , 2006 (the “Master Purchase Agreement”) between Vishay Intertechnology, Inc., a Delaware corporation, and International Rectifier Corporation, a Delaware corporation, HEREBY CERTIFIES on behalf of Seller as follows:

(1)           Attached hereto as Exhibit A is a true, complete and correct copy of resolutions adopted by the Board of Directors of Seller with respect to the Master Purchase Agreement and the Transaction Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of Seller on                     ,         , at which a quorum was present and acting throughout.  All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of Seller or any committee thereof relating to the Master Purchase Agreement and such Transaction Agreements and the transactions contemplated thereby.

(2)           Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Seller who holds, and at all times since [date of execution of Master Purchase Agreement] has held, the office set opposite such individual’s name, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

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[Name]	[Title]

[Name]	[Title]

[Name]	[Title]

[Name]	[Title]

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed on its behalf by the undersigned on and as of the          day of                               , 20    .

[INTERNATIONAL RECTIFIER CORPORATION/IR INTERNATIONAL HOLDINGS CHINA, INC./ INTERNATIONAL RECTIFIER SOUTHEAST ASIA PTE, LTD.]

By:
Name:
Title:

I,                     , [title of officer] of Seller, DO HEREBY CERTIFY on behalf of Seller that                      is the duly elected or appointed, qualified and acting [Assistant] Secretary of Seller, and the signature set forth above is the genuine signature of such officer.

Name:
Title:

                        , 20

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Exhibit D1

Form of Technology Agreement

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (“Technology Agreement”) is entered into and effective as of the       day of                   , 2006 (the “Effective Date”), by and between International Rectifier Corporation, a company organized under the laws of the State of Delaware (“IR”), and Vishay Intertechnology, Inc., a company organized under the laws of Delaware (the “Purchaser”).  IR and the Purchaser each may be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into that certain Master Purchase Agreement, dated as of                         , 2006, pursuant to which IR has agreed to sell to Purchaser and Purchaser has agreed to purchase from IR the capital stock or other equity interests of certain subsidiary corporations of IR and certain assets of IR and certain of its subsidiaries used in IR’s Power Control Systems business unit (the “MPA”);

WHEREAS, IR designs, develops and manufactures semiconductor devices and products for various power applications, using technology which it has developed at substantial expense, time, and effort;

WHEREAS, Purchaser desires to obtain a license to the Licensed IP Rights; and

WHEREAS, IR is prepared to license such Licensed IP Rights to Purchaser upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Technology Agreement, and for other good and valuable consideration, including, without limitation the valuable consideration set forth in the MPA, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1– Definitions

1.1           “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.  For purposes of this definition, control of a person means the power, direct or

1

indirect, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

1.2           “Licensed IP Rights” shall mean Licensed Patents and Licensed Technology.

1.3           “Licensed Patents” means the patents, patent applications and invention disclosures identified on Schedule A, attached hereto and made a part hereof, as well as all corresponding foreign patents (including certificates of invention, utility models, industrial designs, and other patent equivalents), provisional applications, patent applications and patents issuing therefrom, as well as any division, continuation or continuation in part,  reissue, extension, reexamination, certification, validation, revival or renewal of any such patent.

1.4           “Licensed Technology” means documented information and data, know-how, copyrights, mask works, proprietary software, technical information, trade secrets and other intellectual property or rights identified on Schedule B hereto.

1.5           “Licensed Products” means those products identified on Schedule C, attached hereto, all subsequent versions thereof in the scope of the PCS Business, and all other future products of Purchaser within the scope of the PCS Business.

1.6           “Unlicensed Intellectual Property” means those patents identified on Schedule E, attached hereto.

1.7           All other capitalized terms not defined herein shall be defined as set forth in the MPA.

Article 2 – Grants of Licenses

2.1           IR hereby grants to Purchaser a non-exclusive, non-transferable (subject to Section 8.5 hereof), perpetual, irrevocable, world-wide, fully paid-up, royalty-free license, non-sublicensable, except for the right to sublicense to its Affiliates, to use the Licensed IP Rights to design, develop, prepare derivative works of, make, have made, import, use, market, offer for sale, sell, distribute, import and service Licensed Products.

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2.2           IR shall not assert or commence legal action against Purchaser, or against any Affiliate of Purchaser or against the vendees of any of them, for any claim of infringement, misappropriation or misuse of any Technology owned by IR on the Effective Date, where such claim is based upon the design, development, manufacture, use, distribution, importation, offer for sale or sale by Purchaser, or its Affiliates or vendees, of Licensed Products as they exist on the Effective Date, and all subsequent versions thereof that do not include any additional or different form or functionality, other than Current R&D.  For purposes of this Section 2.2 only, Technology means any patents, documented information and data, know-how, copyrights, mask works, proprietary software, technical information, and trade secrets, any rights maturing from any patent, copyright, or mask works applications existing on the Effective Date, but excluding trademarks, service marks, logos or the like, used by IR in the PCS Business on the Effective Date. For purposes of this Section 2.2 only, Current R&D means all intellectual property owned by IR which IR intended to use in the PCS Business pursuant to research and development activity that is currently in process and for which the PCS Business has already expended development efforts and costs.

Article 3 – Licensed Technology; Technical Assistance

3.1           Licensed Technology shall be disclosed in the language, form and system of measurements in which it is available at IR at the time of its disclosure to Purchaser.  IR shall not be obligated under this Technology Agreement to make up any special drawings, specifications, translations, or other similar documents for Purchaser.

3.2           Within one (1) year of the Effective Date, Vishay may request technical assistance from IR relating to the Licensed Technology.  If at the time of request, IR or its Affiliates has an employee with applicable knowledge, subject to availability of such employee, IR agrees to make such employee available to Purchaser on reasonable commercial terms.

3.3           During the Non-Competition Period, IR will negotiate with Purchaser to license to the Unlicensed Intellectual Property for use in the PCS Business to Purchaser on a case-by-case basis at the time the license is granted on a most favored customer basis such as lower royalty than competition and other more favorable conditions.  At the conclusion of the Non-Competition Period, IR will negotiate in good faith with Purchaser concerning license

3

arrangements with respect to the Unlicensed Intellectual Property for use in the PCS Business on a most favored customer basis at the time the license is granted such as a lower royalty than competition and other more favorable conditions.

Article 4– Representations and Warranties; Liability Disclaimer

4.1           IR represents and warrants that the Licensed IP Rights are owned by IR and that  IR has good and valid title to the Licensed IP Rights.

4.2           IR represents and warrants that within the last five (5) years, except as disclosed in Schedule D, (i) IR has not received any written notice asserting any intellectual property infringement, misappropriation or misuse relating to the Licensed Technology in the PCS Business, and (ii) there are no pending, and to the Knowledge of IR, threatened claims or proceedings against IR contesting or challenging the title to, validity of or enforceability of the Licensed IP Rights.

4.3           IR represents and warrants that to the Knowledge of IR, IR has the right to grant to Purchaser the licenses granted hereunder to the Licensed IP Rights.

4.4           IR represents and warrants that to the Knowledge of IR, the Licensed IP Rights are free and clear of any and all liens and security interests.

4.5           Except as expressly set forth herein, nothing in this document shall be construed as: (i) a warranty or representation by IR as to the validity or scope of any Licensed IP Rights; (ii) a warranty or representation by IR that anything made, used, sold, or otherwise disposed of under any license granted under this Technology Agreement, or any other conduct, is or will be free from infringement of patents, copyrights or inventions of third persons; or (iii) conferring a right to use in advertising, publicity, or otherwise any trademark or tradename of IR.

4.6           EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS TECHNOLOGY AGREEMENT, (I) PURCHASER ACKNOWLEDGES THAT IR IS PROVIDING THE LICENSED IP RIGHTS ON AN “AS IS, WHERE IS” BASIS, AND THAT IR DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES, WHETHER EXPRESS OR

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IMPLIED AND (II)  PURCHASER FURTHER ACKNOWLEDGES THAT IR IS MAKING NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER.

4.7           EXCEPT FOR A BREACH OF ARTICLE 2, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING WITHOUT  LIMITATION LOSS OF BUSINESS PROFITS, LOSS OF SAVINGS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF BUSINESS INFORMATION, BUSINESS INTERRUPTION, DOWNTIME, COVER AND THE LIKE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE LICENSED IP RIGHTS, WHETHER BASED IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE, EVEN IF SUCH PARTY OR ANY OF ITS AFFILIATES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SHOULD HAVE FORESEEN SUCH DAMAGES.

Article 5 – Confidentiality

5.1           Until the seventh anniversary of the Closing Date, Purchaser will hold, and will use its best efforts to cause its Affiliates, and any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or its Representative), all Confidential Information included in the Licensed IP Rights, except Confidential Information that (i) a Party is compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Technology Agreement and the transactions contemplated hereby of Governmental Authorities) or by other requirements of Law; (ii) is disclosed in an Action or Proceeding brought by a Party in pursuit of its rights or in the exercise of its remedies hereunder; (iii) is in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of Purchaser; or (iv) is later acquired by Purchaser from another

5

source if Purchaser is not aware that such source is under any obligation to keep such documents and information confidential, provided that, until the twentieth anniversary of the Closing Date, Purchaser shall not (and shall cause its Affiliates not to) intentionally publish any Confidential Information of IR.

5.2           “Confidential Information” means any information, documents or other materials of IR or any of its Affiliates (whether written, oral, graphic or electronic) included in the Licensed IP Rights which is generally regarded as confidential or proprietary, including, without limitation: (i) names and addresses of customers and vendors and information concerning transactions or relations therewith; (ii) information concerning any product, technology, process or procedure not generally known to the public, customers, vendors or competitors, or under development by or being tested but not at the time offered generally to its customers or vendors; (iii) information relating to computer software and systems other than off-the-shelf software and systems furnished by third party vendors; (iv) business plans, budgets, advertising and marketing plans, pricing and marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, and financial arrangements; and (v) information belonging to customers and vendors and any other Person which by agreement is held in confidence.  Confidential Information which IR discloses to Purchaser shall remain the property of IR.

5.3           In the event the transactions contemplated hereby are not consummated, upon the request of IR, Purchaser will, and will cause its Affiliates, any Person who has provided, or who is providing, financing to Purchaser and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of confidential documents and information furnished by IR under this Technology Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by Purchaser or its Representatives.

5.4           Purchaser acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Article V and that such actual or threatened breach by it may result in immediate, irreparable and continuing

6

injury to IR and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, Purchaser agrees that IR, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

Article 6 – Term and Termination

6.1           This Technology Agreement shall become effective on the Effective Date and shall continue in full force for so long as IR, or any future holder of the Licensed IP Rights,  retains any rights in any of the Licensed IP Rights.

6.2           In the event that either Party becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for it, or it otherwise takes advantage of any insolvency law, the other Party may terminate this Technology Agreement upon one (1) day’s written notice.

6.3           All licenses granted under this Technology Agreement shall be deemed licenses of “intellectual property rights” as defined in Section 365(n) of Title IX, U.S. Bankruptcy Code, and each such license shall be governed by Section 365(n) in the event that IR seeks or is involuntarily placed under the protection of the Bankruptcy Code.  In such event, Purchaser shall have the further option to elect termination of this Technology Agreement but retain all rights under the licenses granted in Article 2 to support its then-existing customers and sublicensees; to dispose, in any manner, of all Licensed Products and inventory related thereto; and to properly discharge any and all of Purchaser’s third party obligations relating to Licensed Products incurred prior to the termination.

Article 7 – General Limitations

7.1           The obligations and rights of the Parties under this Technology Agreement shall be subject to the following:

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7.1.1        Neither Party shall be obligated to disclose any information which the laws and regulations of any Governmental Authority which has jurisdiction over such matters do not permit to be disclosed; and

7.1.2        Neither Party shall be obligated to take any action which would violate the law, regulations or requirements of any Governmental Authority or any agency thereof which has jurisdiction over such matters.

Article 8 – Miscellaneous

8.1           Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally, by commercial delivery service, by facsimile transmission or mailed (first class postage prepaid) to the other Party at the following addresses or facsimile numbers:

If to Purchaser, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA 19355

Facsimile No.: 610-889-2161

Attn: Richard N. Grubb, Executive Vice President and Chief Financial Officer

with a copy to:

Kramer Levin Naftalis & Frankel, LLP

1177 Avenue of the Americas

New York, NY 10036

Facsimile No.: 212-715-8000

Attn: Abbe Dienstag, Esq.

If to Seller, to:

International Rectifier Corporation

233 Kansas Street

El Segundo, CA  90245

Facsimile No.:  (310) 726-8484

Attn:  Executive Vice President and General Counsel

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with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, N.W.

Washington, D.C.  20005

Facsimile No.:  (202) 218-0020

Attn:  Robert L. Magielnicki, Sr.

All such notices, requests and other communications will be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section).  Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

8.2           Severability.  If any provision of this Technology Agreement shall be held to be illegal, invalid or unenforceable, and if the rights or obligations of a Party hereunder will not be materially adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Technology Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Technology Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

8.3           Amendments.  This Technology Agreement may be amended or modified only by a written instrument signed by both Parties.

8.4           Waiver.  Any waiver by a Party of an instance of the other Party’s noncompliance with any obligation or responsibility herein shall be in writing and signed by the waiving Party and shall not be deemed a waiver of other instances of the other Party’s noncompliance hereunder.

8.5           Assignment.  This Technology Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of

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the Parties.  Except as stated herein, nothing in this Technology Agreement shall confer any rights upon any Person other than the Parties and their respective successors and permitted assigns.  Neither Party may assign this Technology Agreement or its rights hereunder to any Person without the written consent of the other Party; provided, however, that: (i) either Party may assign this Technology Agreement to an Affiliate without such consent; and (ii) either Party, without such consent, may assign this Technology Agreement in connection with the transfer or sale of substantially all of its business or assets to which this Technology Agreement pertains or in the event of its merger or consolidation with another company.  No assignment by either Party of this Technology Agreement or of any of such Party’s rights hereunder shall release such Party from any of its obligations hereunder.  IR shall not assign any of the Licensed IP Rights to any Person unless such Person agrees in writing to be bound by the terms and conditions of this Technology Agreement applicable to IR.  Any attempted assignment of this Technology Agreement or of any of the Licensed IP Rights in violation of this Section shall be void and of no effect.

8.6           Construction.  This Technology Agreement has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as appropriate; and the singular tense shall include the plural and vice-versa.

8.7           No Agency.  This Technology Agreement shall not constitute either Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability of any kind, expressed or implied, against or in the name or on behalf of the other Party.

8.8           Relationship of the Parties.  Nothing contained in this Technology Agreement is intended to, or shall be deemed to, create a partnership or joint venture relationship between the Parties or any of their Affiliates for any purpose.

8.9           Governing Law.  This Technology Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract

10

executed and performed in such state, without giving effect to the conflicts of law principles thereof.

8.10         Jurisdiction; Waiver of Jury Trial.  Except to the extent that a court proceeding or other Action is necessary to obtain an injunction or other equitable relief to protect the rights of a Party, no Action or other proceeding arising out of or related to this Technology Agreement shall be commenced until thirty (30) days after a Party shall give notice of the existence of a dispute (a “Dispute Notice”) to the other Party.  During such 30-day period, duly authorized representatives of both Parties shall attempt to negotiate in good faith a resolution of the dispute.  The Dispute Notice shall set forth the basis of the dispute with reasonably specificity.  The Parties hereby agree that any Action or Proceeding arising out of or related to this Agreement may be conducted in the State of Delaware.  The Parties hereby agree that any action or proceeding arising out of or related to this Technology Agreement may be conducted in the State of Delaware.  Each Party hereby irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Technology Agreement or any transaction contemplated hereby.

8.11         Counterparts.  This Technology Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument, and all of which together shall constitute one and the same instrument.

8.12         Entire Agreement.  Together with the MPA, the Purchase Agreements and the Transaction Agreements, this Technology Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Technology Agreement and no representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied

11

upon by either Party.  Each Schedule referred to herein and attached hereto is an integral part of this Technology Agreement and is incorporated herein by reference.

IN WITNESS WHEREOF, the Parties hereto have caused this Technology Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

VISHAY INTERTECHNOLOGY, INC.		INTERNATIONAL RECTIFIER
CORPORATION

By:		By:
	[Name]	[Name]
	[Title]	[Title]

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EXHIBIT D2

Form of Technology License Back Agreement

TECHNOLOGY LICENSE BACK AGREEMENT

This Technology License Back Agreement (“Agreement”) is entered into and effective as of the        day of                       , 2006 (the “Effective Date”), by and between Vishay Intertechnology, Inc., a company organized under the laws of Delaware (the “Purchaser”), and International Rectifier Corporation, a company organized under the laws of the State of Delaware (“IR”).  IR and the Purchaser each may be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into that certain Master Purchase Agreement, dated as of                         , 2006, pursuant to which IR has agreed to sell to Purchaser and Purchaser has agreed to purchase from IR the capital stock or other equity interests of certain subsidiary corporations of IR and certain assets of IR and certain of its subsidiaries used in IR’s Power Control Systems business unit (the “MPA”);

WHEREAS, as part of the transactions contemplated by the MPA, IR is selling to Purchaser certain modern technology and intellectual property assets relating to the Licensed IP Rights (as hereinafter defined);

WHEREAS, IR desires to obtain a license to the Licensed IP Rights; and

WHEREAS, Purchaser is prepared to license the Licensed IP to IR upon the terms and conditions set forth herein

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, including, without limitation the valuable consideration set forth in the MPA, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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ARTICLE I – Definitions

1.2.          “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.  For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

1.3.          “Licensed IP Rights” shall mean Licensed Patents and Licensed Technology.

1.4.          “Licensed Patents” means, to the extent included in the Acquired Assets, the patents identified on Schedule A, attached hereto and made a part hereof, as well as all corresponding domestic and foreign patents (including certificates of invention, utility models, industrial designs, and other patent equivalents), provisional applications, patent applications and patents issuing therefrom, as well as any division, continuation or continuation in part,  reissue, extension, reexamination, certification, validation, revival or renewal of any such patent.

1.5.          “Licensed Technology” means, to the extent included in the Acquired Assets or owned directly or indirectly by a Company as of the Effective Date, documented information and data, know-how, copyrights, proprietary software, technical information, trade secrets and other intellectual property or rights listed on Schedule B attached hereto.

1.6.          All other capitalized terms not defined herein shall be defined as set forth in the MPA.

ARTICLE II – Grants of Licenses

2.1.          Purchaser hereby grants to IR a non-exclusive, non-transferable (subject to Section 1.24 hereof), perpetual, irrevocable, world-wide, fully paid-up, royalty-free license, non-sublicensable, except for the right to sublicense to its Affiliates, to use the Licensed IP Rights to design, develop, prepare derivative works of, make, have made, import, use, market, sell and otherwise commercialize products and services.

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ARTICLE III –Licensed Technology

3.1.          IR may retain copies of the Licensed Technology that is made available to Purchaser.  Purchaser shall not be obligated under this Agreement to make up any special drawings, specifications, translations, or other similar documents for IR.

ARTICLE IV – Exclusion of Warranties; Liability Disclaimer

4.1.          Nothing in this document shall be construed as: (i) a warranty or representation by Purchaser as to the validity or scope of any Licensed IP Rights; (ii) a warranty or representation by Purchaser that anything made, used, sold, or otherwise disposed of under any license granted under this Agreement, or any other conduct, is or will be free from infringement of patents, copyrights or inventions of third persons; or (iii) conferring a right to use in advertising, publicity, or otherwise any trademark or tradename of Purchaser, except as may be otherwise provided in writing.

4.2.          IR ACKNOWLEDGES THAT PURCHASER IS PROVIDING THE LICENSED IP RIGHTS ON AN “AS IS, WHERE IS” BASIS, AND THAT PURCHASER DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES, WHETHER EXPRESS OR IMPLIED.  IR FURTHER ACKNOWLEDGES THAT PURCHASER IS MAKING NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER.

4.3.          EXCEPT FOR A BREACH OF ARTICLE 2, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING WITHOUT  LIMITATION LOSS OF BUSINESS PROFITS, LOSS OF SAVINGS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF BUSINESS INFORMATION, BUSINESS INTERRUPTION, DOWNTIME, COVER AND THE LIKE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE LICENSED IP RIGHTS, WHETHER BASED IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE, EVEN IF

3

SUCH PARTY OR ANY OF ITS AFFILIATES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SHOULD HAVE FORESEEN SUCH DAMAGES.

ARTICLE V– Confidentiality

5.1.          Until the seventh anniversary of the Closing Date, IR will hold, and will use its best efforts to cause its Affiliates and its and their respective Representatives to hold, in strict confidence from any Person, all Confidential Information included in the Licensed IP Rights, except Confidential Information that (i) a Party is compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental Authorities) or by other requirements of Law; (ii) is disclosed in an Action or Proceeding brought by a Party in pursuit of its rights or in the exercise of its remedies hereunder; (iii) is in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of IR; or (iv) is later acquired by IR from another source if IR is not aware that such source is under any obligation to keep such documents and information confidential, provided that, until the twentieth anniversary of the Closing Date, IR shall not (and shall cause its Affiliates not to) intentionally publish any Confidential Information of Purchaser.

5.2.          “Confidential Information” means any information, documents or other materials of Purchaser or any of its Affiliates (whether written, oral, graphic or electronic) included in the Licensed IP Rights which is generally regarded as confidential or proprietary, including, without limitation: (i) names and addresses of customers and vendors and information concerning transactions or relations therewith; (ii) information concerning any product, technology, process or procedure not generally known to the public, customers, vendors or competitors, or under development by or being tested but not at the time offered generally to its customers or vendors; (iii) information relating to computer software and systems other than off-the-shelf software and systems furnished by third party vendors; (iv) business plans, budgets, advertising and marketing plans, pricing and marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, and financial arrangements; and (v) information belonging to customers and vendors and any other Person which by agreement is

4

held in confidence.  Confidential Information which Purchaser discloses to IR shall remain the property of Purchaser.

5.3.          In the event the transactions contemplated hereby are not consummated, upon the request of IR, Purchaser will, and will cause its Affiliates, any Person who has provided, or who is providing, financing to Purchaser and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of confidential documents and information furnished by IR under this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by Purchaser or its Representatives.

5.4.          IR acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of Article V and that such actual or threatened breach by it may result in immediate, irreparable and continuing injury to Purchaser and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, IR agrees that Purchaser, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

ARTICLE VI – Term

6.1.          This Agreement shall become effective on the Effective Date and shall continue in full force for so long as Purchaser, or any future holder of the Licensed IP Rights, retains any rights in any of the Licensed IP Rights.

6.2.          In the event that either Party becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for it, or it otherwise takes advantage of any insolvency law, the other Party may terminate this Agreement upon one (1) day’s written notice.

6.3.          All licenses granted under this Agreement shall be deemed licenses of “intellectual property rights” as defined in Section 365(n) of Title IX, U.S. Bankruptcy Code, and each such license shall be governed by Section 365(n) in the event that Purchaser seeks or is

5

involuntarily placed under the protection of the Bankruptcy Code.  In such event, IR shall have the further option to elect termination of this Agreement but retain all rights under the licenses granted in Section 2.1 to support its then-existing customers and sublicensees; to dispose, in any manner, of all products and inventory related thereto; and to properly discharge any and all of IR’s third party obligations incurred prior to the termination.

ARTICLE VII – General Limitations

7.1.          The obligations and rights of the Parties under this Agreement shall be subject to the following:

7.1.1        Neither Party shall be obligated to disclose any information which the laws and regulations of any Governmental Authority which has jurisdiction over such matters do not permit to be disclosed; and

7.1.2        Neither Party shall be obligated to take any action which would violate the law, regulations or requirements of any Governmental Authority or any agency thereof which has jurisdiction over such matters.

ARTICLE VIII – Miscellaneous

8.1.          Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally, by commercial delivery service, by facsimile transmission or mailed (first class postage prepaid) to the other Party at the following addresses or facsimile numbers:

If to Purchaser, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA 19355

Facsimile No.: 610-889-2161

Attn: Richard N. Grubb, Executive Vice President and Chief Financial Officer

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with a copy to:

Kramer Levin Naftalis & Frankel, LLP

1177 Avenue of the Americas

New York, NY 10036

Facsimile No.: 212-715-8000

Attn: Abbe Dienstag, Esq.

If to IR, to:

International Rectifier Corporation

233 Kansas Street

El Segundo, CA  90245

Facsimile No.:  (310) 726-8484

Attn:  Executive Vice President and General Counsel

with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, N.W.

Washington, D.C.  20005

Facsimile No.:  (202) 218-0020

Attn:  Robert L. Magielnicki, Sr.

All such notices, requests and other communications will be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section).  Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

8.2.          Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, and if the rights or obligations of a Party hereunder will not be materially adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

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8.3.          Amendments.  This Agreement may be amended or modified only by a written instrument signed by both Parties.

8.4.          Waiver.  Any waiver by a Party of an instance of the other Party’s noncompliance with any obligation or responsibility herein shall be in writing and signed by the waiving Party and shall not be deemed a waiver of other instances of the other Party’s noncompliance hereunder.

8.5.          Assignment.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.   Except as stated herein, nothing in this Agreement shall confer any rights upon any Person other than the Parties and their respective successors and permitted assigns.  Neither Party may assign this Agreement or its rights hereunder to any Person without the written consent of the other Party; provided, however, that: (i) either Party may assign this Agreement to an Affiliate without such consent; and (ii) either Party, without such consent, may assign this Agreement in connection with the transfer or sale of substantially all of its business or assets to which this Agreement pertains or in the event of its merger or consolidation with another company.  No assignment by either Party of this Agreement or of any of such Party’s rights hereunder shall release such Party from any of its obligations hereunder.  Purchaser shall not assign any of the Licensed IP Rights to any Person unless such Person agrees in writing to be bound by the terms and conditions of this Agreement applicable to Purchaser.  Any attempted assignment of this Agreement or any of the Licensed IP Rights in violation of this Section 8.5 shall be void and of no effect.

8.6.          Construction.  This Agreement has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as appropriate; and the singular tense shall include the plural and vice-versa.

8.7.          No Agency.  This Agreement shall not constitute either Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume,

8

create or incur any liability of any kind, expressed or implied, against or in the name or on behalf of the other Party.

8.8.          Relationship of the Parties.  Nothing contained in this Agreement is intended to, or shall be deemed to, create a partnership or joint venture relationship between the Parties or any of their Affiliates for any purpose.

8.9.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of law principles thereof.

8.10.        Jurisdiction; Waiver of Jury Trial.  Except to the extent that a court proceeding or other Action is necessary to obtain an injunction or other equitable relief to protect the rights of a Party, no Action or other proceeding arising out of or related to this Agreement shall be commenced until thirty (30) days after a Party shall give notice of the existence of a dispute (a “Dispute Notice”) to the other Party.  During such 30-day period, duly authorized representatives of both Parties shall attempt to negotiate in good faith a resolution of the dispute.  The Dispute Notice shall set forth the basis of the dispute with reasonably specificity.  The Parties hereby agree that any action or proceeding arising out of or related to this Agreement may be conducted in the State of Delaware.  Each Party hereby irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.

8.11.        Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument, and all of which together shall constitute one and the same instrument.

8.12.        Entire Agreement.  Together with the MPA, the Purchase Agreements and the Transaction Agreements, this Agreement constitutes the entire agreement among the Parties

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with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement and no representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by either Party.  Each Schedule referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

VISHAY INTERTECHNOLOGY, INC.		INTERNATIONAL RECTIFIER CORPORATION

By:		By:
	[Name]		[Name]
	[Title]		[Title]

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EXHIBIT E1

Form of Trademark License Agreement

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this “Trademark Agreement”) is entered into and effective as of the            day of                         , 200        (the “Effective Date”) by and between International Rectifier Corporation, a company organized under the laws of the State of Delaware (“IR”), and Vishay Intertechnology, Inc., a company organized under the laws of Delaware (“Purchaser”).  IR and Purchaser each may be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into that certain Master Purchase Agreement, dated as of                         , 2006, pursuant to which IR has agreed to sell to Purchaser and Purchaser has agreed to purchase from IR the capital stock or other equity interests of certain subsidiary corporations of IR and certain assets of IR and certain of its subsidiaries used in IR’s Power Control Systems business unit (the “MPA”);

WHEREAS, IR owns and makes commercial use of the Licensed Marks (as hereinafter defined) and has registrations for certain Licensed Marks in certain countries;

WHEREAS, Purchaser desires to use the Licensed Marks in connection with Licensed Products (as hereinafter defined); and

WHEREAS, IR is willing to grant a license to Purchaser to use, and permit Purchaser’s use of, the Licensed Marks in connection with Licensed Products under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Trademark Agreement, and for other good and valuable consideration, including, without limitation the valuable consideration set forth in the MPA, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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ARTICLE 1– Definitions

1.1.          “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.  For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

1.2.          “Common Law Marks” shall mean the marks “HALF-PAK”, “MICRO3”,  “POWIRTAB”,  “TO-247”,  “SUPER-220” and “SUPER-247”.

1.3.          “Licensed Marks” means the registered marks and the part numbers with IR or IRF prefixes listed on Schedule A, attached hereto and made a part hereof.  Licensed Marks excludes all marks licensed to Purchaser pursuant to that certain IR Trademark Agreement, executed concurrently with this Trademark Agreement on the Effective Date.

1.4.          “Licensed Products” means all products sold in connection with the Licensed Marks and (i) identified on Schedule B, attached hereto and made a part hereof, or (ii) constituting subsequent versions of the products identified on Schedule B that do not include any materially additional or materially different functionality.

1.5.          “Product Markings” means the product markings on the Licensed Products as of the Effective Date other than the Licensed Marks, the Common Law Marks and the marks licensed pursuant to the IR Trademark Agreement.

1.6.          “Standards of Quality” means the general standards of design, material and workmanship heretofore observed by IR in its manufacture and sale of products identical or similar to the Licensed Products.

1.7.          All other capitalized terms not defined herein shall be defined as set forth in the MPA.

ARTICLE 2 – License Grant

2.1.          IR hereby grants to Purchaser a world-wide, non-transferable (subject to Section 8.6 hereof), non-sublicensable, except for the right to sublicense to its Affiliates,

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non-exclusive license, to use the Licensed Marks on and in connection with the Licensed Products during the term hereof, provided that the Licensed Products are manufactured and sold in accordance with the Standards of Quality.  Nothing in this Trademark Agreement shall be construed to grant Purchaser the right to use the Licensed Marks on or in connection with any products other than the Licensed Products as set forth herein.

2.2.          IR shall not itself use, and shall not license or permit any Affiliate or third Person to use, the part numbers included in the Licensed Marks.

2.3.          IR covenants not to sue Purchaser or its sublicensees for use of the Product Markings on or in connection with the Licensed Products within twelve (12) months after the Effective Date.

2.4.          IR covenants not to sue Purchaser or its sublicensees for use of the Common Law Marks on or in connection with the Licensed Products.  Purchaser covenants not to sue IR or its sublicensees for use of the Common Law Marks on or in connection with IR’s products outside the PCS Business.

ARTICLE 3 – Examination of Products

3.1.          IR has the right to conduct a reasonable review of Purchaser’s use of the Licensed Marks with respect to the nature and quality of the Licensed Products sold pursuant to this Trademark Agreement.

3.2.          IR, or its authorized representative, shall have the right at any reasonable time during regular business hours, twice per calendar year, on reasonable notice, to visit the plants and facilities of Purchaser and its suppliers where Licensed Products are manufactured, assembled, packaged, marketed, promoted, sold or serviced.  IR may conduct an inspection and examination of such portions of such plants and facilities as pertain to the manufacturing, assembly, packaging, marketing, promoting, sale or service of Licensed Products.  Purchaser agrees to furnish IR, from time to time as reasonably requested by IR and at IR’s expense, representative samples of all Licensed Products, and representative samples showing all other uses of the Licensed Marks by Purchaser in connection with the Licensed Products.  If, at any time, Licensed Products sold in connection with the Licensed Marks fail to meet the Standards

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Of Quality or any requirement expressly set forth in this Trademark Agreement and IR notifies Purchaser of such failure in writing explaining the particular standard not met, Purchaser shall take reasonable steps to bring the Licensed Products into conformance or obtain consent from IR to continue such non-conformance.  If Purchaser fails to cure such defects or obtain such consent within two (2) months of receiving IR’s written notice of nonconformity, then Purchaser shall promptly cease the manufacturing, assembly, packaging, marketing, promoting, and sale of non-conforming Licensed Products bearing the Licensed Marks until conformance is achieved.

ARTICLE 4 – Use of the Licensed Marks

4.1.          Under the license granted in Article 2 hereof, Purchaser is authorized to use the Licensed Marks on or in connection with Licensed Products, including use in its packaging, labeling, publicity, advertising, instruction books and other literature for or relating to the Licensed Products.  In no event, however, shall Purchaser use the Licensed Marks as part of a trade name or authorize another Person to do so.

4.2.          Purchaser shall comply with reasonable rules and practices for trademark usage set forth from time to time by IR with respect to the appearance and manner of use of the Licensed Marks that IR is then using, including such rules and practices set forth in any existing IR trademark usage manuals or policy statements, as identified in Schedule C.  In using the Licensed Marks, Purchaser shall indicate that the registered Licensed Marks are trademarks of IR.

4.3.          Purchaser shall comply with all applicable laws and regulations pertaining to the use of the Licensed Marks, including those pertaining to the proper use and designation of trademarks, corporate names and trade names.

4.4.          Purchaser agrees to comply with all guidelines set forth in Schedule C, and all reasonable revisions thereto from time to time, for the purpose of distinguishing the Licensed Marks and preventing confusion of itself with any third Person.

4.5.          If, in the discretion of IR, it is required or advisable for the purpose of implementing or enforcing this Trademark Agreement, or for the purpose of maintaining, enhancing, or protecting IR’s rights in the Licensed Marks, to record or enter this Trademark

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Agreement with a Governmental Authority, IR will attend to such recording or entry at its own expense.  At IR’s expense, Purchaser will execute and deliver to IR such additional instruments or documentation as IR may reasonably request to effectuate such recording or entry, including without limitation execution and delivery of substitute or short-form license agreements, with terms consistent with this Trademark Agreement, for recordation or registration in specified countries in the event that this Trademark Agreement shall be deemed to be unsuitable for recordation or entry in such countries.  The terms and conditions of this Trademark Agreement (and not the terms and conditions of such substitute or short-form license agreements entered into for recording or entry purposes) shall be binding between the Parties throughout the world and shall govern and control any controversy that may arise with respect to each Party’s rights and obligations hereunder.

4.6.          Purchaser shall supply IR with such information concerning Licensed Products as IR may reasonably request at IR’s expense to aid IR in the acquisition, maintenance, and renewal of registrations of the Licensed Marks, to record this Trademark Agreement and to enter Purchaser as a registered or authorized user of the Licensed Marks with a Governmental Authority.

ARTICLE 5 – Ownership and Validity of Licensed Marks

5.1.          Purchaser acknowledges IR’s ownership of the Licensed Marks and agrees that any and all rights in the Licensed Marks that might be acquired by the use of the Licensed Marks by Purchaser shall inure to the sole benefit of IR.  If Purchaser obtains rights in or to the Licensed Marks, Purchaser shall transfer those rights back to IR upon its request at no charge.  For purposes of this Trademark Agreement only, IR agrees that Purchaser’s use of the IR part numbers without the IR or IRF preface (e.g. use of 1234 for an existing IR part number IR1234) does not requires a trademark license from IR.

5.2.          Purchaser further agrees not to use or register in any country any trademarks, trade names or internet domain names confusingly similar to the Licensed Marks.  Whenever the attention of Purchaser is called by IR to any such risk of confusion, Purchaser agrees to take appropriate steps immediately to remedy or avoid such risk of confusion.

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5.3.          Purchaser shall give IR notice of any known infringements of the Licensed Marks by others, and Purchaser shall render IR reasonable cooperation for the protection of the Licensed Marks at IR’s expense.  IR shall retain all rights to bring all actions and proceedings in connection with infringement or unauthorized use of the Licensed Marks at its sole discretion.  If IR decides to enforce its rights in or to the Licensed Marks against an infringer, all costs incurred and recoveries made shall be the responsibility of and for the account of IR.

5.4.          Purchaser will not, directly or indirectly, do or cause to be done any act or thing disputing, attacking, impairing, or diluting IR’s right, title or interest in or to the Licensed Marks.  For purposes of this Trademark Agreement only, IR agrees that Purchaser’s use of the Vishay house mark or logo or the Siliconix house mark or logo in conjunction with the IR part numbers included in the Licensed Marks without the IR preface does not impair or dilute IR’s right, title, or interest in or to the Licensed Marks.

ARTICLE 6 – Term and Termination

6.1.          The term of this Trademark Agreement shall commence on the Effective Date and, unless terminated sooner in accordance with this Article, shall expire two (2) years thereafter.

6.2.          This Trademark Agreement shall be subject to termination by IR upon written notice to Purchaser in the event that, in IR’s reasonable judgment:

6.2.1        Such termination is necessary to comply with any order, decree or request of any court of competent jurisdiction or any competent governmental authority or any department or agency thereof; or

6.2.2        The normal conduct of the business of Purchaser as an ongoing enterprise ceases or is substantially altered as a consequence of any action taken by any governmental, judicial, or other authority; or

6.2.3        Purchaser materially breaches its obligations under this Trademark Agreement and the material breach is not corrected within forty-five (45) days after written notice from IR specifying the nature of such material breach.

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6.3.          In the event that either Party becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for it, or it otherwise takes advantage of any insolvency law, the other Party may terminate this Trademark Agreement upon one (1) day’s written notice.

6.4.          Upon the termination of this Trademark Agreement, Purchaser agrees to cease and discontinue, promptly and completely, further use of the Licensed Marks.  Notwithstanding the foregoing, in the event that termination occurs under Sections 6.1 or 6.3, Purchaser shall have a period of ninety (90) days from the date of such termination to use up its supplies of Licensed Products, literature, packaging and other materials to which the Licensed Marks already have been applied prior to the date of termination; provided that such terminal use of the Licensed Marks shall otherwise be in accordance with the provisions of this Trademark Agreement.

6.5.          Expiration or termination of this Trademark Agreement shall not relieve either Party of any liability or obligations accruing as of the effective date of such expiration or termination.

6.6.          The provisions of Sections 5.1, 5.4, 8.1, 8.10 and 8.11 shall survive termination of this Trademark Agreement.

ARTICLE 7– Representations and Warranties

7.1.          IR represents and warrants that the Licensed Marks are owned by IR.  IR has good and valid title to Licensed Marks.

7.2.          IR represents and warrants to Purchaser that, within the last five (5) years, to the current actual Knowledge of IR, IR has not received any written notice asserting any infringement, misappropriation or misuses relating to any of the Licensed Marks or Common Law Marks in connection with the Licensed Products.  IR represents and warrants to Purchaser that to the Knowledge of IR, there are no pending or threatened claims or proceedings against IR contesting or challenging the validity or enforceability of the Licensed Marks.

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7.3.          IR represents and warrants to Purchaser that to the Knowledge of IR, IR has the right to grant to Purchaser the licenses granted hereunder to the Licensed Marks without payment by any Person of any additional consideration to any third party.

7.4.          IR represents and warrants to Purchaser that to the Knowledge of IR, the Licensed Marks are free and clear of any and all liens and security interests.

7.5.          Except as expressly set forth herein, nothing in this Trademark Agreement shall be construed as: (i) a warranty or representation by IR as to the validity or scope of any Licensed Marks; (ii) a warranty or representation by IR that any use of the Licensed Marks under any license granted under this Trademark Agreement is or will be free from infringement of any trademarks or tradenames of third persons; or (iii) conferring a right to use in advertising, publicity, or otherwise any other trademark or tradename of IR.

7.6.          EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS TRADEMARK AGREEMENT, (I) PURCHASER ACKNOWLEDGES THAT IR IS PROVIDING THE LICENSED MARKS ON AN “AS IS, WHERE IS” BASIS, AND THAT IR DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES, WHETHER EXPRESS OR IMPLIED AND (II)  PURCHASER FURTHER ACKNOWLEDGES THAT IR IS MAKING NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER.

7.7.          EXCEPT FOR A BREACH OF ARTICLE 2, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING WITHOUT  LIMITATION LOSS OF BUSINESS PROFITS, LOSS OF SAVINGS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF BUSINESS INFORMATION, BUSINESS INTERRUPTION, DOWNTIME, COVER AND THE LIKE) ARISING OUT OF OR IN CONNECTION WITH THIS TRADEMARK AGREEMENT OR THE LICENSED MARKS, WHETHER BASED IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE, EVEN IF SUCH PARTY OR ANY OF ITS AFFILIATES HAS BEEN

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ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SHOULD HAVE FORESEEN SUCH DAMAGES.

ARTICLE 8 – Miscellaneous

8.1.          Hold Harmless.  Purchaser shall fully indemnify, defend and hold harmless IR (and its officers, directors and employees) against any and all claims by third parties asserted against IR arising out of or relating to the manufacture, sale, offering for sale, promotion or disposition of Licensed Products by Purchaser in connection with the Licensed Marks, except to the extent such claims are attributable to any defective Licensed Products manufactured by IR.

8.2.          Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally, by commercial delivery service, by facsimile transmission or mailed (first class postage prepaid) to the other Party at the following addresses or facsimile numbers:

If to IR, to:

International Rectifier Corporation

233 Kansas Street

El Segundo, CA  90245

Facsimile No.:  (310) 726-8484

Attn:  Executive Vice President and General Counsel

with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, N.W.

Washington, D.C.  20005

Facsimile No.:  (202) 218-0020

Attn:  Robert L. Magielnicki, Sr., Esq.

If to Purchaser, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA 19355

Facsimile No.: 610- 889-2161

Attn: Richard N. Grubb, Executive Vice President and Chief Financial Officer

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with a copy to:

Kramer Levin Naftalis & Frankel, LLP

1177 Avenue of the Americas

New York, NY 10036

Facsimile No.: 212-715-8000

Attn: Abbe Dienstag, Esq.

All such notices, requests and other communications will be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 8.2).  Either Party may, from time to time, change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

8.3.          Severability.  If any provision of this Trademark Agreement shall be held to be illegal, invalid or unenforceable, and if the rights or obligations of a Party hereunder will not be materially adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Trademark Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Trademark Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

8.4.          Amendments.  This Trademark Agreement may be amended or modified only by a written instrument signed by both Parties.

8.5.          Waiver.  Any waiver by a Party of an instance of the other Party’s noncompliance with any obligation or responsibility herein shall be in writing and signed by the waiving Party and shall not be deemed a waiver of any other instance of the other Party’s noncompliance hereunder.

8.6.          Assignment.  This Trademark Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the

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Parties.  Except as stated herein, nothing in this Trademark Agreement shall confer any rights upon any Person other than the Parties and their respective successors and permitted assigns.  Neither Party may assign this Trademark Agreement or its rights hereunder to any Person without the written consent of the other Party; provided, however, that: (i) either Party may assign this Trademark Agreement to an Affiliate without such consent; and (ii) either Party, without such consent, may assign this Trademark Agreement in connection with the transfer or sale of substantially all of its business or assets to which this Trademark Agreement pertains or in the event of its merger or consolidation with another company.  No assignment by either Party of this Trademark Agreement or of any of such Party’s rights hereunder shall release such Party from any of its obligations hereunder.  IR shall not assign any of the Licensed Marks or Common Law Marks to any Person unless such Person agrees in writing to be bound by the terms and conditions of this Trademark Agreement applicable to IR. Any attempted assignment of this Trademark Agreement or any of the Licensed Marks in violation of this Section shall be void and of no effect.

8.7.          Construction.  This Trademark Agreement has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as appropriate; and the singular tense shall include the plural and vice-versa.

8.8.          No Agency.  This Trademark Agreement shall not constitute either Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability of any kind, expressed or implied, against or in the name or on behalf of the other Party.

8.9.          Relationship of the Parties.  Nothing contained in this Trademark Agreement is intended to, or shall be deemed to, create a partnership or joint venture relationship between the Parties or any of their Affiliates for any purpose.

8.10.        Governing Law.  This Trademark Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of law principles thereof.

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8.11.        Jurisdiction; Waiver of Jury Trial.  Except to the extent that a court proceeding or other Action is necessary to obtain an injunction or other equitable relief to protect the rights of a Party, no Action or other proceeding arising out of or related to this Trademark Agreement shall be commenced until thirty (30) days after a Party shall give notice of the existence of a dispute (a “Dispute Notice”) to the other Party.  During such 30-day period, duly authorized representatives of both Parties shall attempt to negotiate in good faith a resolution of the dispute.  The Dispute Notice shall set forth the basis of the dispute with reasonably specificity.  The Parties hereby agree that any Action or Proceeding arising out of or related to this Agreement may be conducted in the State of Delaware.  The Parties hereby agree that any action or proceeding arising out of or related to this Trademark Agreement may be conducted in the State of Delaware.  Each Party hereby irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Trademark Agreement or any transaction contemplated hereby.

8.12.        Captions.  The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

8.13.        Counterparts.  This Trademark Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument, and all of which together shall constitute one and the same instrument.

8.14.        Entire Agreement.  Together with the MPA, the Purchase Agreements and the Transaction Agreements, this Trademark Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Trademark Agreement and no representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by either Party.  Each Schedule referred to herein and attached hereto is an integral part of this Trademark Agreement and is incorporated herein by reference.

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IN WITNESS WHEREOF, the Parties hereto have caused this Trademark License Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

VISHAY INTERTECHNOLOGY, INC.		INTERNATIONAL RECTIFIER CORPORATION

By:		By:
	[Name]		[Name]
	[Title]		[Title]

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EXHIBIT E2

Form of IR Trademark License Agreement

IR TRADEMARK LICENSE AGREEMENT

This IR Trademark License Agreement (this “IR Trademark Agreement”) is entered into and effective as of the        day of                           , 2006 (the “Effective Date”), by and between International Rectifier Corporation, a company organized under the laws of the State of Delaware (“IR”), and Vishay Intertechnology, Inc., a company organized under the laws of Delaware (“Purchaser”).  IR and Purchaser each may be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into that certain Master Purchase Agreement, dated as of                         , 2006, pursuant to which IR has agreed to sell to Purchaser and Purchaser has agreed to purchase from IR the capital stock or other equity interests of certain subsidiary corporations of IR and certain assets of IR and certain of its subsidiaries used in IR’s Power Control Systems business unit (the “MPA”);

WHEREAS, IR owns and makes commercial use of the Licensed Marks (as hereinafter defined) and has registrations for certain Licensed Marks in certain countries;

WHEREAS, Purchaser desires to use the Licensed Marks in connection with Licensed Products (as hereinafter defined); and

WHEREAS, IR is willing to grant a license to Purchaser to use, and permit Purchaser’s use of, the Licensed Marks in connection with Licensed Products, under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this IR Trademark Agreement, and for other good and valuable consideration, including, without limitation the valuable consideration set forth in the MPA, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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ARTICLE 1– Definitions

1.1.          “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified.  For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

1.2.          “Licensed Marks” means the marks listed on Schedule A, attached hereto and made a part hereof.

1.3.          “Licensed Products” means all products sold in connection with the Licensed Marks and (i) identified on Schedule B, attached hereto and made a part hereof, or (ii) constituting subsequent versions of the products identified on Schedule B that do not include any additional or different form or functionality.

1.4.          “Standards of Quality” means the general standards of design, material and workmanship heretofore observed by IR in its manufacture and sale of products identical or similar to the Licensed Products.

1.5.          All other capitalized terms not defined herein shall be defined as set forth in the MPA.

ARTICLE 2 – License Grant

2.1.          IR hereby grants to Purchaser a world-wide, non-transferable (subject to Section 8.6 hereof), non-sublicensable, except for the right to sublicense to its Affiliates, non-exclusive limited license, to use the Licensed Marks on and in connection with the Licensed Products during the term hereof, for the following purposes only: (i) to market and sell Licensed Products manufactured by Purchaser and/or IR; and (ii) to distribute documents for or relating to the Licensed Products (e.g., packaging, labeling, instruction books, and product literature.  The aforementioned limited license is granted, provided that the Licensed Products are manufactured and sold in accordance with the Standards of Quality.  Nothing in this IR Trademark Agreement shall be construed to grant Purchaser the right to use the Licensed Marks on or in connection with any products other than the Licensed Products as set forth herein.

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2.2.          IR covenants not to sue Purchaser or its sublicensees for use of the Licensed Marks to show the legacy of the Licensed Products (e.g. “formerly sold as IR part No. IRF1234”).

ARTICLE 3 – Examination of Products

3.1.          IR has the right to conduct a reasonable review of Purchaser’s use of the Licensed Marks with respect to the nature and quality of the Licensed Products sold pursuant to this IR Trademark Agreement.

3.2.          IR, or its authorized representative, shall have the right at any reasonable time during regular business hours, on reasonable notice, to visit the plants and facilities of Purchaser and its suppliers where Licensed Products are manufactured, assembled, packaged, marketed, promoted, sold or serviced.  IR may conduct an inspection and examination of such portions of such plants and facilities as pertain to the manufacturing, assembly, packaging, marketing, promoting, sale or service of Licensed Products.  Purchaser agrees to furnish IR, from time to time as reasonably requested by IR and at IR’s expense, representative samples of all Licensed Products, and representative samples showing all other uses of the Licensed Marks by Purchaser in connection with the Licensed Products.  If, at any time, Licensed Products sold in connection with the Licensed Marks fail to meet the Standards Of Quality or any requirement expressly set forth in this IR Trademark Agreement and IR notifies Purchaser of such failure in writing explaining the particular standard not met, Purchaser shall immediately take appropriate steps to bring the Licensed Products into conformance or obtain consent from IR to continue such non-conformance.  If Purchaser fails to cure such defects or obtain such consent within fifteen (15) days of receiving IR’s written notice of nonconformity, then Purchaser shall promptly cease the manufacturing, assembly, packaging, marketing, promoting, and sale of non-conforming Licensed Products bearing the Licensed Marks until conformance is achieved.

ARTICLE 4 – Use of the Licensed Marks

4.1.          In no event shall Purchaser use the Licensed Marks as part of a trade name or authorize another Person to do so.

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4.2.          Purchaser shall comply with reasonable rules and practices for trademark usage set forth from time to time by IR with respect to the appearance and manner of use of the Licensed Marks that IR is then using, including such rules and practices set forth in any existing IR trademark usage manuals or policy statements as identified in Schedule C.  In using the Licensed Marks, Purchaser shall indicate that the Licensed Marks are trademarks of IR.

4.3.          Purchaser shall comply with all applicable laws and regulations pertaining to the use of the Licensed Marks, including those pertaining to the proper use and designation of trademarks, corporate names and trade names.

4.4.          Purchaser agrees to comply with all guidelines set forth in Schedule C, and all reasonable revisions thereto from time to time, for the purpose of distinguishing the Licensed Marks and preventing confusion of itself with any third Person.

4.5.          If, in the discretion of IR, it is required or advisable for the purpose of implementing or enforcing this IR Trademark Agreement, or for the purpose of maintaining, enhancing, or protecting IR’s rights in the Licensed Marks, to record or enter this IR Trademark Agreement with a Governmental Authority, IR will attend to such recording or entry at its own expense.  At IR’s expense, Purchaser will execute and deliver to IR such additional instruments or documentation as IR may reasonably request to effectuate such recording or entry, including without limitation execution and delivery of substitute or short-form license agreements, with terms consistent with this IR Trademark Agreement, for recordation or registration in specified countries in the event that this IR Trademark Agreement shall be deemed to be unsuitable for recordation or entry in such countries.  The terms and conditions of this IR Trademark Agreement (and not the terms and conditions of such substitute or short-form license agreements entered into for recording or entry purposes) shall be binding between the Parties throughout the world and shall govern and control any controversy that may arise with respect to each Party’s rights and obligations hereunder.

4.6.          Purchaser shall supply IR with such information concerning Licensed Products as IR may reasonably request at IR’s expense to aid IR in the acquisition, maintenance, and renewal of registrations of the Licensed Marks, to record this IR Trademark Agreement and

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to enter Purchaser as a registered or authorized user of the Licensed Marks with a Governmental Authority.

ARTICLE 5 – Ownership and Validity of Licensed Marks

5.1.          Purchaser acknowledges IR’s ownership of the Licensed Marks, and agrees that any and all rights in the Licensed Marks that might be acquired by the use of the Licensed Marks by Purchaser shall inure to the sole benefit of IR.  If Purchaser obtains rights in or to the Licensed Marks, Purchaser shall transfer those rights back to IR upon its request at no charge.  For purposes of this IR Trademark Agreement only, IR agrees that Purchaser’s use of the IR part numbers without the IR or IRF preface (e.g. use of 1234 for an existing IR part number IR1234) does not requires a trademark license from IR.

5.2.          Purchaser further agrees not to use or register in any country any trademarks, trade names or internet domain names confusingly similar to the Licensed Marks.  Whenever the attention of Purchaser is called by IR to any such risk of confusion, Purchaser agrees to take appropriate steps immediately to remedy or avoid such risk of confusion.

5.3.          Purchaser shall give IR notice of any known infringements of the Licensed Marks by others, and Purchaser shall render IR reasonable cooperation for the protection of the Licensed Marks at IR’s expense.  IR shall retain all rights to bring all actions and proceedings in connection with infringement or unauthorized use of the Licensed Marks at its sole discretion.  If IR decides to enforce its rights in or to the Licensed Marks against an infringer, all costs incurred and recoveries made shall be the responsibility of and for the account of IR.

5.4.          Purchaser will not, directly or indirectly, do or cause to be done any act or thing disputing, attacking, impairing, or diluting IR’s right, title or interest in or to the Licensed Marks.

ARTICLE 6 – Term and Termination

6.1.          The term of this IR Trademark Agreement shall commence on the Effective Date and, unless terminated sooner in accordance with this Article, shall expire twelve (12) months thereafter.

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6.2.          This IR Trademark Agreement shall be subject to termination by IR upon written notice to Purchaser in the event that, in IR’s reasonable judgment:

6.2.1        Such termination is necessary to comply with any order, decree or request of any court of competent jurisdiction or any competent governmental authority or any department or agency thereof; or

6.2.2        The normal conduct of the business of Purchaser as an ongoing enterprise ceases or is substantially altered as a consequence of any action taken by any governmental, judicial, or other authority; or

6.2.3        Purchaser materially breaches its obligations under this IR Trademark Agreement and the material breach is not corrected within forty-five (45) days after written notice from IR specifying the nature of such material breach.

6.3.          In the event that either Party becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for it, or it otherwise takes advantage of any insolvency law, the other Party may terminate this IR Trademark Agreement upon one (1) day’s written notice.

6.4.          Upon the termination of this IR Trademark Agreement, Purchaser agrees to cease and discontinue, promptly and completely, further use of the Licensed Marks.  Notwithstanding the foregoing, in the event that termination occurs under Sections 6.1 or 6.3, Purchaser shall have a period of thirty (30) days from the date of such termination to use up its supplies of Licensed Products to which the Licensed Marks already have been applied prior to the date of termination; provided that such terminal use of the Licensed Marks shall otherwise be strictly in accordance with the provisions of this IR Trademark Agreement

6.5.          Expiration or termination of this IR Trademark Agreement shall not relieve either Party of any liability or obligations accruing as of the effective date of such expiration or termination.

6.6.          The provisions of Sections 5.1, 5.4, 8.1, 8.10 and 8.11 shall survive termination of this IR Trademark Agreement.

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ARTICLE 7 – Representations and Warranties

7.1.          IR represents and warrants that the Licensed Marks are owned by IR.  IR has good and valid title to Licensed Marks.

7.2.          IR represents and warrants to Purchaser that to the Knowledge of IR, there are no pending or threatened claims or proceedings against IR contesting or challenging the validity or enforceability of the Licensed Marks.

7.3.          IR represents and warrants to Purchaser that to the Knowledge of IR, IR has the right to grant to Purchaser the licenses granted hereunder to the Licensed Marks without payment by any Person of any additional consideration to any third party.

7.4.          IR represents and warrants to Purchaser that to the Knowledge of IR, the Licensed Marks are free and clear of any and all liens and security interests.

7.5.          Except as expressly set forth herein, nothing in this IR Trademark Agreement shall be construed as: (i) a warranty or representation by IR as to the validity or scope of any Licensed Marks; (ii) a warranty or representation by IR that any use of the Licensed Marks under any license granted under this IR Trademark Agreement is or will be free from infringement of any trademarks or tradenames of third persons; or (iii) conferring a right to use in advertising, publicity, or otherwise any other trademark or tradename of IR.

7.6.          EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS IR TRADEMARK AGREEMENT, (I) PURCHASER ACKNOWLEDGES THAT IR IS PROVIDING THE LICENSED MARKS ON AN “AS IS, WHERE IS” BASIS, AND THAT IR DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES, WHETHER EXPRESS OR IMPLIED AND (II)  PURCHASER FURTHER ACKNOWLEDGES THAT IR IS MAKING NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER.

7.7.          EXCEPT FOR A BREACH OF ARTICLE 2, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR

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ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING WITHOUT  LIMITATION LOSS OF BUSINESS PROFITS, LOSS OF SAVINGS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF BUSINESS INFORMATION, BUSINESS INTERRUPTION, DOWNTIME, COVER AND THE LIKE) ARISING OUT OF OR IN CONNECTION WITH THIS IR TRADEMARK AGREEMENT OR THE LICENSED MARKS, WHETHER BASED IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE, EVEN IF SUCH PARTY OR ANY OF ITS AFFILIATES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SHOULD HAVE FORESEEN SUCH DAMAGES.

ARTICLE 8 – Miscellaneous

8.1.          Hold Harmless.  Purchaser shall fully indemnify, defend and hold harmless IR (and its officers, directors and employees) against any and all claims by third parties asserted against IR arising out of or relating to the manufacture, sale, offering for sale, promotion or disposition of Licensed Products by Purchaser under the Licensed Marks except to the extent such claims are attributable to any defective Licensed Products manufactured by IR.

8.2.          Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally, by commercial delivery service, by facsimile transmission or mailed (first class postage prepaid) to the other Party at the following addresses or facsimile numbers:

If to IR, to:

International Rectifier Corporation

233 Kansas Street

El Segundo, CA  90245

Facsimile No.:  (310) 726-8484

Attn:  Executive Vice President and General Counsel

with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, N.W.

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Washington, D.C.  20005

Facsimile No.:  (202) 218-0020

Attn:  Robert L. Magielnicki, Sr., Esq.

If to Purchaser, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA 19355

Facsimile No.: 610-889-2161

Attn: Richard N. Grubb, Executive Vice President and Chief Financial Officer

with a copy to:

Kramer Levin Naftalis & Frankel, LLP

1177 Avenue of the Americas

New York, NY 10036

Facsimile No.: 212-715-8000

Attn: Abbe Dienstag, Esq.

All such notices, requests and other communications will be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 8.2).  Either Party may, from time to time, change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

8.3.          Severability.  If any provision of this IR Trademark Agreement shall be held to be illegal, invalid or unenforceable, and if the rights or obligations of a Party hereunder will not be materially adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this IR Trademark Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this IR Trademark Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

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8.4.          Amendments.  This IR Trademark Agreement may be amended or modified only by a written instrument signed by both Parties.

8.5.          Waiver.  Any waiver by a Party of an instance of the other Party’s noncompliance with any obligation or responsibility herein shall be in writing and signed by the waiving Party and shall not be deemed a waiver of any other instance of the other Party’s noncompliance hereunder.

8.6.          Assignment.  This IR Trademark Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.  Except as stated herein, nothing in this IR Trademark Agreement shall confer any rights upon any Person other than the Parties and their respective successors and permitted assigns.  Neither Party may assign this IR Trademark Agreement or its rights hereunder to any Person without the written consent of the other Party; provided, however, that: (i) either Party may assign this IR Trademark Agreement to an Affiliate without such consent; and (ii) either Party, without such consent, may assign this IR Trademark Agreement in connection with the transfer or sale of substantially all of its business or assets to which this IR Trademark Agreement pertains or in the event of its merger or consolidation with another company.  No assignment by either Party of this IR Trademark Agreement or of any of such Party’s rights hereunder shall release such Party from any of its obligations hereunder.  IR shall not assign any of the Licensed Marks or Common Law Marks to any Person unless such Person agrees in writing to be bound by the terms and conditions of this IR Trademark Agreement applicable to IR.  Any attempted assignment of this IR Trademark Agreement or any of the Licensed Marks in violation of this Section shall be void and of no effect.

8.7.          Construction.  This IR Trademark Agreement has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as appropriate; and the singular tense shall include the plural and vice-versa.

8.8.          No Agency.  This IR Trademark Agreement shall not constitute either Party as a legal representative or agent of the other Party, nor shall a Party have the right or

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authority to assume, create or incur any liability of any kind, expressed or implied, against or in the name or on behalf of the other Party.

8.9.          Relationship of the Parties.  Nothing contained in this IR Trademark Agreement is intended to, or shall be deemed to, create a partnership or joint venture relationship between the Parties or any of their Affiliates for any purpose.

8.10.        Governing Law.  This IR Trademark Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of law principles thereof.

8.11.        Jurisdiction; Waiver of Jury Trial.  Except to the extent that a court proceeding or other Action is necessary to obtain an injunction or other equitable relief to protect the rights of a Party, no Action or other proceeding arising out of or related to this Trademark Agreement shall be commenced until thirty (30) days after a Party shall give notice of the existence of a dispute (a “Dispute Notice”) to the other Party.  During such 30-day period, duly authorized representatives of both Parties shall attempt to negotiate in good faith a resolution of the dispute.  The Dispute Notice shall set forth the basis of the dispute with reasonably specificity.  The Parties hereby agree that any Action or Proceeding arising out of or related to this Agreement may be conducted in the State of Delaware.  The Parties hereby agree that any action or proceeding arising out of or related to this IR Trademark Agreement may be conducted in the State of Delaware.  Each Party hereby irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this IR Trademark Agreement or any transaction contemplated hereby.

8.12.        Captions.  The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

8.13.        Counterparts.  This IR Trademark Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures

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were upon the same instrument, and all of which together shall constitute one and the same instrument.

8.14.        Entire Agreement.  Together with the MPA, the Purchase Agreements and the Transaction Agreements, this IR Trademark Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this IR Trademark Agreement and no representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by either Party.  Each Schedule referred to herein and attached hereto is an integral part of this IR Trademark Agreement and is incorporated herein by reference.

IN WITNESS WHEREOF, the Parties hereto have caused this Trademark License Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

VISHAY INTERTECHNOLOGY, INC.		INTERNATIONAL RECTIFIER CORPORATION

By:		By:
	[Name]		[Name]
	[Title]		[Title]

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EXHIBIT F

Form of Transition Services Agreement

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Services Agreement”) is entered into and effective as of the       day of                           , 2006 (the “Effective Date”), by and between International Rectifier Corporation, a corporation organized under the laws of the State of Delaware (“IR”), and Vishay Intertechnology, Inc., a company organized under the laws of the State of Delaware (“Purchaser”).  IR and Purchaser each may be referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, IR and Purchaser are parties to that certain Master Purchase Agreement dated November 8, 2006 (the “Master Agreement”), pursuant to which Purchaser is purchasing from IR all of the capital stock of certain IR subsidiaries and certain assets of IR and certain IR subsidiaries contemporaneously with the execution and delivery of this Services Agreement; and

WHEREAS, IR agrees to provide, and Purchaser desires to retain IR to provide, certain administrative and support services with respect to the PCS Business (as defined in the Master Agreement) on a transitional basis on the terms and conditions contained herein.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I – Services

1.1.          General.  In accordance with the provisions hereof, IR shall provide to Purchaser, and Purchaser shall purchase from IR, the services described in Schedule A, and Schedule A-1, each attached hereto and made a part hereof (each a “Service” and collectively, the “Services”).   In addition to a description of each Service, Schedules A and A-1 shall set forth, where relevant, the maximum level or amount of each Service, applicable performance times and the pricing parameters for each Service.   Schedules A and A-1 may be amended from time to time by written agreement of the Parties.

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1.2.          Quality of Services.  Subject to Section 1.3, IR shall perform each of the Services (i) in a workmanlike and professional manner, (ii) with the same degree of care as it exercises in performing its own functions of a like or similar nature, (iii) utilizing individuals of suitable experience, training and skill, and (iv) in a timely manner in accordance with the provisions of this Services Agreement.

1.3.          Forecasts.  Purchaser shall provide IR with a monthly forecast of its requested level of Services.  The Service levels initially requested by Purchaser (the “Initial Service Levels”) shall be as set forth on Schedule A.  Service levels shall not be increased from the Initial Service Levels. Service levels may be decreased from the Initial Service Levels upon Purchaser’s delivery to IR of written notice of such decrease specified in reasonable detail at least 30 days in advance of the month to which the decrease forecast relates.  Once decreased Service levels may not be subsequently increased.

1.4.          Responsible Personnel.  IR shall (i) from time to time designate a senior level manager at IR who shall have overall responsibility for IR’s provision of Services hereunder and (ii) upon reasonable request of Purchaser, provide Purchaser with a list of key management personnel of IR who may be contacted by Purchaser with respect to performance of each Service.

1.5.          Consultation.  At either Party’s reasonable request, the Parties shall meet and discuss the nature, quality and level of Services covered by this Services Agreement and any modifications a Party may wish to make to the Services and other matters specified in the Schedules.

1.6.          Recovery Procedures.  IR shall maintain, consistent with past practices, operational recovery procedures to insure the availability of systems and the integrity of data relating to the Services at all times.  In the event of the unavailability of any such system or the loss or destruction of any such data, IR shall use its commercially reasonable efforts, consistent with past practices, to restore such systems and recover or replace such data as quickly and completely as is practicable.

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1.7.          Monitoring and Reports; Books and Records.  IR shall maintain books and records in reasonable and customary detail pertaining to the provision of Services pursuant to this Services Agreement.  IR shall make such books and records available for inspection by Purchaser or its authorized representatives during normal business hours upon reasonable notice to IR.

ARTICLE 2 – Compensation; Billing

2.1.          Service Fees.  In consideration of providing the Services, IR will charge Purchaser the monthly fees indicated opposite each Service listed on Schedules A and A-1 (each, a “Service Fee” and collectively, the “Service Fees”).  In the event that for any month there shall be an increase or decrease of the level of any Service by 5% or more compared to the Initial Service Levels, the Service Fee for the particular Service shall be adjusted proportionately.

2.2.          Expenses.  IR shall also be entitled to charge Purchaser for its documented, out-of-pocket costs and expenses, of the kinds set forth on Schedules A and A-1, incurred by IR in providing the Services (“Expenses”).

2.3.          Invoices.  Not later than 30 days after the end of each calendar month, IR shall send Purchaser an invoice that includes in reasonable detail the Service Fees and Expenses due for Services provided to Purchaser for such month.  Payments of invoices shall be made by wire transfer of immediately available United States funds to one or more accounts specified in writing by IR.  Payment shall be made within 30 days after the date of receipt of IR’s invoice.  All amounts payable to IR hereunder shall be paid without setoff, deduction, abatement or counterclaim.

2.4.          Payment Delay.  In the event that Purchaser fails to make any payment of an invoice when due, IR shall have the right, at its sole option, upon 10 business days’ written notice (a “Suspension Notice”), to suspend performance of the Services until payment has been received.  IR may terminate this Services Agreement in accordance with Article 11 in the event an invoice is not paid within 30 days of Purchaser’s receipt of a Suspension Notice.

2.5.          Finance Charges.  With respect to the unpaid amount of any invoice not paid in full within 30 days of receipt, a finance charge of 1% per month, payable from the date of

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the invoice to the date payment is received, shall be due and payable to IR.  In addition, Purchaser shall indemnify IR for its costs, including reasonable attorneys’ fees and disbursements, incurred to collect any unpaid amount.

ARTICLE 3 – Cooperation

3.1.          General.  Each Party shall cooperate with and provide assistance to the other Party in carrying out the provisions of this Services Agreement.

3.2.          Transition.  At the request of Purchaser in contemplation of the termination of any Services hereunder, in whole or in part, IR shall cooperate with Purchaser, at Purchaser’s expense, in transitioning such Services to Purchaser or any third-party service provider designated by Purchaser.

ARTICLE 4 – Confidentiality

4.1.          Generally.  In the course of the performance of the Services, each Party may become aware of confidential and proprietary information of the other Party (“Confidential Information”).  All Confidential Information disclosed by a Party during the term of this Services Agreement shall remain the property of the disclosing Party and shall be used by the receiving Party only in accordance with the provisions of this Services Agreement.

4.2.          Identification; Term.  (a) Except in the case of (x) information that is subject to the confidentiality provisions of Section 12.4 of the Master Purchase Agreement or (y) information exchanged in furtherance of the performance of the Services hereunder that is of a type that is generally regarded by the Parties to be confidential information (such as pricing, customer and production information), to which this subsection (a) shall not apply, if disclosed in written form, Confidential Information shall be identified as Confidential Information by an appropriate legend.  If disclosed orally or visually, it shall be identified as Confidential Information at the time of disclosure and shall be confirmed by written outline mailed to the other Party by registered or certified mail, return receipt requested, within 30 days of the original disclosure.  For a period of 7 years from the date of first receipt thereof, the receiving Party shall (i) treat all such information in the same manner as it treats its own confidential information, in any event exercising reasonable precautions to prevent the disclosure of such information to

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others; (ii) use such information only for the purposes set forth herein; and (iii) disclose such information only to its employees who have a need to know such information in the performance of their duties hereunder.

4.3.          Exceptions.  The obligations of confidential treatment under this Article 4 shall not apply to any Confidential Information which (i) is or becomes publicly known through no wrongful act, fault or negligence of the receiving Party; (ii) was known by the receiving Party prior to disclosure or is developed by the receiving Party independently of such disclosure (and whose disclosure would not constitute a violation of the confidentiality provisions of the Master Purchase Agreement); (iii) was disclosed to the receiving Party by a third party who was not under any obligation of confidentiality; (iv) is approved for release by written authorization of the disclosing Party; or (v) is disclosed pursuant to a requirement of law or by court order, provided that the receiving Party has provided the disclosing Party with reasonable opportunity to prevent or limit such legally required disclosure.

4.4.          Injunctive Relief.   Each Party acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Article 4 and that such actual or threatened breach by it may result in immediate, irreparable and continuing injury to the other Party and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, the Parties agree that the non-breaching Party, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

ARTICLE 5 – Intellectual Property.

5.1.          Purchaser Intellectual Property.  Subject to the applicable provisions of the Technology License Back Agreement dated as of the date hereof between IR and Purchaser, all data, software, or other property or assets owned or created by Purchaser shall remain the sole and exclusive property and responsibility of Purchaser.  IR shall not acquire any rights in any such data, software or other property or assets pursuant to this Services Agreement.

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5.2.          IR Intellectual Property.  Subject to the Technology License Agreement, all data, software or other property or assets which are owned by IR, including without limitation derivative works thereof and new data or software created by IR at IR’s expense pursuant to the provision of Services and all intellectual property rights therein (the “IR Property”), shall be the sole and exclusive property and responsibility of IR.  Purchaser shall not acquire any rights in any IR Property pursuant to this Services Agreement.

ARTICLE 6 – Remedies and Limitation of Liability

6.1.          In the event that any Service performed by IR hereunder is not performed in accordance with the provisions of Article 1, Purchaser’s sole remedy shall be, at the election of Purchaser either (i)  to require IR to re-perform such Service in accordance with Article 1 without obligation on the part of Purchaser to make payment for such performance or (ii) to provide Purchaser with a credit in an equivalent amount towards the future purchase of Services, as contemplated by this Services Agreement, and  IR shall not be liable for any other loss or damage on account of the performance of any Service.

6.2.          THE PARTIES AGREE THAT, WITH REGARD TO ANY AND ALL CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS SERVICES AGREEMENT, THE LIABILITY OF A PARTY SHALL BE LIMITED TO ACTUAL DAMAGES.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS SERVICES AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST REVENUES OR LOSS OF PROSPECTIVE BUSINESS OPPORTUNITIES, REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH DAMAGES IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

6.3.          In no event, whether as a result of breach of contract, indemnity, warranty, tort (including negligence), strict liability, or otherwise, shall either Party’s liability to the other Party for any loss or damage arising out of, or resulting from, this Services Agreement or the

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furnishing of Services hereunder, exceed three times the monthly price of the specific Service which gives rise to the claim.

ARTICLE 7 – Indemnification

7.1.          General.  Each Party shall indemnify and hold harmless the other Party from all claims, liabilities, damages and expenses payable to third parties arising out of or relating to a breach of this Services Agreement, gross negligence, or willful misconduct by the indemnifying Party, except to the extent, but only to the extent, that any such claims, liabilities, damages or expenses are the result of a breach of this Services Agreement, gross negligence or willful misconduct on the part of the indemnified Party.

7.2.          Special Purchaser Indemnity.  Notwithstanding anything to the contrary herein, Purchaser shall indemnify and hold IR harmless from and against (i) any tax, penalty, interest, addition to tax, tax surcharge, or other charge payable by IR as a result of any sales, use or excise taxes levied or based on amounts payable pursuant to this Services Agreement, including privilege or excise taxes based on gross revenues under this Agreement or taxes on the Services rendered to Purchaser, provided that Purchaser shall not be responsible for any taxes levied measured by or based upon the net income of IR; (ii) claims, liabilities, damages and expenses arising out of or relating to (a) the content of or defects in any inventory, material or other property of the Purchaser, or (b) the performance of Services for or on behalf of Purchaser hereunder, but only to the extent such Services have been performed in compliance with this Services Agreement or otherwise pursuant to the specific written instructions of Purchaser.

ARTICLE 8 – Excusable Delays

Neither Party shall be held liable for any delay or failure in performance of any part of this Services Agreement by reason of any cause beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts affecting facilities, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers, provided that the Party so affected shall use reasonable commercial efforts to remove such causes of non-performance.  Upon the occurrence of any event of force majeure, the Party whose performance is prevented shall promptly give written notice to the other Party and the Parties shall promptly confer in good faith to agree upon reasonable action to minimize the impact of such event on the Parties.

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ARTICLE 9 – Independent Contractor

9.1.          Relationship.  In its performance of Services hereunder, IR is an independent contractor to Purchaser and nothing in this Services Agreement shall be deemed to make a Party a partner, principal, joint venturer, or fiduciary of the other Party.  Neither IR nor any persons performing any Service on IR’s behalf shall be deemed to be employees, agents or legal representatives of Purchaser.  Nothing in this Services Agreement shall confer authority upon any Party to enter into any commitment or agreement binding upon the other Party.

9.2.          No Assumption of Obligations.  Nothing in this Services Agreement shall be construed as an assumption by IR of any financial obligation of Purchaser.

9.3.          Compensation of Employees.  IR shall be responsible for payment of compensation to its employees and shall be responsible for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

ARTICLE 10 – Compliance With Laws

In the performance of its duties and obligations under this Services Agreement, each Party shall comply with all applicable laws.  The Parties shall cooperate fully in obtaining and maintaining in effect all permits and licenses that may be required for the performance of the Services.

ARTICLE 11 – Term and Termination

11.1.        Term.  The term of this Services Agreement shall commence on the Effective Date and end on twenty-four (24) month anniversary of the Closing Date, unless terminated earlier in whole or in part as provided in Sections 11.2 and 11.4.

11.2.        Termination of this Services Agreement.  This Services Agreement may be terminated:

(a)           By written agreement of the Parties;

(b)           By IR, as provided in Section 2.4;

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(c)           By either Party upon a material breach (other than non-payment of Services Fees or Expenses) by the other that is not cured within 30 days after written notice of such breach from the non-breaching Party, except that where such breach is not capable of being cured within 30 days, the breaching Party shall be accorded 30 additional days to cure such breach if it demonstrates that it is capable of curing such breach within such additional period; or

(d)           Upon 30 days’ written notice by either Party to the other where one Party:  (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, or similar relief or seeks the appointment of a trustee, receiver, liquidator or other similar official of it or the taking of possession by any such official in any involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due; or (ii) has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or substantially all of its debts or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Party or any substantial part of its property, and such involuntary case or other proceeding remains undismissed for a period of 60 days.

11.3.        Effect.  In the event of termination of this Services Agreement pursuant to this Article 11 or upon the expiration of the term, this Services Agreement shall cease to have further force or effect and neither Party shall have any liability to the other Party with respect to this Services Agreement, provided that:

(a)           Termination or expiration of this Services Agreement for any reason shall not release a Party from any liability or obligation which already has accrued as of the effective date of such termination or expiration, and shall not constitute a waiver or release of, or otherwise be deemed to adversely affect, any rights, remedies or claims, which a Party may have hereunder at law, equity or otherwise or which may arise out of or in connection with such termination or expiration.

(b)           As promptly as practicable following termination of this Agreement and the payment by Purchaser of all amounts owing hereunder, IR shall return all reasonably available material, inventory and other property of Purchaser held by IR and shall deliver copies of all of Purchaser’s records maintained by IR with regard to the Services in IR’s

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standard format and media.  IR shall deliver such property and records to such location or locations as reasonably requested by Purchaser.  IR shall be responsible for the packing and preparation for shipping of all such material, inventory and other property.  Arrangements for shipping, including the cost of freight and insurance, and the reasonable cost of packing incurred by IR shall be the responsibility of and shall be paid by Purchaser.

(c)           Articles  4, 5, 6, 7, 10, 12, 13 and 14 and this Section 11.3 and Section 11.4 (in the event of a partial termination) shall survive any termination or expiration of this Services Agreement and remain in full force and effect.

11.4.        Partial Termination of Services.  Beginning 6 months after the Effective Date and from time to time thereafter, Purchaser may give IR not less than 90 days’ advance notice as to any Service that it no longer requires and, on the date or dates specified in such notice, IR shall cease to provide and Purchaser shall cease to receive and pay for such Services hereunder.

ARTICLE 12 – Notices

All notices, requests and other communications hereunder shall be in writing, in the English language, and shall be delivered in person, by facsimile, commercial delivery service, or first class mail, postage prepaid, and addressed as follows:

If to IR, to:

International Rectifier Corporation

233 Kansas Street

El Segundo, California  90245

Attention:  Executive Vice President and General Counsel

Telephone:  310-726-8480

Facsimile:   310-726-8484

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with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, NW

Washington, DC 20005

Attention:  Robert Magielnicki, Sr.

Telephone:  202-218-0002

Facsimile:   202-218-0020

If to Purchaser, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA  19355-2120

Attention:  Richard N. Grubb, Executive Vice President and Chief Financial Officer

Telephone:  610-644-1300

Facsimile:   610-889-2161

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  Abbe L. Dienstag, Esq.

Telephone:  212-715-9100

Facsimile:   212-715-8000

All such notices shall be effective when received.  Either Party may change its address by giving written notice to the other Party.

ARTICLE 13 – Governing Law and Dispute Resolution

13.1.        Governing Law.  This Services Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

13.2.        Jurisdiction; Waiver of Jury Trial.   Each Party irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly

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arising out of, under or in connection with this Services Agreement or any transaction contemplated hereby.  Each Party agrees that service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Article 12 shall be effective service in such action or proceeding.  Nothing in this Section 13.2, however, shall affect the right of a Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

ARTICLE 14 – Miscellaneous

14.1.        Amendment; Waiver.  Any provision of this Services Agreement may be amended only if such amendment is in writing and signed by both Parties.  Any term or condition of this Services Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term and condition.

14.2.        Delay; Remedies.  No failure or delay by Party in exercising any right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

14.3.        Assignment.  Neither this Services Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or subcontracted by a Party (whether voluntarily, involuntarily, by operation of law or otherwise) without the prior written consent of the other Party, except that either Party may assign this Services Agreement and all rights, interests, or obligations hereunder to an Affiliate under common control with such Party, provided that no such assignment shall relieve any Party of its obligations to perform or cause the performance of its responsibilities under this Services Agreement or its liability for breach of this Services Agreement.  The provisions of this Services Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

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14.4.        No Subcontracting.  Unless otherwise agreed by Purchaser, which agreement shall not unreasonably be withheld, IR may not subcontract the performances of any Services hereunder.

14.5.        Third Parties.  Nothing in this Services Agreement, express or implied, is intended to or shall confer any rights, including third party beneficiary rights, remedies, obligations or liabilities on any person other than the Parties and their permitted successors and assigns.

14.6.        Severability.  If any provision of this Services Agreement is held to be illegal, invalid or unenforceable, and if the rights and obligations of a Party hereunder will not be materially and adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Services Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Services Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

14.7.        Attorneys’ Fees.   In any action hereunder to enforce the provisions of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees in addition to any other recovery hereunder.

14.8.        Counterparts.  This Services Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

14.9.        Entire Agreement.  This Services Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations between the Parties with respect to the subject matter of this Services Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party.

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{Signatures appear on the following page}

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IN WITNESS WHEREOF, the Parties hereto have caused this Services Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

VISHAY INTERTECHNOLOGY, INC.		INTERNATIONAL RECTIFIER CORPORATION

By:		By:
	Name:		Name:
	Title:		Title:

EXHIBIT G

Form of Transition Product Services Agreement

TRANSITION PRODUCT SERVICES AGREEMENT

This Transition Product Services Agreement (this “Agreement”) is entered into and effective as of the       day of               , 200     (the “Effective Date”), by and between International Rectifier Corporation, a corporation organized under the laws of the State of Delaware (“IR”), and Vishay Intertechnology, a company organized and existing under the laws of the State of Delaware  (the “Purchaser”).  IR and Purchaser each may be referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, IR and Purchaser are parties to that certain Master Purchase Agreement dated November 8, 2006 (the “Master Purchase Agreement”), pursuant to which Purchaser is purchasing from IR all of the capital stock of certain IR subsidiaries and certain assets of IR and certain IR subsidiaries contemporaneously with the execution and delivery of this Agreement; and

WHEREAS, IR and Purchaser are parties to that certain Asset Purchase Agreement dated November 8, 2006 (the “Asset Purchase Agreement”), providing, among other things, for the purchase of certain assets as contemplated by the Master Purchase Agreement, including certain equipment for the manufacture of semiconductor die located at IR’s Temecula, California Fab 1 wafer fabrication facility (the “Fab 1 Equipment”), and certain equipment for the assembly, finishing and packaging of semiconductor components (the “Mexico Assembly Equipment”) and the processing of thick film substrates located at IR’s Tijuana, Mexico facility (the “Mexico Substrate Equipment”); and

WHEREAS, IR agrees to provide, and Purchaser desires to retain IR to provide, certain manufacturing services with respect to the PCS Business (as defined in the Master Purchase Agreement) on a transitional basis on the terms and conditions contained herein.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1
Product Services.

1.1.          General.  In accordance with the provisions hereof, IR shall provide to the Purchaser, and the Purchaser shall purchase from IR, the following types of services (each a “Service” and collectively, the “Services”): (i) processing Purchaser’s silicon substrates into probed semiconductor wafers (“Wafer Services”), (ii) assembly of Purchaser’s semiconductor wafer and/or die into packaged semiconductor products (“Assembly Services”) and (iii) processing of thick film substrates based on starting material (“Substrate Services”).

1.2.          Detailed Services Description. The Services shall be provided in accordance with the applicable terms of this Agreement (including without limitation the applicable Exhibit A

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and Schedule 1, attached hereto and made a part hereof). Exhibit A and Schedule 1 may be amended from time to time by written agreement of the Parties.

1.3.          Special Wafer Services Provisions.

1.3.1        Starting Material.  In connection with Wafer Services, Purchaser shall, at its own cost and expense, deliver on consignment to IR silicon substrate in sufficient quantities (taking account of yield loss) and appropriate types and qualifications as shall be necessary for IR’s timely performance of Wafer Services.  Such starting material shall at all times remain the property of Purchaser, and shall not be used by IR for any purpose other than the performance of Wafer Services as provided in this Agreement.

1.3.2        Wafer Services Pricing.  The prices for Wafer Services shall be as set forth on Schedule 2, subject to adjustment as set forth herein.

1.3.3        Wafer Testing.  Purchaser shall be billed and pay for Wafer Services with respect to all finished wafers passing IR’s Maverick Product Elimination Program (HOP-500-17) (“Maverick Protocol”).

1.4.          Special Assembly Services Provisions.

1.4.1        Starting Material.  Purchaser shall, at its own cost and expense, deliver on consignment to IR die in sufficient quantities (taking account of yield loss) and appropriate types and qualification as shall be necessary for IR’s timely performance of Assembly Services hereunder.  Such die shall at all times remain the property of Purchaser, and shall not be used by IR for any purpose other than the Assembly Services as provided in this Agreement.

1.4.2        Assembly Services Pricing.  The prices for the Assembly Services shall be as set forth on Schedule 3, subject to adjustment as set forth herein.

1.4.3        Assembly Testing.  Purchaser shall be billed and pay for assembled product passing IR’s assembly test-in procedures, showing no open shorts at IR’s electrical test and passing IR’s visual inspection testing.  Yield loss for all other reasons shall be the responsibility of Purchaser.

1.5.          Special Substrate Services Provisions.

1.5.1        Starting Material.  IR shall supply starting material for Substrate Services provided hereunder.

1.5.2        Substrate Services Pricing.  The prices for Substrate Services shall be as set forth on Schedule 4, subject to adjustment as set forth herein.

1.5.3        Substrate Testing.  Purchaser shall be billed  and pay for finished thick film substrate passing IR’s final substrate inspection testing.

1.6.          Initial Period Procedures.  The parties acknowledge Purchaser’s expressed desire that IR provide extensive assistance during the six month period following the date hereof (the

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“Initial Period”) to Purchaser with respect to the preparation of forecasts for Services based on Purchaser’s customer demand, preparation of forecasts for supply of starting material for Services, negotiation of supply to and purchase by Purchaser of silicon substrate starting material for Wafer Services and overall coordination of the various Services.  In furtherance thereof, the parties agree as follows:

1.6.1        Concurrently with the execution of this Agreement, the parties are entering into a separate Transition Services Agreement (the “TSA”), pursuant to which IR has agreed to provide and Purchaser has agreed to purchase certain administrative services.  During the Initial Period, IR shall provide and Purchaser shall purchase the Planning Support Services, Manufacturing Support Services, Quality Support Services and Logistics Support Services (as such terms are defined and described in the TSA) in accordance with the provisions of the TSA.

1.6.2        [***]

[***]   Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE 2
Administrative Provisions.

2.1.          Forecast and Loading Procedures for Services.  (a) The forecast and loading procedures for Services shall be as set forth in Schedule 5.

(b)           IR shall use its good faith efforts to accommodate reasonable changes timely requested by Purchaser with respect to any Committed Forecast, but IR shall have no obligation to do so.  IR shall otherwise be required to furnish Services in accordance with each Committed Forecast furnished in accordance with the terms of this Agreement.

(c)           Purchaser shall have the right to cancel without penalty any order whose delivery is delayed by more than three weeks from the date of delivery specified in the relevant Loading Schedule, provided that such delay is not attributable to any action or inaction of Purchaser.  Such cancellation shall be without prejudice to any other rights that Purchaser may have under this Agreement or otherwise.

(d)           Purchaser shall provide such purchase order documents with respect to each Committed Forecast and Loading Schedule as are reasonably requested by IR to support its financial accounting and operational planning needs.

(e)           IR shall provide notice to Purchaser of scheduled maintenance of equipment reasonably in advance of any Committed Forecast, so that Purchaser can take account of such scheduled maintenance in preparing its forecasts.  In the event of the need for any unscheduled equipment maintenance, IR shall promptly so notify Purchaser and shall take commercially reasonable action to attempt to minimize disruption of production and otherwise conform production as reasonably practicable under the circumstances  to the Committed Forecasts.

2.2.          Quality Control and Certification.  (a)  IR will perform the Services in conformity with its internal quality procedures for the facilities at which the Services are being provided, COP 800, facility quality certification (TS 16949),  customer quality requirements currently in effect with respect to the Services and reasonable quality requirements of Purchaser’s customers as may arise from time to time following the Effective Date (“Future Customer Requirements”)  (provided that Purchaser shall be responsible for any increased cost arising from the Future Customer Requirements).  At Purchaser’s reasonable request, IR will make available to Purchaser for review the test results data taken in connection with IR’s quality procedures.

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(b)           The manufacturing systems and protocols for the Services shall at all times qualify with TS 16949 certification.

2.3.          Consignment of Equipment and Materials.

(a)           Purchaser will consign to IR the Purchased Fab 1 Equipment, the Mexico Assembly Equipment and the Mexico Substrate Equipment (collectively, the “Equipment”) during the times, and for use in providing the Services, specified in this Agreement. The Equipment shall not be used by IR for any other purpose.  IR shall have the right, at its option and discretion, to use alternate IR equipment to meet Committed Forecast and Loading Schedules. IR shall not contest the filing by Purchaser of appropriate UCC financing statements during the term of this Agreement in any appropriate jurisdiction for the purposes of Purchaser evidencing its ownership of the Equipment (and any other consigned materials provided hereunder); provided however, any such financing statement(s) shall be sufficiently detailed so as to specifically identify such Equipment and materials and shall be promptly updated or terminated to the extent of the reduction of consigned Equipment and materials.

(b)           IR shall be responsible, at its own cost and expense, for routine maintenance and calibration of the Equipment, in accordance with IR’s repair and maintenance and preventative maintenance procedures in place as of the commencement of this Agreement. Major maintenance events that exceed (i) $10,000 with respect to Mexico Assembly Equipment or Mexico Substrate Equipment, or (ii) $100,000 with respect to Fab 1 Equipment (“Major Maintenance Event”) , shall be undertaken at Purchaser’s sole cost and expense.  If IR determines that a Major Maintenance Event has occurred, IR shall so inform Purchaser in writing and shall undertake such reasonable maintenance as directed in writing by Purchaser and at Purchaser’s expense.  Modifications to improve performance shall be undertaken by IR at the reasonable request of Purchaser and at Purchaser’s cost.  The capacity limit applied to any Services shall be reduced to the extent of the impact of any equipment that fails to properly perform for reasons other than IR’s failure to comply with its obligations hereunder.

(c)           IR shall maintain and operate the Equipment with the same care that it uses to operate its own equipment of a similar nature and complexity and in compliance with applicable law (including, without limitation, applicable environmental laws).  IR shall be responsible for obtaining and maintaining all licenses, permits or other government approvals necessary for operation (but not the ownership) of the Equipment as contemplated by this Agreement.

(d)           If so requested by Purchaser, IR will conspicuously identify the Equipment and the consigned materials on-site as belonging to Purchaser.

(e)           Purchaser shall at all times, during normal business hours and upon reasonable notice to IR, and subject to operational requirements, have the right to physically inspect the Equipment and offer technical assistance and advice in connection with the operation and maintenance thereof, in its discretion.

2.4.          Shipping.  All Services shall have been deemed delivered upon tender of the underlying product (Ex Works IR’s applicable factory)  with respect to which the underlying

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Services have been provided, irrespective of whether such product is tendered at Purchaser’s request to a Purchaser inventory or “bank” location established for Purchaser.  Purchaser shall be responsible, at its own cost and expense, for the shipment (including, among other things transit/casualty insurance and third party fees) of all processed materials by IR pursuant to this Agreement.  IR will cooperate with Purchaser in assembling and coordinating shipments, as reasonably requested by Purchaser consistent with the relevant Loading Schedule.

2.5.          Insurance.  Purchaser shall insure all the Equipment, dies, components and raw materials held at IR for use in accordance with this Agreement against all risk for loss or damage, to the fullest extent such insurance is reasonably available, such insurance to be based on the full replacement value. IR shall be responsible, however, for damage or destruction of (i) the Equipment due to IR’s negligence outside of ordinary wear and tear and (ii) dies, components and raw materials consigned by Purchaser to IR hereunder due to IR’s negligence other than relating to ordinary manufacturing yield and scrap.

2.6.          Consultation.  At either Party’s reasonable request, the Parties shall meet and discuss the nature, quality, and level of Services contemplated by this Agreement and any amendments a Party may wish to make to this Agreement, including to the attached Exhibits and Schedules.

2.7.          Monitoring and Reports; Books and Records.

(a)           IR shall provide Purchaser with a weekly production report to allow Purchaser to track the status of Services provided under this Agreement, including the status of work-in-progress, similar to the means used by IR to monitor and track product manufactured for its own operations.  These reports are in addition to reports, if any, related to Services that are provided under that certain Transition Service Agreement of even date herewith between the parties.

(b)           IR shall furnish to Purchaser samples and engineering lots in reasonable quantity, as requested by Purchaser; provided such samples and engineering lots are ordered under the forecasting procedures set forth hereunder and subject to good faith agreement over applicable price.  Subject to IR’s security, confidentiality and operational requirements.  IR shall permit representatives of Purchaser and any customer designated by Purchaser, on reasonable notice and during regular business hours, to physically audit the production processes for the Services provided pursuant to this Agreement.  Purchaser shall bear the expense of any such audit.

(c)           IR shall maintain production records in detail consistent with IR’s current practice pertaining to operations of a type similar to the Services pursuant to this Agreement.  IR shall make such records available for inspection by Purchaser during normal business hours upon reasonable notice to IR.

(d)           Upon written request from Purchaser, IR shall make available to Purchaser IR’s regularly maintained onsite maintenance, quality and production records (or copies thereof) for the Services for the past five years and shall use its reasonable commercial efforts to make

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available or provide Purchaser with copies of all other reasonably available regularly maintained maintenance, quality and production records for the past five years.

2.8.          Responsible Personnel.  With respect to this Agreement, IR shall (i) from time to time designate a senior level manager at IR who shall have overall responsibility for IR’s services hereunder and (ii) upon reasonable request of Purchaser,  provide Purchaser with a list of key support, quality and management personnel of IR who may be contacted by Purchaser with respect to the specific performance of that Service.

ARTICLE 3
Compensation; Billing

(a)           In consideration of providing the Services, IR will charge the Purchaser the monthly and other fees indicated in Exhibit A (each, a “Service Fee” and collectively, the “Service Fees”), as otherwise adjusted hereunder.

(b)           The Service Fee for Packaging Services provided hereunder shall be adjusted every six months (each an “Adjustment Date” with the first Adjustment Date being January 15, 2007 (“First Adjustment Date”)) on the basis of the change (increase or decrease) in IR’s copper costs applicable to the Services as follows: If the change in IR’s actual cost for copper compound attributable to such Services between the Adjustment Date and the date that is six months prior to the Adjustment Date shall be greater than 5%, then the portion of the Service Fee for such Services that is attributable to such copper compound shall be adjusted by the amount of such change.  IR shall update such attributable cost each Adjustment Date by written notice to Purchaser and such updated cost shall be reflected in IR’s invoices for deliveries from and after the Adjustment Date.  In determining IR’s attributable cost for copper, IR shall use its then actual purchase contract cost for new deliveries of such materials from relevant suppliers.  To the extent multiple suppliers of such materials are used, IR shall have the right to use a good faith average or cost estimate of the attributable cost for copper.  IR shall provide a breakdown of such adjustment upon written request from Purchaser (including upon reasonable request copies of background supplier documents to verify copper costs). IR shall provide Purchaser with not less than 30 days advance notice of the proposed changes in the Service Fees (“Copper Changes”) pursuant to this Section (b), including the basis for such Copper Changes in reasonable detail.  If Purchaser disputes any of the Copper Changes, the parties shall consult with each other and negotiate in good faith in order to arrive at a mutually agreeable determination of the appropriate Copper Changes.  In the event that the Parties are unable to agree upon the Copper Change by the Adjustment Date, Purchaser will be obligated to make payments under this Agreement in accordance the Copper Change as proposed by IR, without prejudice, however, to any contract or other remedy available to Purchaser for IR’s failure to comply with the requirements of this Agreement with respect to the Copper Change proposed by IR; provided however, any claim of dispute with respect to Copper Change shall be filed within 60 days following the applicable Adjustment Date.  Additionally, to the extent Purchaser disagrees with IR’s Copper Change, it may elect (upon reasonable written notice and timing to meet operational needs) to provide consigned copper leadframe materials for IR’s use in providing its Services; provided however, any such materials must be qualified to and otherwise meet the specifications for the particular Service being provided.  Any such consigned materials shall be subject to Sections 2.3 and 2.5 hereunder.

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(c)           In addition to any adjustments under Section 3(b), the then applicable Service Fee for all Services provided hereunder shall be adjusted on the two year anniversary of this Agreement (“Anniversary Adjustment Date”) on the basis of the change (increase or decrease) in IR’s costs applicable to the Services to the extent necessary to reflect IR’s fair market value for the cost of labor, overhead, utilities, supply gases, materials and allocations (with allocations being on a similar basis as the allocations used to establish the business forecast for the PCS business prepared in connection with sale to Purchaser).  IR shall provide a breakdown of such adjustment upon written request from Purchaser (including upon reasonable request copies of background supplier documents to verify material costs). IR shall provide Purchaser with not less than 30 days advance notice of the proposed changes in the Service Fees (“Changes”) pursuant to this Section (c), including the basis for such Changes in reasonable detail.  If Purchaser disputes any of the Changes, the Parties shall consult with each other and negotiate in good faith in order to arrive at a mutually agreeable determination of the appropriate Changes.  In the event that the Parties are unable to agree upon the Changes by the Anniversary Adjustment Date, Purchaser will be obligated to make payments under this Agreement in accordance the Changes as proposed by IR, without prejudice, however, to any contract or other remedy available to Purchaser for IR’s failure to comply with the requirements of this Agreement with respect to the Changes proposed by IR; provided however, any claim of dispute with respect to Changes shall be filed within 60 days following the Anniversary Adjustment Date.

(d)           Each Party shall be responsible for any bank charges that it incurs in connection with the activities contemplated by this Agreement.

3.2.          Invoices.  IR shall send Purchaser a weekly invoice that includes in reasonable detail the Service Fees for Services provided to Purchaser for the week and any other amounts owing hereunder.  Payments of invoices shall be made by wire transfer of immediately available United States funds to one or more accounts specified in writing by IR.  Payment shall be made within 30 days after the date of Purchaser’s receipt of IR’s invoice.

3.3.          Failure to Pay.  In the event that Purchaser fails to make payment of an invoice when due, IR shall have the right, at its sole option, upon 10 business days’ written notice (a “Suspension Notice”) to suspend performance of the Services until payment has been received.  IR may terminate this Agreement in accordance with Article 12 in the event an invoice is not paid within 30 days of Purchaser’s receipt of a Suspension Notice.

3.4.          Late Payment Penalty.  With respect to the unpaid amount of any invoice not paid in full within 30 days of receipt, a finance charge of 1% per month, payable from the date of the invoice to the date payment is received, shall be due and payable to IR.  In addition, Purchaser shall indemnify IR for its costs, including reasonable attorneys’ fees and disbursements, incurred to collect any unpaid amount.

ARTICLE 4
Cooperation; Know-How and Equipment Transfer

4.1.          Generally.  Each Party shall reasonably cooperate with and provide assistance to the other Party in carrying out the provisions of this Agreement.

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4.2.          Branding.  At the request of Purchaser and subject to the technical feasibility of marking using existing equipment (and subject to cost to be agreed between the parties (i) for set-up costs and (ii) where the marking involves an increased cost in process or a change in equipment) , IR shall affix the logos or other branding information owned by Purchaser (“Purchaser Marks”) on Purchaser products, based upon the marking information furnished by Purchaser.  Without limiting the provisions of Section 4.2, Purchaser Marks shall at all times remain the exclusive property of Purchaser, and neither IR nor any other person shall acquire any right or interest in Purchaser Marks by reason IR’s compliance with the provisions of this Section.  Purchaser shall indemnify, defend and hold harmless IR from and against any and all claims arising from the use of the Purchaser Marks.

4.3.          Intentionally omitted.

4.4.          Intentionally omitted.

4.5.          Transfer of Equipment.  IR and Purchaser shall cooperate as reasonably required, so that the parties can fulfill their respective obligations and responsibilities under this Agreement.  In particular, IR and Purchaser shall consult and coordinate so that the transfer of the Equipment shall be timed and effectuated in such a manner as to attempt to minimize the interruption of applicable production, taking into consideration Purchaser’s production scheduling and other sources of production available to Purchaser.

4.6.          Reticles.  IR shall make available to Purchaser in such machine readable format, as reasonably requested by Purchaser, the reticle data for all active IR parts that are part of the PCS Business (as defined in the Master Purchase Agreement). IR shall use commercially reasonable efforts to make available to Purchaser in such machine readable format, as reasonably requested by Purchaser, reticle data for all other IR parts that are part of the PCS Business.

4.7.          Specialized Customer Materials.  For specialized Equipment parts, leadframes, molding and other specialized products specifically used by IR in connection with the Services and which IR sources from third-party suppliers (together “Specialized Materials”), IR, as reasonably requested by Purchaser and at no additional cost to IR, introduce Purchaser to such third party suppliers and provide consent for Purchaser’s use of such Specialized Materials from such third party suppliers; provided however, Purchaser’s use shall be limited to use in connection with products sold by Purchaser as part of the PCS Business and all such Specialized Materials shall be subject to the confidentiality provisions of Article 5 hereof.

ARTICLE 5
Confidentiality

5.1.          Generally.  In the course of the performance of the Services, each Party may become aware of confidential and proprietary information of the other Party or of a third party in possession of such other Party (“Confidential Information”).  All Confidential Information disclosed by a Party during the term of this Agreement shall remain the property of the disclosing Party and shall be used by the receiving Party only in accordance with the provisions of this Agreement.

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5.2.          Identification; Term.  (a) Except in the case of (x) information that is subject to the confidentiality provisions of Section 12.4 of the Master Purchase Agreement or (y) information exchanged in furtherance of the performance of the Services hereunder that is of a type that is generally regarded by the Parties to be confidential information (such as pricing, customer and production information), to which this subsection (a) shall not apply, (i) if disclosed in written form, Confidential Information shall be identified as Confidential Information by an appropriate legend; and (ii) if disclosed orally or visually, it shall be identified as Confidential Information at the time of disclosure and shall be confirmed by written outline mailed to the other Party by registered or certified mail, return receipt requested, within 30 days of the original disclosure.  (b) For a period of 7 years from the date of first receipt thereof, the receiving Party shall (i) treat all such information in the same manner as it treats its own confidential information, in any event exercising reasonable precautions to prevent the disclosure of such information to others; (ii) use such information only for the purposes set forth herein; and (iii) disclose such information only to its employees who have a need to know such information in the performance of their duties hereunder.

5.3.          Exceptions.  The obligations of confidential treatment under this Article 4 shall not apply to any Confidential Information which (i) is or becomes publicly known through no wrongful act, fault or negligence of the receiving Party; (ii) was known by the receiving Party prior to disclosure or is developed by the receiving Party independently of such disclosure (and whose disclosure would not constitute a violation of the confidentiality provisions of the Master Purchase Agreement); (iii) was disclosed to the receiving Party by a third party who was not under any obligation of confidentiality; (iv) is approved for release by written authorization of the disclosing Party; or (v) is disclosed pursuant to a requirement of law or by court order, provided that the receiving Party has provided the disclosing Party with reasonable opportunity to prevent or limit such legally required disclosure.

5.4.          Injunctive Relief.  Each Party acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Article 5 and that such actual or threatened breach by it may result in immediate, irreparable and continuing injury to the other Party and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, the Parties agree that the non-breaching Party, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

ARTICLE 6
Intellectual Property.

6.1.          Purchaser Intellectual Property.  Subject to the applicable provisions of the Technology License Back Agreement dated as of the date hereof between IR and Purchaser, all  technology, know-how, patents, marks (including Purchaser Marks), data, software, or other intellectual property or assets (“Purchaser Intellectual Property”) owned or created by Purchaser shall remain the sole and exclusive property and responsibility of Purchaser.  IR shall not acquire any rights in any such Purchaser Intellectual Property pursuant to this Agreement.

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6.2.          IR Intellectual Property.  Subject to the Technology License Agreement, dated as of the date hereof between IR and Purchaser, all  technology, know-how, patents, marks , data, software, or other intellectual property or assets (“IR Intellectual Property”) owned or created by IR shall remain the sole and exclusive property and responsibility of IR.  Purchaser shall not acquire any rights in any such IR Intellectual Property pursuant to this Agreement.

ARTICLE 7
Remedies and Limitation of Liability

7.1.          Remedies.  In the event that any Service supplied or performed by IR hereunder is not performed in accordance with the provisions of Article 1, Purchaser’s sole remedy shall be either (i) to require IR to re-perform such Service in accordance with Article 1 without obligation on the part of Purchaser to make payment for such performance or (ii) to provide Purchaser with a credit in an equivalent amount towards future Services, as contemplated by this Agreement; and in either such case, in the event of a breach of IR’s warranty under Section 7.2 where die fully processed by IR as Wafer Services hereunder has been fully processed by IR under Assembly Services into packaged product and presented to Purchaser as having passed all process testing, Purchaser shall be entitled to a credit for the cost of silicon starting material with respect to the die of the defective part (in addition to either (i) or (ii) with respect to such Wafer Services and Assembly Services with respect to such packaged product).. Die that is part of a wafer that is processed by IR as Wafer Services hereunder and properly passes the Maverick Protocol or which is provided by Purchaser for Assembly Services hereunder (but which was not processed by IR as Wafer Services hereunder) shall not otherwise be subject to return or credit. IR shall not be liable for any other loss or damage on account of the performance of any Service.  Notwithstanding the foregoing, IR shall be liable for additional damages actually incurred by Purchaser (“Purchaser Damages”) arising from product liability claims brought by third parties up to an aggregate amount of $2,000,000 (when taken together with “Purchaser IGBT/Auto Die Damages” as defined under the IGBT/Auto Die Supply Agreement); provided however, that any and all Purchaser Damages recoverable hereunder shall be subject to the provisions of Article 10 of the Master Purchase Agreement.

7.2.          Warranty.  IR’s services shall be subject to the express warranty that the Services as provided hereunder shall  (i) conform to the specifications therefor as provided in this Agreement, (ii) be free of material defect in workmanship, and (iii) as provided be free of any liens or other encumbrances by creditors of IR; provided that IR makes no warranty with respect to consigned materials, die, components or equipment provided by Purchaser  (such warranty, the “Warranty”).  The warranty shall extend for a period of fifteen months from the date of delivery of Services hereunder.  These warranties do not extend to, or apply to, any product which has been (1) subjected to misuse, accident, improper installation, or to use in violation of written documentation furnished by IR, and/or (2) repaired or altered outside of IR’s factory, and/or (3) evaluated, screened, or tested by an outside testing laboratory not previously approved in writing by IR (which consent shall not be unreasonably withheld).

EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NO WARRANTIES, OTHER THAN THE WARRANTY, ARE EXPRESSED OR IMPLIED IN RESPECT OF ANY SERVICES PROVIDED PURSUANT TO THIS AGREEMENT,

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INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.3.          SPECIAL DAMAGES.  EXCEPT TO THE EXTENT OF CONSEQUENTIAL DAMAGES THAT MAY BE ALLOWABLE UNDER THE  PROVISIONS OF THE LAST SENTENCE OF SECTION 7.1 (AND SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS THEREIN), THE PARTIES AGREE THAT, WITH REGARD TO ANY AND ALL CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ADDITION TO ANY OTHER LIMITATIONS HEREUNDER THE LIABILITY OF A PARTY SHALL BE LIMITED TO ACTUAL DAMAGES.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST REVENUES OR LOSS OF PROSPECTIVE BUSINESS OPPORTUNITIES, REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH DAMAGES IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

ARTICLE 8
Indemnification

Notwithstanding anything to the contrary herein, including the provisions of Article 7:

8.1.          Indemnification.  Purchaser shall indemnify and hold IR harmless from and against any tax, penalty, interest, addition to tax, tax surcharge, or other charge payable by IR as a result of any sales, use or excise taxes levied or based on amounts payable pursuant to this Agreement, including privilege or excise taxes based on gross revenues under this Agreement on the Services rendered to Purchaser, provided that Purchaser shall not be responsible for any taxes levied on any net income of IR.

ARTICLE 9
Excusable Delays

Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement by reason of any cause beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts affecting facilities, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers, provided that the Party so affected shall use reasonable commercial efforts to remove such causes of non-performance.  Upon the occurrence of any event of force majeure, the Party whose performance is prevented shall promptly give written notice to the other Party and the Parties shall promptly confer in good faith to agree upon reasonable action to minimize the impact of such event on the Parties.

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ARTICLE 10
Independent Contractor

10.1.        Relationship.  In its performance of Services hereunder, IR is an independent contractor to Purchaser and nothing in this Agreement shall be deemed to make a Party a partner, principal, joint venturer, or fiduciary of the other Party.  Neither IR nor any persons performing any Service on IR’s behalf shall be deemed to be employees, agents or legal representatives of Purchaser.  Nothing in this Agreement shall confer authority upon any Party to enter into any commitment or agreement binding upon the other Party.

10.2.        No Assumption of Obligations.  Nothing in this Agreement shall be construed as an assumption by IR of any financial obligation of Purchaser.

10.3.        Compensation of Employees.  IR shall be responsible for payment of compensation to its employees and shall be responsible for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

ARTICLE 11
Compliance With Laws

In the performance of its duties and obligations under this Agreement, each Party shall comply with all applicable laws.  The Parties shall cooperate fully in obtaining and maintaining in effect all permits and licenses that may be required for the performance of the Services.

ARTICLE 12
Term and Termination

12.1.        Term.  The term of this Agreement shall commence on the Effective Date and end three years thereafter, unless terminated earlier in whole or in part as provided in Sections 12 and 12.4.

12.2.        Termination of this Agreement.  This Agreement may be terminated:

(a)           By written agreement of the Parties;

(b)           By IR as provided in Section 3.3;

(c)           By either Party upon a material breach (other than non-payment of Services Fees) by the other that is not cured within 30 days after written notice of such breach from the non-breaching Party, except that where such breach is not capable of being cured within 30 days, the breaching Party shall be accorded 30 additional days to cure such breach if it demonstrates that it is capable of curing such breach within such additional period; or

(d)           Upon 30 days’ written notice by either Party to the other where one Party:  (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, or similar relief or seeks the appointment of a trustee, receiver, liquidator or other similar official of it or the taking of possession by any such official in any involuntary case or other proceeding

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commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due; or (ii) has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or substantially all of its debts or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Party or any substantial part of its property, and such involuntary case or other proceeding remains undismissed for a period of 60 days.

12.3.        Effect.  In the event of termination of this Agreement pursuant to this Article 12 or upon the expiration of the term, this Agreement shall cease to have further force or effect and no Party shall have any liability to any other Party with respect to this Agreement, provided that:

(a)           Termination or expiration of this Agreement for any reason shall not release any Party from any liability or obligation which already has accrued as of the effective date of such termination or expiration, and shall not constitute a waiver or release of, or otherwise be deemed to adversely affect, any rights, remedies or claims, which a Party may have hereunder at law, equity or otherwise or which may arise out of or in connection with such termination or expiration.

(b)           As promptly as practicable following termination of this Agreement and the payment by Purchaser of all amounts owing hereunder, IR shall return all reasonably available material and inventory of Purchaser held by IR and make available to Purchaser copies of production records maintained by IR with regard to the performance of Services in IR’s standard format and media.  IR shall deliver such property and records to such location or locations as reasonably requested by Purchaser.  IR shall be responsible for the packing and preparation for shipping of all such material and inventory.  Arrangements for shipping, including the cost of freight and insurance, and the reasonable cost of packing incurred by IR shall be the responsibility of and shall be paid by Purchaser.  Equipment shall be transferred as provided in the Asset Purchase Agreement.

(c)           Articles 4, 6, 7, 10, 13, 14 and 15 and this Section 12.3 and Section 12.4 (in the event of a partial termination) shall survive any termination or expiration of this Agreement and remain in full force and effect.

12.4.        Partial Termination.  (a) Beginning 6 months after the Effective Date and from time to time thereafter, Purchaser may give 90 days advance notice as to the performance of any Service that it no longer requires and, on the date or dates specified in such notice, IR shall cease to provide and Purchaser shall cease to receive and pay for such Services hereunder.

(b)           Upon any such partial termination, IR shall deliver all material, inventory and equipment with respect to the performance of Services has been terminated in the manner provided in Section 12.4(b) (including the requirement of the payment of any applicable amounts owing).

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ARTICLE 13
Notices

All notices, requests and other communications hereunder shall be in writing, in the English language, and shall be delivered in person, by facsimile, commercial delivery service, or first class mail, postage prepaid, and addressed as follows:

If to IR, to:

International Rectifier Corporation

233 Kansas Street

El Segundo, California  90245

Attention:  Executive Vice President and General Counsel

Telephone:  310-726-8480

Facsimile:  310-726-8484

with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, NW

Washington, DC 20005

Attention:  Robert Magielnicki, Sr.

Telephone:  202-218-0002

Facsimile:  202-218-0020]

If to Purchaser, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA  19355-2120

Attention:  Richard N. Grubb, Executive Vice President and
Chief Financial Officer

Telephone:  610-644-1300

Facsimile:  610-889-2161

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with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  Abbe L. Dienstag, Esq.

Telephone:  212-715-9100

Facsimile:  212-715-8000

All such notices shall be effective when received.  Either Party may change its address by giving written notice to the other Party in accordance with the provisions of this Article 12.

ARTICLE 14
Governing Law and Dispute Resolution

14.1.        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

14.2.        Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.  Each Party agrees that service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Article 13 shall be effective service in such action or proceeding.  Nothing in this Section 14.2, however, shall affect the right of a Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

ARTICLE 15
Miscellaneous

15.1.        Amendment; Waiver.  Any provision of this Agreement may be amended only if such amendment is in writing and signed by both Parties.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term and condition.

15.2.        Delay; Remedies.  No failure or delay by a Party in exercising any right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

15.3.        Assignment.  Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by a Party (whether voluntarily, involuntarily, by

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operation of law or otherwise) without the prior written consent of the other Party, except that either Party may assign this Agreement and all rights, interests, or obligations hereunder to a subsidiary controlled by such Party, provided that no such assignment shall relieve any Party of its obligations to perform or cause the performance of its responsibilities under this Agreement or its liability for breach of the Agreement.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

15.4.        No Subcontracting.  IR may not subcontract the performances of Services hereunder, except with the consent of Purchaser not unreasonably withheld.  Use of IR’s Mexico facility shall not be deemed a subcontract hereunder.

15.5.        Third Parties.  Nothing in this Agreement, express or implied, is intended to or shall confer any rights, including third party beneficiary rights, remedies, obligations or liabilities on any person other than the Parties and their permitted successors and assigns.

15.6.        Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights and obligations of a Party hereunder will not be materially and adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

15.7.        Attorneys’ Fees.  In any action hereunder to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees in addition to any other recovery hereunder.

15.8.        Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

15.9.        Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations between the Parties with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party.

{Signatures appear on the following page}

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

INTERNATIONAL RECTIFIER CORPORATION

By:		Name:
Title:

VISHAY INTERTECHNOLOGY, INC.

By:		Name:
Title:

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EXHIBIT H1

Form of Transition Buyback Agreement

TRANSITION BUY BACK DIE SUPPLY AGREEMENT

This Transition Buy Back Die Supply Agreement (this “Agreement”) is entered into and effective as of the       day of [          ], [        ] (the “Effective Date”), by and between International Rectifier Corporation, a corporation organized under the laws of the State of Delaware (“IR”), and Vishay Intertechnology, a company organized and existing under the laws of the State of Delaware  (the “Supplier”).  IR and Supplier each may be referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, IR and Supplier are parties to that certain Master Purchase Agreement dated November 8, 2006 (the “Master Purchase Agreement”), pursuant to which Supplier is purchasing from IR all of the capital stock of certain IR subsidiaries and certain assets of IR and certain IR subsidiaries contemporaneously with the execution and delivery of this Agreement; and

WHEREAS, Supplier agrees to provide, and IR desires to have Supplier provide, certain of Supplier’s die products on a transitional basis on the terms and conditions contained herein.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1
Die Supply.

1.1.          General.  In accordance with the provisions hereof, Supplier shall sell to IR, and IR shall purchase from Supplier, the types of die products set forth on Exhibit A in whole wafer form (each a “Product” and collectively, the “Products”).  The Products shall be provided in accordance with the applicable terms of this Agreement (including without limitation Exhibit A, attached hereto and made a part hereof). Exhibit A may be amended from time to time by written agreement of the Parties.

1.2.          Price.  For all Product deliveries made prior to the two year anniversary of the Closing, the price for the Products shall be IR’s “standard cost” for such Products as determined as of the Closing (“Product Standard Cost”), as set forth in Exhibit A.  For all Product deliveries made following the second anniversary of the Closing, the price for the Products shall be the Product Standard Cost as adjusted pursuant to Section 3.1(b).

1.3.          Volume.  In each consecutive twelve month period following Closing through the end of the term of this Agreement, Supplier shall be obligated to supply only up to a maximum aggregate quantity of each type of Product set forth in Exhibit A (“Aggregate Annual Quantity”), properly ordered in accordance with the forecasting procedures set forth in Article 2.  Within any given calendar quarter, Supplier shall be obligated to supply up to 1/3 of the Aggregate Annual Quantity for each Product type, subject to the Aggregate Annual Quantity limitation and IR having properly ordered the quantity in accordance with the forecasting procedures set forth in Article 2.

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1.4.          Specifications.  The specifications for the Products shall be IR’s current product specifications.  Supplier shall produce the Products in accordance with IR’s current internal quality procedures in effect for the facility at which the Products are produced.

1.5.          Wafer Testing.  IR shall be billed and pay for all Products passing IR’s Maverick Product Elimination Program (HOP-500-17) (“Maverick Protocol”).

ARTICLE 2
Administrative Provisions.

2.1.          Forecast and Loading Procedures for Products.  (a) The forecast and loading procedures for Products shall be as set forth in Schedule 1.

(b)           Supplier shall use its good faith efforts to accommodate reasonable changes timely requested by IR with respect to any Committed Forecast (as defined in Schedule 1), but Supplier shall have no obligation to do so.  Supplier shall otherwise be required to furnish Products in accordance with each Committed Forecast furnished in accordance with the terms of this Agreement.

(c)           IR shall have the right to cancel without penalty any order whose delivery is delayed by more than three weeks from the date of delivery specified in the relevant Loading Schedule (as defined in Schedule 1), provided that such delay is not attributable to any action or inaction of IR.  Such cancellation shall be without prejudice to any other rights that IR may have under this Agreement or otherwise.

(d)           IR shall provide such purchase order documents with respect to each Committed Forecast and Loading Schedule as are reasonably requested by Supplier to support its financial accounting and operational planning needs.  The terms of this Agreement shall control in the event of any conflict between this Agreement and any purchase order documents.

(e)           Supplier shall provide notice to IR of scheduled maintenance of equipment reasonably in advance of any Committed Forecast, so that IR can take account of such scheduled maintenance in preparing its forecasts.  In the event of the need for any unscheduled equipment maintenance, Supplier shall promptly so notify IR and shall take commercially reasonable action to attempt to minimize disruption of production and otherwise conform production as reasonably practicable under the circumstances to the Committed Forecasts.

2.2.          Quality Control and Certification.  The manufacturing systems and protocols for the Products shall at all times qualify with TS 16949 certification.  Supplier shall produce the Products in accordance with its current internal quality procedures in effect for the facility at which the Products are produced, COP 800, facility quality certification (TS 16949) and customer quality requirements currently in effect with respect to the Products and reasonable quality requirements of IR’s customers as may arise from time to time following the Effective Date (“Future Customer Requirements”) (provided that IR shall be responsible for any increased cost arising from the Future Customer Requirements).  Supplier will communicate any change in the Products or their manufacture in accordance with IR’s Product Change Notification (“PCN”) process; provided that if IR reasonably believes that any such change would not be acceptable to a customer, IR may elect pursuant to delivery of written notice thereof to Supplier to have the

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provisions of product discontinuation apply (Section 12.4 below) in which case the PCN shall be deemed to be the Affected Products Notice and the Products, without any such change, shall be the Affected Products.

2.3.          Shipping.  All Products shall have been deemed delivered upon tender of the Product (Ex Works Supplier’s applicable factory) at IR’s request to an IR inventory or “bank” location established for IR.  IR shall be responsible, at its own cost and expense, for the shipment (including, among other things transit/casualty insurance and third party fees) of all processed materials by Supplier pursuant to this Agreement.  Supplier will cooperate with IR in assembling and coordinating shipments, as reasonably requested by IR consistent with the relevant Loading Schedule.

2.4.          Consultation.  At either Party’s reasonable request, the Parties shall meet and discuss the nature, quality, and quantity of Products contemplated by this Agreement and any amendments a Party may wish to make to this Agreement, including to the attached Exhibits and Schedules.

ARTICLE 3
Compensation; Billing

3.1.          Product Prices.

(a)           Supplier will charge IR the purchase prices for the Products indicated in Exhibit A (each, a “Purchase Price” and collectively, the “Purchase Prices”), as otherwise adjusted hereunder.

(b)           The then applicable Purchase Prices for all Products provided hereunder shall be adjusted on the two year anniversary of this Agreement (“Anniversary Adjustment Date”) on the basis of the change (increase or decrease) in Supplier’s costs applicable to the Products to the extent necessary to reflect Supplier’s fair market value for the cost of labor, overhead, utilities, supply gases, materials and allocations (with allocations being on a similar basis as the allocations used to establish the business forecast for the PCS Business (as defined in the Master Purchase Agreement) prepared in connection with sale to Supplier).  Supplier shall provide a breakdown of such adjustment upon written request from IR (including upon reasonable request copies of background supplier documents to verify material costs). Supplier shall provide IR with not less than 30 days advance notice of the proposed changes in the Purchase Prices (“Changes”) pursuant to this Section 3.1(b), including the basis for such Changes in reasonable detail.  If IR disputes any of the Changes, the Parties shall consult with each other and negotiate in good faith in order to arrive at a mutually agreeable determination of the appropriate Changes.  In the event that the Parties are unable to agree upon the Changes by the Anniversary Adjustment Date, IR will be obligated to make payments under this Agreement in accordance the Changes as proposed by Supplier, without prejudice, however, to any contract or other remedy available to IR for Supplier’s failure to comply with the requirements of this Agreement with respect to the Changes proposed by Supplier; provided however, any claim of dispute with respect to Changes shall be filed within 60 days following the Anniversary Adjustment Date.

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(c)           Each Party shall be responsible for any bank charges that it incurs in connection with the activities contemplated by this Agreement.

3.2.          Invoices.  Supplier shall send IR a weekly invoice that includes in reasonable detail the Purchase Prices for Products provided to IR for the week and any other amounts owing hereunder.  Payments of invoices shall be made by wire transfer of immediately available United States funds to one or more accounts specified in writing by Supplier.  Payment shall be made within 30 days after the date of IR’s receipt of Supplier’s invoice.

3.3.          Failure to Pay.  In the event that IR fails to make payment of an invoice when due, Supplier shall have the right, at its sole option, upon 10 business days’ written notice (a “Suspension Notice”) to suspend delivery of the Products until payment has been received.  Supplier may terminate this Agreement in accordance with Article 12 in the event an invoice is not paid within 30 days of IR’s receipt of a Suspension Notice.

3.4.          Late Payment Penalty.  With respect to the unpaid amount of any invoice not paid in full within 30 days of receipt, a finance charge of 1% per month, payable from the date of the invoice to the date payment is received, shall be due and payable to Supplier.  In addition, IR shall indemnify Supplier for its costs, including reasonable attorneys’ fees and disbursements, incurred to collect any unpaid amount.

ARTICLE 4
Cooperation

4.1.          Generally.  Each Party shall reasonably cooperate with and provide assistance to the other Party in carrying out the provisions of this Agreement.

ARTICLE 5
Confidentiality

5.1.          Generally.  In the course of the supply of the Products, each Party may become aware of confidential and proprietary information of the other Party or of a third party in possession of such other Party (“Confidential Information”).  All Confidential Information disclosed by a Party during the term of this Agreement shall remain the property of the disclosing Party and shall be used by the receiving Party only in accordance with the provisions of this Agreement.

5.2.          Identification; Term.  (a) Except in the case of (x) information that is subject to the confidentiality provisions of Section 12.4 of the Master Purchase Agreement or (y) information exchanged in furtherance of the supply of the Products hereunder that is of a type that is generally regarded by the Parties to be confidential information (such as pricing, customer and production information), to which this subsection (a) shall not apply, (i) if disclosed in written form, Confidential Information shall be identified as Confidential Information by an appropriate legend; and (ii) if disclosed orally or visually, it shall be identified as Confidential Information at the time of disclosure and shall be confirmed by written outline mailed to the other Party by registered or certified mail, return receipt requested, within 30 days of the original disclosure.  (b) For a period of 7 years from the date of first receipt thereof, the receiving Party shall (i) treat all such information in the same manner as it treats its own confidential

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information, in any event exercising reasonable precautions to prevent the disclosure of such information to others; (ii) use such information only for the purposes set forth herein; and (iii) disclose such information only to its employees who have a need to know such information in the performance of their duties hereunder.

5.3.          Exceptions.  The obligations of confidential treatment under this Article 4 shall not apply to any Confidential Information which (i) is or becomes publicly known through no wrongful act, fault or negligence of the receiving Party; (ii) was known by the receiving Party prior to disclosure or is developed by the receiving Party independently of such disclosure (and whose disclosure would not constitute a violation of the confidentiality provisions of the Master Purchase Agreement); (iii) was disclosed to the receiving Party by a third party who was not under any obligation of confidentiality; (iv) is approved for release by written authorization of the disclosing Party; or (v) is disclosed pursuant to a requirement of law or by court order, provided that the receiving Party has provided the disclosing Party with reasonable opportunity to prevent or limit such legally required disclosure.

5.4.          Injunctive Relief.  Each Party acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Article 5 and that such actual or threatened breach by it may result in immediate, irreparable and continuing injury to the other Party and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, the Parties agree that the non-breaching Party, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

ARTICLE 6
Intellectual Property.

6.1.          Supplier Intellectual Property.  Subject to the applicable provisions of the Technology License Back Agreement dated as of the date hereof between IR and Supplier, all  technology, know-how, patents, marks (including Supplier Marks), data, software, or other intellectual property or assets (“Supplier Intellectual Property”) owned or created by Supplier shall remain the sole and exclusive property and responsibility of Supplier.  IR shall not acquire any rights in any such Supplier Intellectual Property pursuant to this Agreement.

6.2.          IR Intellectual Property.  Subject to the Technology License Agreement, dated as of the date hereof between IR and Supplier, all  technology, know-how, patents, marks , data, software, or other intellectual property or assets (“IR Intellectual Property”) owned or created by IR shall remain the sole and exclusive property and responsibility of IR.  Supplier shall not acquire any rights in any such IR Intellectual Property pursuant to this Agreement.

ARTICLE 7
Remedies and Limitation of Liability

7.1.          Remedies.  In the event that any Product supplied by Supplier hereunder is not supplied in accordance with the provisions of Article 1, IR’s sole remedy shall be either (i) to

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require Supplier to re-supply such Product in accordance with Article 1 without obligation on the part of IR to make payment for such re-supply or (ii) to provide IR with a credit in an equivalent amount towards future Products, as contemplated by this Agreement.  Die that is part of a Product that properly passes the Maverick Protocol shall not be subject to return or credit.  Notwithstanding the foregoing, Supplier shall be liable for additional damages actually incurred by IR (“IR Damages”) arising from product liability claims brought by third parties up to an aggregate amount of $2,000,000; provided however, that any and all IR Damages recoverable hereunder shall be subject to the provisions of Article 10 of the Master Purchase Agreement.

7.2.          Warranty.  Supplier’s Products shall be subject to the express warranty that the Products as provided hereunder shall  (i) conform to the specifications therefor as provided in this Agreement, (ii) be free of material defect in workmanship, and (iii) as provided be free of any liens or other encumbrances by creditors of Supplier (such warranty, the “Warranty”).  The Warranty shall extend for a period of fifteen months from the date of delivery of Products hereunder.  These warranties do not extend to, or apply to, any product which has been (1) subjected to misuse, accident, improper installation, or to use in violation of written documentation furnished by Supplier, and/or (2) repaired or altered outside of Supplier’s factory, and/or (3) evaluated, screened, or tested by an outside testing laboratory not previously approved in writing by Supplier (which consent shall not be unreasonably withheld).

EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NO WARRANTIES, OTHER THAN THE WARRANTY, ARE EXPRESSED OR IMPLIED IN RESPECT OF ANY PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.3.          SPECIAL DAMAGES.  EXCEPT TO THE EXTENT OF CONSEQUENTIAL DAMAGES THAT MAY BE ALLOWABLE UNDER THE  PROVISIONS OF THE LAST SENTENCE OF SECTION 7.1 (AND SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS THEREIN), THE PARTIES AGREE THAT, WITH REGARD TO ANY AND ALL CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ADDITION TO ANY OTHER LIMITATIONS HEREUNDER THE LIABILITY OF A PARTY SHALL BE LIMITED TO ACTUAL DAMAGES.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST REVENUES OR LOSS OF PROSPECTIVE BUSINESS OPPORTUNITIES, REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH DAMAGES IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

ARTICLE 8
Indemnification

Notwithstanding anything to the contrary herein, including the provisions of Article 7:

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8.1.          Indemnification.  IR shall indemnify and hold Supplier harmless from and against any tax, penalty, interest, addition to tax, tax surcharge, or other charge payable by Supplier as a result of any sales, use or excise taxes levied or based on amounts payable pursuant to this Agreement, including privilege or excise taxes based on gross revenues under this Agreement on the Products supplied to IR, provided that IR shall not be responsible for any taxes levied on any net income of Supplier.

ARTICLE 9
Excusable Delays

Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement by reason of any cause beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts affecting facilities, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers, provided that the Party so affected shall use reasonable commercial efforts to remove such causes of non-performance.  Upon the occurrence of any event of force majeure, the Party whose performance is prevented shall promptly give written notice to the other Party and the Parties shall promptly confer in good faith to agree upon reasonable action to minimize the impact of such event on the Parties.

ARTICLE 10
Independent Contractor

10.1.        Relationship.  In its supply of Products hereunder, Supplier is an independent contractor to IR and nothing in this Agreement shall be deemed to make a Party a partner, principal, joint venturer, or fiduciary of the other Party.  Neither Supplier nor any persons supplying any Product on Supplier’s behalf shall be deemed to be employees, agents or legal representatives of IR.  Nothing in this Agreement shall confer authority upon any Party to enter into any commitment or agreement binding upon the other Party.

10.2.        No Assumption of Obligations.  Nothing in this Agreement shall be construed as an assumption by Supplier of any financial obligation of IR.

10.3.        Compensation of Employees.  Supplier shall be responsible for payment of compensation to its employees and shall be responsible for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

ARTICLE 11
Compliance With Laws

In the performance of its duties and obligations under this Agreement, each Party shall comply with all applicable laws.  The Parties shall cooperate fully in obtaining and maintaining in effect all permits and licenses that may be required for the supply of the Products.

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ARTICLE 12
Term and Termination

12.1.        Term.  The term of this Agreement shall commence on the Effective Date and end three years thereafter, unless terminated earlier in whole or in part as provided in Sections 12.2 and 12.4.

12.2.        Termination of this Agreement.  This Agreement may be terminated:

(a)           By written agreement of the Parties;

(b)           By Supplier as provided in Section 3.3;

(c)           By either Party upon a material breach (other than non-payment of Services Fees) by the other that is not cured within 30 days after written notice of such breach from the non-breaching Party, except that where such breach is not capable of being cured within 30 days, the breaching Party shall be accorded 30 additional days to cure such breach if it demonstrates that it is capable of curing such breach within such additional period; or

(d)           Upon 30 days’ written notice by either Party to the other where one Party:  (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, or similar relief or seeks the appointment of a trustee, receiver, liquidator or other similar official of it or the taking of possession by any such official in any involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due; or (ii) has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or substantially all of its debts or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Party or any substantial part of its property, and such involuntary case or other proceeding remains undismissed for a period of 60 days.

12.3.        Effect.  In the event of termination of this Agreement pursuant to this Article 12 or upon the expiration of the term, this Agreement shall cease to have further force or effect and no Party shall have any liability to any other Party with respect to this Agreement, provided that:

(a)           Termination or expiration of this Agreement for any reason shall not release any Party from any liability or obligation which already has accrued as of the effective date of such termination or expiration, and shall not constitute a waiver or release of, or otherwise be deemed to adversely affect, any rights, remedies or claims, which a Party may have hereunder at law, equity or otherwise or which may arise out of or in connection with such termination or expiration.

(b)           Articles 4, 5, 6, 7, 10, 13, 14 and 15 and this Section 12.3 and Section 12.4 (in the event of a partial termination) shall survive any termination or expiration of this Agreement and remain in full force and effect.

12.4.        Partial Termination.  At any time during the term of this Agreement Supplier may give 60 days advance written notice (“Affected Products Notice”) as to the discontinuation of any Product that it will no longer manufacture and offer to the market generally and except as set

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forth in this Section 12.4 at the end of such 60 day period from Supplier’s delivery of the Affected Products Notice, Supplier may cease to supply such Products hereunder.  In the event of any such discontinuation with respect to any such Products (“Affected Products”), IR shall have the right to purchase up to the remaining unused Aggregate Annual Quantity applicable to the Affected Products for the remainder of the term of this Agreement had the term continued without discontinuation of the Affected Products.  The following provisions shall additionally apply to discontinuation of the Affected Products:

(1)           IR shall have the right to place a written last time buy order (“LTB Order”) for a specific quantity (“LTB Quantity”) of Affected Products within sixty days following receipt of the Affected Products Notice.  The LTB Order shall provide for delivery of the LTB Quantity no later than six months following IR’s receipt of the Affected Products Notice (“LTB Period”).

(2)           The Parties shall use commercially reasonable efforts to coordinate forecasting and ordering during the LTB Period to allow for regular supply of Affected Products during the LTB Period while the LTB Quantity is being processed by Supplier.  Any quantity of Products supplied to IR during the LTB Period shall reduce the LTB Quantity accordingly.

(3)           The Purchase Prices for the LTB Quantity shall the Purchase Prices in effect for the Affected Products as of IR’s receipt of the Affected Products Notice.

12.5.        The  Parties may negotiate one or more written agreements for the supply and purchase of additional quantities of Products or a longer term of supply beyond the supply commitments set forth herein; provided however, neither Party shall be obligated to supply or purchase at any given price or for any given quantity absent any such written agreement.

ARTICLE 13
Notices

All notices, requests and other communications hereunder shall be in writing, in the English language, and shall be delivered in person, by facsimile, commercial delivery service, or first class mail, postage prepaid, and addressed as follows:

If to IR, to:

International Rectifier Corporation

233 Kansas Street

El Segundo, California  90245

Attention:  Executive Vice President and General Counsel

Telephone:  310-726-8480

Facsimile:  310-726-8484

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with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, NW

Washington, DC 20005

Attention:  Robert Magielnicki, Sr.

Telephone:  202-218-0002

Facsimile:  202-218-0020]

If to Supplier, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA  19355-2120

Attention:  Richard N. Grubb, Executive Vice President and Chief Financial Officer

Telephone:  610-644-1300

Facsimile:  610-889-2161

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  Abbe L. Dienstag, Esq.

Telephone:  212-715-9100

Facsimile:  212-715-8000

All such notices shall be effective when received.  Either Party may change its address by giving written notice to the other Party in accordance with the provisions of this Article 12.

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ARTICLE 14
Governing Law and Dispute Resolution

14.1.        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

14.2.        Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.  Each Party agrees that service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Article 13 shall be effective service in such action or proceeding.  Nothing in this Section 14.2, however, shall affect the right of a Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

ARTICLE 15
Miscellaneous

15.1.        Amendment; Waiver.  Any provision of this Agreement may be amended only if such amendment is in writing and signed by both Parties.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term and condition.

15.2.        Delay; Remedies.  No failure or delay by a Party in exercising any right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

15.3.        Assignment.  Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by a Party (whether voluntarily, involuntarily, by operation of law or otherwise) without the prior written consent of the other Party, except that either Party may assign this Agreement and all rights, interests, or obligations hereunder to a subsidiary controlled by such Party, provided that no such assignment shall relieve any Party of its obligations to perform or cause the performance of its responsibilities under this Agreement or its liability for breach of the Agreement.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

15.4.        No Subcontracting.  Supplier may not subcontract the supply of Products hereunder, except with the consent of IR which shall not be unreasonably withheld.  Use of IR’s Mexico facility shall not be deemed a subcontract hereunder.

15.5.        Third Parties.  Nothing in this Agreement, express or implied, is intended to or shall confer any rights, including third party beneficiary rights, remedies, obligations or liabilities on any person other than the Parties and their permitted successors and assigns.

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15.6.        Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights and obligations of a Party hereunder will not be materially and adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

15.7.        Attorneys’ Fees.  In any action hereunder to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees in addition to any other recovery hereunder.

15.8.        Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

15.9.        Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations between the Parties with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party.

{Signatures appear on the following page}

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

INTERNATIONAL RECTIFIER CORPORATION

By:		Name:
Title:

VISHAY INTERTECHNOLOGY, INC.

By:
	Title:	Name:

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EXHIBIT H2

IGBT Supply Agreement

TRANSITION IGBT/AUTO DIE SUPPLY AGREEMENT

This Transition IGBT/Auto Die Supply Agreement (this “Agreement”) is entered into and effective as of the       day of [                  ], [        ] (the “Effective Date”), by and between International Rectifier Corporation, a corporation organized under the laws of the State of Delaware (“IR”), and Vishay Intertechnology, a company organized and existing under the laws of the State of Delaware  (the “Purchaser”).  IR and Purchaser each may be referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, IR and Purchaser are parties to that certain Master Purchase Agreement dated October     , 2006 (the “Master Purchase Agreement”), pursuant to which Purchaser is purchasing from IR all of the capital stock of certain IR subsidiaries and certain assets of IR and certain IR subsidiaries contemporaneously with the execution and delivery of this Agreement; and

WHEREAS, IR agrees to provide, and Purchaser desires to have IR provide, certain of IR’s current die products used in connection with the PCS Business (as defined in the Master Purchase Agreement) on a transitional basis on the terms and conditions contained herein.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1
Die Supply.

1.1.          General.  In accordance with the provisions hereof, IR shall sell to the Purchaser, and the Purchaser shall purchase from IR, the types of die products set forth on Exhibit A in whole wafer form (each a “Product” and collectively, the “Products”).  The Products shall be provided in accordance with the applicable terms of this Agreement (including without limitation Exhibit A attached hereto and made a part hereof). Exhibit A may be amended from time to time by written agreement of the Parties.

1.2.          Price.  For all Product deliveries made prior to the two year anniversary of the Closing, the price for the Products shall be IR’s “standard cost” for such Products as determined as of the Closing (“Product Standard Cost”), as set forth in Exhibit A.  For all Product deliveries made following the second anniversary of the Closing, the price for the Products shall be the Product Standard Cost as adjusted pursuant to Section 3.1(b).

1.3.          Volume.  In each consecutive twelve month period following Closing through the end of the term of this Agreement, IR shall be obligated to supply only up to a maximum aggregate quantity of each type of Product set forth in Exhibit A (“Aggregate Annual Quantity”), properly ordered in accordance with the forecasting procedures set forth in Article 2.  Within any given calendar quarter, IR shall be obligated to supply up to 1/3 of the Aggregate Annual Quantity for each Product type, subject to the Aggregate Annual Quantity limitation and

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Purchaser having properly ordered the quantity in accordance with the forecasting procedures set forth in Article 2.

1.4.          Specifications.  The specifications for the Products shall be IR’s current product specifications.  IR shall produce the Products in accordance with its current internal quality procedures in effect for the facility at which the Products are produced.

1.5.          Restriction on Use.  Purchaser shall use the Products solely for incorporation into the existing module products described in Exhibit B.  Purchaser shall not have any right to resell or otherwise use any of the Products whatsoever.

1.6.          Wafer Testing.  Purchaser shall be billed and pay for all Products passing IR’s Maverick Product Elimination Program (HOP-500-17) (“Maverick Protocol”).

ARTICLE 2
Administrative Provisions.

2.1.          Forecast and Loading Procedures for Products.  (a) The forecast and loading procedures for Products shall be as set forth in Schedule 1.

(b)           IR shall use its good faith efforts to accommodate reasonable changes timely requested by Purchaser with respect to any Committed Forecast (as defined in Schedule 1), but IR shall have no obligation to do so.  IR shall otherwise be required to furnish Products in accordance with each Committed Forecast furnished in accordance with the terms of this Agreement.

(c)           Purchaser shall have the right to cancel without penalty any order whose delivery is delayed by more than three weeks from the date of delivery specified in the relevant Loading Schedule (as defined in Schedule 1), provided that such delay is not attributable to any action or inaction of Purchaser.  Such cancellation shall be without prejudice to any other rights that Purchaser may have under this Agreement or otherwise.

(d)           Purchaser shall provide such purchase order documents with respect to each Committed Forecast and Loading Schedule as are reasonably requested by IR to support its financial accounting and operational planning needs.  The terms of this Agreement shall control in the event of any conflict between this Agreement and any purchase order documents.

(e)           IR shall provide notice to Purchaser of scheduled maintenance of equipment reasonably in advance of any Committed Forecast, so that Purchaser can take account of such scheduled maintenance in preparing its forecasts.  In the event of the need for any unscheduled equipment maintenance, IR shall promptly so notify Purchaser and shall take commercially reasonable action to attempt to minimize disruption of production and otherwise conform production as reasonably practicable under the circumstances to the Committed Forecasts.

2.2.          Quality Control and Certification.  The manufacturing systems and protocols for the Products shall at all times qualify with TS 16949 certification.  IR shall produce the Products in accordance with its current internal quality procedures in effect for the facility at which the

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Products are produced, COP 800, facility quality certification (TS 16949) and customer quality requirements currently in effect with respect to the Products and reasonable quality requirements of Purchaser’s customers as may arise from time to time following the Effective Date (“Future Customer Requirements”) (provided that Purchaser shall be responsible for any increased cost arising from the Future Customer Requirements). IR will communicate any change in the Products or their manufacture in accordance with IR’s Product Change Notification (“PCN”) process; provided that if Purchaser reasonably believes that any such change would not be acceptable to a customer, Purchaser may elect pursuant to delivery of written notice thereof to IR to have the provisions of product discontinuation apply (Section 12.4 below) in which case the PCN shall be deemed to be the Affected Products Notice and the Products, without any such change, shall be the Affected Products.

2.3.          Shipping.  All Products shall have been deemed delivered upon tender of the Product (Ex Works IR’s applicable factory) at Purchaser’s request to a Purchaser inventory or “bank” location established for Purchaser.  Purchaser shall be responsible, at its own cost and expense, for the shipment (including, among other things transit/casualty insurance and third party fees) of all processed materials by IR pursuant to this Agreement.  IR will cooperate with Purchaser in assembling and coordinating shipments, as reasonably requested by Purchaser consistent with the relevant Loading Schedule.

2.4.          Consultation.  At either Party’s reasonable request, the Parties shall meet and discuss the nature, quality, and quantity of Products contemplated by this Agreement and any amendments a Party may wish to make to this Agreement, including to the attached Exhibits and Schedules.

ARTICLE 3
Compensation; Billing

3.1.          Product Prices.

(a)           IR will charge the Purchaser the purchase prices for the Products indicated in Exhibit A (each, a “Purchase Price” and collectively, the “Purchase Prices”), as otherwise adjusted hereunder.

(b)           The then applicable Purchase Prices for all Products provided hereunder shall be adjusted on the two year anniversary of this Agreement (“Anniversary Adjustment Date”) on the basis of the change (increase or decrease) in IR’s costs applicable to the Products to the extent necessary to reflect IR’s fair market value for the cost of labor, overhead, utilities, supply gases, materials and allocations (with allocations being on a similar basis as the allocations used to establish the business forecast for the PCS Business (as defined in the Master Purchase Agreement) prepared in connection with sale to Purchaser).  IR shall provide a breakdown of such adjustment upon written request from Purchaser (including upon reasonable request copies of background supplier documents to verify material costs). IR shall provide Purchaser with not less than 30 days advance notice of the proposed changes in the Purchase Prices (“Changes”) pursuant to this Section 3.1(b), including the basis for such Changes in reasonable detail.  If Purchaser disputes any of the Changes, the Parties shall consult with each other and negotiate in good faith in order to arrive at a mutually agreeable determination of the

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appropriate Changes.  In the event that the Parties are unable to agree upon the Changes by the Anniversary Adjustment Date, Purchaser will be obligated to make payments under this Agreement in accordance the Changes as proposed by IR, without prejudice, however, to any contract or other remedy available to Purchaser for IR’s failure to comply with the requirements of this Agreement with respect to the Changes proposed by IR; provided however, any claim of dispute with respect to Changes shall be filed within 60 days following the Anniversary Adjustment Date.

(c)           Each Party shall be responsible for any bank charges that it incurs in connection with the activities contemplated by this Agreement.

3.2.          Invoices.  IR shall send Purchaser a weekly invoice that includes in reasonable detail the Purchase Prices for Products provided to Purchaser for the week and any other amounts owing hereunder.  Payments of invoices shall be made by wire transfer of immediately available United States funds to one or more accounts specified in writing by IR.  Payment shall be made within 30 days after the date of Purchaser’s receipt of IR’s invoice.

3.3.          Failure to Pay.  In the event that Purchaser fails to make payment of an invoice when due, IR shall have the right, at its sole option, upon 10 business days’ written notice (a “Suspension Notice”) to suspend delivery of the Products until payment has been received.  IR may terminate this Agreement in accordance with Article 12 in the event an invoice is not paid within 30 days of Purchaser’s receipt of a Suspension Notice.

3.4.          Late Payment Penalty.  With respect to the unpaid amount of any invoice not paid in full within 30 days of receipt, a finance charge of 1% per month, payable from the date of the invoice to the date payment is received, shall be due and payable to IR.  In addition, Purchaser shall indemnify IR for its costs, including reasonable attorneys’ fees and disbursements, incurred to collect any unpaid amount.

ARTICLE 4
Cooperation

4.1.          Generally.  Each Party shall reasonably cooperate with and provide assistance to the other Party in carrying out the provisions of this Agreement.

ARTICLE 5
Confidentiality

5.1.          Generally.  In the course of the supply of the Products, each Party may become aware of confidential and proprietary information of the other Party or of a third party in possession of such other Party (“Confidential Information”).  All Confidential Information disclosed by a Party during the term of this Agreement shall remain the property of the disclosing Party and shall be used by the receiving Party only in accordance with the provisions of this Agreement.

5.2.          Identification; Term.  (a) Except in the case of (x) information that is subject to the confidentiality provisions of Section 12.4 of the Master Purchase Agreement or (y) information exchanged in furtherance of the supply of the Products hereunder that is of a type

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that is generally regarded by the Parties to be confidential information (such as pricing, customer and production information), to which this subsection (a) shall not apply, (i) if disclosed in written form, Confidential Information shall be identified as Confidential Information by an appropriate legend; and (ii) if disclosed orally or visually, it shall be identified as Confidential Information at the time of disclosure and shall be confirmed by written outline mailed to the other Party by registered or certified mail, return receipt requested, within 30 days of the original disclosure.  (b) For a period of 7 years from the date of first receipt thereof, the receiving Party shall (i) treat all such information in the same manner as it treats its own confidential information, in any event exercising reasonable precautions to prevent the disclosure of such information to others; (ii) use such information only for the purposes set forth herein; and (iii) disclose such information only to its employees who have a need to know such information in the performance of their duties hereunder.

5.3.          Exceptions.  The obligations of confidential treatment under this Article 4 shall not apply to any Confidential Information which (i) is or becomes publicly known through no wrongful act, fault or negligence of the receiving Party; (ii) was known by the receiving Party prior to disclosure or is developed by the receiving Party independently of such disclosure (and whose disclosure would not constitute a violation of the confidentiality provisions of the Master Purchase Agreement); (iii) was disclosed to the receiving Party by a third party who was not under any obligation of confidentiality; (iv) is approved for release by written authorization of the disclosing Party; or (v) is disclosed pursuant to a requirement of law or by court order, provided that the receiving Party has provided the disclosing Party with reasonable opportunity to prevent or limit such legally required disclosure.

5.4.          Injunctive Relief.  Each Party acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Article 5 and that such actual or threatened breach by it may result in immediate, irreparable and continuing injury to the other Party and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, the Parties agree that the non-breaching Party, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

ARTICLE 6
Intellectual Property.

6.1.          Purchaser Intellectual Property.  Subject to the applicable provisions of the Technology License Back Agreement dated as of the date hereof between IR and Purchaser, all  technology, know-how, patents, marks (including Purchaser Marks), data, software, or other intellectual property or assets (“Purchaser Intellectual Property”) owned or created by Purchaser shall remain the sole and exclusive property and responsibility of Purchaser.  IR shall not acquire any rights in any such Purchaser Intellectual Property pursuant to this Agreement.

6.2.          IR Intellectual Property.  Subject to the Technology License Agreement, dated as of the date hereof between IR and Purchaser, all  technology, know-how, patents, marks , data, software, or other intellectual property or assets (“IR Intellectual Property”) owned or created by

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IR shall remain the sole and exclusive property and responsibility of IR.  Purchaser shall not acquire any rights in any such IR Intellectual Property pursuant to this Agreement.

ARTICLE 7
Remedies and Limitation of Liability

7.1.          Remedies.  In the event that any Product supplied by IR hereunder is not supplied in accordance with the provisions of Article 1, Purchaser’s sole remedy shall be either (i) to require IR to re-supply such Product in accordance with Article 1 without obligation on the part of Purchaser to make payment for such re-supply or (ii) to provide Purchaser with a credit in an equivalent amount towards future Products, as contemplated by this Agreement.  Die that is part of a Product that properly passes the Maverick Protocol shall not be subject to return or credit.  Notwithstanding the foregoing, IR shall be liable for additional damages actually incurred by Purchaser (“Purchaser IGBT Auto Die Damages”) arising from product liability claims brought by third parties up to an aggregate amount of $2,000,000 (when taken together with any Purchaser Damages as defined under the Transition Product Services Agreement); provided however, that any and all Purchaser IGBT auto Die Damages recoverable hereunder shall be subject to the provisions of Article 10 of the Master Purchase Agreement.

7.2.          Warranty.  IR’s Products shall be subject to the express warranty that the Products as provided hereunder shall  (i) conform to the specifications therefor as provided in this Agreement, (ii) be free of material defect in workmanship, and (iii) as provided be free of any liens or other encumbrances by creditors of IR (such warranty, the “Warranty”).  The Warranty shall extend for a period of fifteen months from the date of delivery of Products hereunder.  These warranties do not extend to, or apply to, any product which has been (1) subjected to misuse, accident, improper installation, or to use in violation of written documentation furnished by IR, and/or (2) repaired or altered outside of IR’s factory, and/or (3) evaluated, screened, or tested by an outside testing laboratory not previously approved in writing by IR (which consent shall not be unreasonably withheld).

EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NO WARRANTIES, OTHER THAN THE WARRANTY, ARE EXPRESSED OR IMPLIED IN RESPECT OF ANY PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.3.          SPECIAL DAMAGES.  EXCEPT TO THE EXTENT OF CONSEQUENTIAL DAMAGES THAT MAY BE ALLOWABLE UNDER THE  PROVISIONS OF THE LAST SENTENCE OF SECTION 7.1 (AND SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS THEREIN), THE PARTIES AGREE THAT, WITH REGARD TO ANY AND ALL CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ADDITION TO ANY OTHER LIMITATIONS HEREUNDER THE LIABILITY OF A PARTY SHALL BE LIMITED TO ACTUAL DAMAGES.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST REVENUES OR LOSS OF PROSPECTIVE BUSINESS OPPORTUNITIES,

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REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH DAMAGES IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

ARTICLE 8
Indemnification

Notwithstanding anything to the contrary herein, including the provisions of Article 7:

8.1.          Indemnification.  Purchaser shall indemnify and hold IR harmless from and against any tax, penalty, interest, addition to tax, tax surcharge, or other charge payable by IR as a result of any sales, use or excise taxes levied or based on amounts payable pursuant to this Agreement, including privilege or excise taxes based on gross revenues under this Agreement on the Products supplied to Purchaser, provided that Purchaser shall not be responsible for any taxes levied on any net income of IR.

ARTICLE 9
Excusable Delays

Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement by reason of any cause beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts affecting facilities, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers, provided that the Party so affected shall use reasonable commercial efforts to remove such causes of non-performance.  Upon the occurrence of any event of force majeure, the Party whose performance is prevented shall promptly give written notice to the other Party and the Parties shall promptly confer in good faith to agree upon reasonable action to minimize the impact of such event on the Parties.

ARTICLE 10
Independent Contractor

10.1.        Relationship.  In its supply of Products hereunder, IR is an independent contractor to Purchaser and nothing in this Agreement shall be deemed to make a Party a partner, principal, joint venturer, or fiduciary of the other Party.  Neither IR nor any persons supplying any Product on IR’s behalf shall be deemed to be employees, agents or legal representatives of Purchaser.  Nothing in this Agreement shall confer authority upon any Party to enter into any commitment or agreement binding upon the other Party.

10.2.        No Assumption of Obligations.  Nothing in this Agreement shall be construed as an assumption by IR of any financial obligation of Purchaser.

10.3.        Compensation of Employees.  IR shall be responsible for payment of compensation to its employees and shall be responsible for payment of all federal, state and local

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taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

ARTICLE 11
Compliance With Laws

In the performance of its duties and obligations under this Agreement, each Party shall comply with all applicable laws.  The Parties shall cooperate fully in obtaining and maintaining in effect all permits and licenses that may be required for the supply of the Products.

ARTICLE 12
Term and Termination

12.1.        Term.  The term of this Agreement shall commence on the Effective Date and end three years thereafter, unless terminated earlier in whole or in part as provided in Sections 12.2 and 12.4.

12.2.        Termination of this Agreement.  This Agreement may be terminated:

(a)           By written agreement of the Parties;

(b)           By IR as provided in Section 3.3;

(c)           By either Party upon a material breach (other than non-payment of Services Fees) by the other that is not cured within 30 days after written notice of such breach from the non-breaching Party, except that where such breach is not capable of being cured within 30 days, the breaching Party shall be accorded 30 additional days to cure such breach if it demonstrates that it is capable of curing such breach within such additional period; or

(d)           Upon 30 days’ written notice by either Party to the other where one Party:  (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, or similar relief or seeks the appointment of a trustee, receiver, liquidator or other similar official of it or the taking of possession by any such official in any involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due; or (ii) has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or substantially all of its debts or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Party or any substantial part of its property, and such involuntary case or other proceeding remains undismissed for a period of 60 days.

12.3.        Effect.  In the event of termination of this Agreement pursuant to this Article 12 or upon the expiration of the term, this Agreement shall cease to have further force or effect and no Party shall have any liability to any other Party with respect to this Agreement, provided that:

(a)           Termination or expiration of this Agreement for any reason shall not release any Party from any liability or obligation which already has accrued as of the effective date of such termination or expiration, and shall not constitute a waiver or release of, or otherwise be deemed to adversely affect, any rights, remedies or claims, which a Party may have

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hereunder at law, equity or otherwise or which may arise out of or in connection with such termination or expiration.

(b)           Articles 4, 5, 6, 7, 10, 13, 14 and 15 and this Section 12.3 and Section 12.4 (in the event of a partial termination) shall survive any termination or expiration of this Agreement and remain in full force and effect.

12.4.        Partial Termination.  At any time during the term of this Agreement IR may give 60 days advance written notice (“Affected Products Notice”) as to the discontinuation of any Product that it will no longer manufacture and offer to the market generally andexcept as set forth in this Section 12.4, IR may cease to supply and at the end of such 60 day period following IR’s delivery of the affected Products Notice.  In the event of any such discontinuation with respect to any such Products (“Affected Products”), Purchaser shall have the right to purchase up to the remaining unused Aggregate Annual Quantity applicable to the Affected Products for the remainder of the term of this Agreement had the term continued without discontinuation of the Affected Products.  The following provisions shall additionally apply to discontinuation of the Affected Products:

(1)           Purchaser shall have the right to place a written last time buy order (“LTB Order”) for a specific quantity (“LTB Quantity”) of Affected Products within sixty days following receipt of the Affected Products Notice.  The LTB Order shall provide for delivery of the LTB Quantity no later than six months following Purchaser’s receipt of the Affected Products Notice (“LTB Period”).

(2)           The Parties shall use commercially reasonable efforts to coordinate forecasting and ordering during the LTB Period to allow for regular supply of Affected Products during the LTB Period while the LTB Quantity is being processed by IR.  Any quantity of Products supplied to Purchaser during the LTB Period shall reduce the LTB Quantity accordingly.

(3)           The Purchase Prices for the LTB Quantity shall the Purchase Prices in effect for the Affected Products as of Purchaser’s receipt of the Affected Products Notice.

1.298.      The  Parties may negotiate one or more written agreements for the supply and purchase of additional quantities of Products or a longer term of supply beyond the supply commitments set forth herein; provided however, neither Party shall be obligated to supply or purchase at any given price or for any given quantity absent any such written agreement.

ARTICLE 13
Notices

All notices, requests and other communications hereunder shall be in writing, in the English language, and shall be delivered in person, by facsimile, commercial delivery service, or first class mail, postage prepaid, and addressed as follows:

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If to IR, to:

International Rectifier Corporation

233 Kansas Street

El Segundo, California  90245

Attention:  Executive Vice President and General Counsel

Telephone:  310-726-8480

Facsimile:  310-726-8484

with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, NW

Washington, DC 20005

Attention:  Robert Magielnicki, Sr.

Telephone:  202-218-0002

Facsimile:  202-218-0020]

If to Purchaser, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA  19355-2120

Attention:  Richard N. Grubb, Executive Vice President and Chief Financial Officer

Telephone:  610-644-1300

Facsimile:  610-889-2161

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

10

New York, NY 10036

Attention:  Abbe L. Dienstag, Esq.

Telephone:  212-715-9100

Facsimile:  212-715-8000

All such notices shall be effective when received.  Either Party may change its address by giving written notice to the other Party in accordance with the provisions of this Article 12.

ARTICLE 14
Governing Law and Dispute Resolution

14.1.        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

14.2.        Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.  Each Party agrees that service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Article 13 shall be effective service in such action or proceeding.  Nothing in this Section 14.2, however, shall affect the right of a Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

ARTICLE 15
Miscellaneous

15.1.        Amendment; Waiver.  Any provision of this Agreement may be amended only if such amendment is in writing and signed by both Parties.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term and condition.

15.2.        Delay; Remedies.  No failure or delay by a Party in exercising any right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

15.3.        Assignment.  Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by a Party (whether voluntarily, involuntarily, by operation of law or otherwise) without the prior written consent of the other Party, except that either Party may assign this Agreement and all rights, interests, or obligations hereunder to a subsidiary controlled by such Party, provided that no such assignment shall relieve any Party of its obligations to perform or cause the performance of its responsibilities under this Agreement or its liability for breach of the Agreement.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

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15.4.        No Subcontracting.  IR may not subcontract the supply of Products hereunder, except with the consent of Purchaser which shall not be unreasonably withheld.  Use of IR’s Mexico facility shall not be deemed a subcontract hereunder.

15.5.        Third Parties.  Nothing in this Agreement, express or implied, is intended to or shall confer any rights, including third party beneficiary rights, remedies, obligations or liabilities on any person other than the Parties and their permitted successors and assigns.

15.6.        Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights and obligations of a Party hereunder will not be materially and adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

15.7.        Attorneys’ Fees.  In any action hereunder to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees in addition to any other recovery hereunder.

15.8.        Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

15.9.        Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations between the Parties with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party.

{Signatures appear on the following page}

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

INTERNATIONAL RECTIFIER CORPORATION

By:		Name:
Title:

VISHAY INTERTECHNOLOGY, INC.

By:		Name:
Title:

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EXHIBIT I

VISHAY INTERTECHNOLOGY, INC.

Officer’s Certificate

Vishay Intertechnology, Inc., a Delaware corporation (“Purchaser”), pursuant to Section 7.3 of the Master Purchase Agreement dated as of November         , 2006 (the “Master Purchase Agreement”; capitalized terms not defined herein shall have the meanings ascribed to them in the Master Purchase Agreement) between Purchaser and International Rectifier Corporation, a Delaware corporation, HEREBY CERTIFIES that:

(1)           The representations and warranties made by Purchaser and the other PCS Purchasers in the Master Purchase Agreement and the Purchase Agreements are true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein) as of the date of the Master Purchase Agreement and on and as of the date hereof as though made on and as of the date hereof.

(2)           Purchaser and the other PCS Purchasers have performed and complied with, in all material respects, the agreements, covenants and obligations required by the Master Purchase Agreement and the Purchase Agreements to be so performed or complied with by Purchaser and the other PCS Purchasers on or before the date hereof.

(3)           All of the conditions precedent set forth in the Purchase Agreements required to be satisfied by Purchaser and the other PCS Purchasers on or prior to the date hereof (other than payment of the Purchase Price) have been satisfied.

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed on its behalf by the undersigned on and as of the          day of                           , 20    .

VISHAY INTERTECHNOLOGY, INC.

By:
Name:
Title:

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EXHIBIT J

VISHAY INTERTECHNOLOGY, INC.

[Assistant] Secretary’s Certificate

I,                                                           , [Assistant] Secretary of Vishay Intertechnology, Inc., a Delaware corporation (“Purchaser”), pursuant to Section 7.3 of the Master Purchase Agreement dated as of November         , 2006 (the “Master Purchase Agreement”) between Purchaser and International Rectifier Corporation, a Delaware corporation, HEREBY CERTIFIES on behalf of Purchaser as follows:

(1)           Attached hereto as Exhibit A is a true, complete and correct copy of resolutions adopted by the Board of Directors of Purchaser with respect to the Master Purchase Agreement and the Transaction Agreements to which it is a party and the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of Purchaser on                     ,         , at which a quorum was present and acting throughout.  All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of Purchaser or any committee thereof relating to the Master Purchase Agreement and such Transaction Agreements and the transactions contemplated thereby.

(2)           Each of the following named individuals is a duly elected or appointed, qualified and acting officer of Purchaser who holds, and at all times since [date of execution of Master Purchase Agreement] has held, the office set opposite such individual’s name, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

[Name]	[Title]

[Name]	[Title]

[Name]	[Title]

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[Name]	[Title]

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed on its behalf by the undersigned on and as of the          day of                               , 20    .

VISHAY INTERTECHNOLOGY, INC.

By:
Name:
Title:

I,                     , [title of officer] of Purchaser, DO HEREBY CERTIFY on behalf of Purchaser that                      is the duly elected or appointed, qualified and acting [Assistant] Secretary of Purchaser, and the signature set forth above is the genuine signature of such officer.

Name:
Title:

, 20

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EXHIBIT K

Form of Indemnification Agreement

INDEMNIFICATION ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is entered into this      day of            , 2006, by and among by and among Vishay Intertechnology, Inc., a Delaware corporation (“Purchaser”), International Rectifier Corporation, a Delaware corporation (“Seller”), and [          ], as escrow agent hereunder (the “Escrow Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Master Purchase Agreement (as defined below).

RECITALS

WHEREAS, Purchaser and Seller have entered into that certain Master Purchase Agreement, dated as of November 8, 2006 (the “Master Purchase Agreement”), which provides for, among other things, the sale by the Seller of all of the Shares of the Companies and certain of the assets of Seller and the Selling Subsidiaries, in each case related to, and primarily used in, the PCS Business;

WHEREAS, in accordance with the terms of the Master Purchase Agreement, $14,485,000 (together with any interest or other income earned thereon, the “Escrow Funds”) of the consideration otherwise payable to the Seller has been paid to the Escrow Agent and is to be held by the Escrow Agent in accordance with the terms of this Agreement and the Master Purchase Agreement; and

WHEREAS, the parties desire that the Escrow Agent disburse amounts from the Escrow Account (as defined in Section 3 below) to Seller or Purchaser from time to time as provided below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual obligations and covenants set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1.     Escrow Agent Appointment.  The Escrow Agent is hereby appointed to act as escrow agent hereunder, to hold in escrow the Escrow Funds and to direct the disposition thereof in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby accepts such appointment.  The Escrow Agent represents and warrants to Purchaser and Seller that Escrow Agent has all legal power and authority to act in the manner contemplated by this Agreement and to perform its duties hereunder.

2.     Receipt of Escrow Funds.  By its signature below, the Escrow Agent hereby acknowledges its receipt by wire transfer of funds in the amount of the Escrow Funds to a separate, segregated escrow account established by the Escrow Agent and maintained by it at its office referred to in Section 10 below (the “Escrow Account”).  The Escrow Funds shall

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be held by the Escrow Agent for the benefit of Purchaser and Seller pursuant to this Agreement.

3.     Investment of Escrow Funds.  The Escrow Funds shall be invested by the Escrow Agent, as directed pursuant to the written instructions of Seller, solely in interest-bearing bank accounts or certificates of deposit.  Purchaser and Seller acknowledge that all payments made pursuant to this Agreement from the Escrow Funds shall be subject to applicable withholding laws or regulations then in force.  If Purchaser provides the Escrow Agent with a properly completed Internal Revenue Service form W-8BEN, then, absent a relevant change of law, the Escrow Agent shall not withhold any U.S. Taxes with respect to any amounts paid to Purchaser under this Agreement or with respect to any Escrow Interest (as defined below).  The Escrow Agent shall report the amounts of all interest earned on the Escrow Fund and any other income recognized for tax purposes with respect to the Escrow Fund (collectively, the “Escrow Interest”) during each calendar year (i) to all applicable taxing authorities as the income of the Purchaser by January 31 of the succeeding calendar year and (ii) to the Purchaser and Seller within ten (10) days of a written request for such information from either of the Purchaser or Seller.  The Purchaser shall report as its income for tax purposes all amounts of Escrow Interest to the appropriate taxing authorities and shall pay or cause to be paid all income taxes (if any) that are due and payable by the Purchaser with respect to Escrow Interest (such income taxes, the “Escrow Taxes”).  In connection with this payment of Escrow Taxes, the Purchaser and Seller shall direct the Escrow Agent by joint written instructions of Purchaser and Seller (“Joint Instructions”) to release to the Purchaser from time to time out of the Escrow Funds the amount of the Escrow Taxes payable by the Purchaser so as to permit the timely payment of Escrow Taxes by the Purchaser; provided, any Escrow Taxes withheld by the Escrow Agent shall be treated as having been so released to the Purchaser.  The amount of Escrow Taxes shall be determined by Purchaser, with Seller’s consent (which Seller agrees not to unreasonably withhold).  In the event any portion of the Escrow Funds is to be paid over to Seller pursuant to Section 4, then, at the time such payment out of the Escrow Funds is required to be made, the Purchaser shall pay to the Seller an amount equal to the product of (i) the aggregate amount of Escrow Taxes released to the Purchaser multiplied by (ii) a fraction (A) the numerator of which is the amount of such portion of the Escrow Funds to be so paid over to Seller and (B) the denominator of which is the sum of $14,485,000 plus the aggregate amount of Escrow Interest with respect to which Escrow Taxes have been released to the Purchaser.

4.     Disbursements from Escrow Account.

(a)   Escrow Agent shall continue to hold and safeguard the Escrow Account until authorized hereunder to release the Escrow Funds and Escrow Agent shall only release the Escrow Funds, or any portion thereof, as follows:

(i)    pursuant to the Joint Instructions at any time setting forth (A) the amount of indemnification or distribution, which shall be disbursed from the Escrow Account (to the extent of the then remaining balance thereof) and (B) the recipients thereof; provided, that, notwithstanding such Joint Instructions, the Escrow Agent shall report, and as required, except as otherwise provided in Section 3 of this Agreement, withhold from any

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payments or disbursements made pursuant to this Agreement from the Escrow Funds any taxes as it determines may be required by any law or regulation then in force;

(ii)   as determined by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which Purchaser and the Seller are parties (a “Final Decree”) upon receipt from Purchaser or Seller of a certified copy of such Final Decree together with a written notice (the “Notice”) which Notice shall state that such Final Decree is a final, non-appealable judgment or order from a court of competent jurisdiction resolving the dispute as to the release of the applicable portion of the Escrow Account, setting forth in reasonable detail the substance of such judgment and instructions as to the resulting release of the Escrow Account and certifying that a copy of such Notice has been simultaneously delivered to the Seller (if Purchaser is delivering the Notice) or Purchaser (if Seller is delivering the Notice) (such recipient, the “Non-Presenting Party”), in which case Escrow Agent shall release the applicable portion of such Escrow Account according to such Notice on the third (3rd) Business Day following receipt by Escrow Agent of the Notice; provided, however, that if the Non-Presenting Party delivers to Escrow Agent a certificate prior to such third (3rd) Business Day disputing the contents of the Notice, then Escrow Agent shall not release the disputed portion of the Escrow Account specified therein and shall interplead the disputed portion of the Escrow Account specified therein into, or file a declaratory judgment action with, a court of competent jurisdiction to determine the rights of the parties to the dispute unless prior to such interpleader or filing Escrow Agent receives  joint written instructions from the Seller and Purchaser pursuant to Section 4(a)(i) hereof; or

(iii)  within three (3) Business Days after the eighteenth (18) month anniversary of the Closing Date, Escrow Agent shall deliver to Seller the balance of the Escrow Account, after deducting from the Escrow Account an amount equal to the aggregate amounts set forth in then pending and unresolved Claim Notices (copies of which shall be delivered by the Purchaser to the Escrow Agent promptly following delivery thereof to the Seller pursuant to the Master Purchase Agreement).

(b)   As promptly as practicable following any disbursement of funds from the Escrow Account, the Escrow Agent shall send a written statement to each of Purchaser and Seller stating the amount and recipient of each such disbursement.

(c)   Upon receipt of any Joint Instructions in accordance with Section 4(a), the Escrow Agent shall, as soon as practicable and in no event later than five Business Days after the receipt thereof, disburse the amounts from the Escrow Account to Purchaser and/or Seller, as specified in such Joint Instructions to be so paid (to the extent of the then-remaining balance of the Escrow

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Funds), by wire transfer of immediately available funds pursuant to payment instructions (i) furnished by Purchaser with respect to any payment specified to be made to Purchaser in such Joint Instructions, and (ii) furnished by Seller with respect to any payments specified to be made to Seller in such Joint Instructions

5.     Duties of the Escrow Agent.

(a)   The Escrow Agent undertakes to perform only such duties as are expressly set forth herein (and required by applicable law), Escrow Agent shall act as agent and bailee for Purchaser and Seller and shall hold and safeguard the Escrow Account, invest the Escrow funds as provided in Section 3 hereof and  release the Escrow Funds in accordance with the terms of this Agreement.  The Escrow Agent shall have no liability under, and no duty to inquire as to the provisions of, any agreement (except as to the capitalized terms used herein and defined in the Master Purchase Agreement) other than this Agreement.  If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in connection with  the reasonable advice or opinion of such counsel.

(b)   If the Escrow Agent should at any time be confronted with claims or demands by the parties hereto which it believes in good faith to be inconsistent, the Escrow Agent shall have the right to suspend performance hereunder and to promptly interplead such parties in any state or federal court located in the State of Delaware (or if such court does not have jurisdiction, any other court of competent jurisdiction), to deposit the Escrow Funds with the clerk of such court, and to request that such court determine the respective rights of the parties with respect to this Agreement, and upon doing so, the Escrow Agent automatically shall be released from any obligations or liability as a consequence of any claims or demands hereunder (other than with respect to claims arising under Section 6 below).

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6.     Liability of the Escrow Agent.

(a)   The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s negligence or willful misconduct was the primary cause of any loss to Purchaser or Seller.  The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Agreement.  The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  The Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  In no event shall the Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which the Escrow Funds is deposited, this Agreement or the Master Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and, subject to the second sentence of this Section 6(a), shall incur no liability and shall be fully indemnified from any liability whatsoever in

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acting in accordance with the reasonable opinion or instruction of such counsel.  The Escrow Agent shall have no liability or responsibility to question or determine the accuracy or reasonableness of any indemnification payment or distribution made in accordance with the provisions of Section 4 hereof.

(b)   The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

7.     Indemnification of the Escrow Agent.  From and at all times after the date hereof, Purchaser, as to one-half, and Seller, as to one-half, severally and not jointly, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) (collectively, “Losses”) incurred by or asserted against any

6

of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the Escrow Agent’s performance of its duties under this Agreement, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted primarily from the negligence or willful misconduct of such Indemnified Party or any other directors, officers, employees, attorneys, agents or affiliates of the Escrow Agent.  The obligations of Purchaser and Seller under this Section 0 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

8.     Resignation of the Escrow Agent.  The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent hereunder by giving at least thirty (30) days written notice to the parties.  Upon the effective date of such resignation and the appointment of a successor Escrow Agent, the resigning Escrow Agent shall be absolved from any duties as Escrow Agent hereunder.  Upon their receipt of notice of resignation from the Escrow Agent, Purchaser and Seller shall use their reasonable best efforts jointly to designate a successor Escrow Agent.  If the parties do not agree upon a successor Escrow Agent within thirty (30) days after the receipt by the parties of the Escrow Agent’s resignation notice, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon all

7

parties hereto.  By mutual agreement, Purchaser and Seller shall have the right at any time upon not less that seven (7) Business Days written notice to terminate their appointment of the Escrow Agent, or any successor Escrow Agent, as Escrow Agent hereunder.  Upon such termination, and notwithstanding anything to the contrary in the foregoing, the Escrow Agent or any successor Escrow Agent shall continue to act as Escrow Agent until a successor is appointed by Purchaser and Seller and qualified to act as Escrow Agent.

9.     Fees and Expenses.  The fees and the expenses of the Escrow Agent for its services hereunder as set forth in Schedule A hereto, and reasonable and documented legal fees, incurred by it in connection with the performance of its obligations hereunder, shall be paid, severally and not jointly, one-half by Purchaser and one-half by Seller.  The obligations of Purchaser and Seller under this Section 0 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

10.  Notices.  All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (i) delivered in person, (ii) five (5) days after posting in the United States mail having been sent registered or certified mail return receipt requested, (iii) delivered by FedEx or other nationally recognized overnight delivery service, or (iv) delivered by telecopy and promptly confirmed by delivery in person or post as aforesaid in each case, with postage prepaid, addressed as follows:

(a)               If to Purchaser, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA  19355

Facsimile No.:  610-889-2161

Attn:  Richard N. Grubb, Executive Vice President and Chief Financial Officer

with copies (which shall not constitute notice) to:

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Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY  10036

Attn:  Abbe L. Dienstag

Telecopier:            (212) 715-8000

(b)               If to Seller, to:

International Rectifier Corporation
233 Kansas Street
El Segundo, CA  90245
Attn: Executive Vice President and General Counsel
Telecopier:            (310) 726-8484

with copies (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP
11th Floor East
1300 I Street, N.W.
Washington, D.C. 20005
Attention:              Robert Magielnicki, Sr.
Telecopier:            (202) 218-0002

If to the Escrow Agent, to:

[Name]

[Address]

[Address]

Attention:

Telephone:

Telecopier:

or to such other address as such party shall specify by written notice to other parties hereto.  Any notice sent to the Escrow Agent shall also be sent to the other parties to this Agreement.

11.  Assignment.  Purchaser and Seller may not assign, transfer or novate their rights and obligations under this Agreement, except to the extent they are permitted to assign, transfer or novate their rights and obligations under the Master Purchase Agreement.

12.  Severability.  The parties agree that (i) the provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (ii) to the fullest extent permitted by law, such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain legal, valid and enforceable to the fullest extent permitted by law.

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13.  Specific Performance.  The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any breach in performance hereunder by any party will result in irreparable harm to the other parties hereto.  Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party shall object to specific performance or injunctive relief as an appropriate remedy.  The Escrow Agent acknowledges that its obligations, as well as the obligations of Purchaser and Seller hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

14.  Miscellaneous.  This Agreement, and with respect to Purchaser and Seller, the Master Purchase Agreement, embody the entire agreement and understanding of the parties concerning the Escrow Funds, and, in the event of any inconsistency between this Agreement and the Master Purchase Agreement regarding the Escrow Funds, this Agreement shall control.  This Agreement may be amended only by a writing signed by all of the parties hereto.  The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective, heirs, personal representatives, successors and permitted assigns.  This Agreement shall terminate upon distribution of all amounts held hereunder.

15.  Identifying Information.  Purchaser and Seller acknowledge that a portion of the identifying information set forth on Schedule A is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and Purchaser and Seller agree to provide any additional information reasonably requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which the Escrow Agent is subject, in a timely manner.  Purchaser and Seller each represent that all identifying information set forth on Schedule A, including without limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

16.  Counterparts.  This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and enforceable, but all of which counterparts, taken together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank.]

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To evidence their agreement, the parties have caused this Agreement to be executed on the date first written above.

VISHAY INTERTECHNOLOGY, INC., as Purchaser

By:
Name:
Title:

INTERNATIONAL RECTIFIER CORPORATION, as Seller

By:
Name:
Title:

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[ ], as Escrow Agent

By:
Name:
Title:

2

EXHIBIT L

TAX MATTERS AGREEMENT

THIS TAX MATTERS AGREEMENT (“Tax Matters Agreement”) is entered into as of November 8, 2006, pursuant to  Article VIII of that certain Master Purchase Agreement (the “Agreement”) dated as of November 8, 2006, by and between Vishay Intertechnology, Inc., a Delaware corporation (the “Purchaser”) and International Rectifier Corporation, a Delaware corporation (the “Seller”).  This Tax Matters Agreement shall be deemed to have been incorporated by reference into the Agreement and constitute a part thereof, such that the Agreement and this Tax Matters Agreement shall constitute a single agreement among the Parties.  With respect to the subject matter hereof, this Tax Matters Agreement shall control in the case of any conflict between this Tax Matters Agreement and a Transaction Agreement (as defined below).

1.             Defined Terms.  Terms used and not otherwise defined herein shall have the meanings ascribed to them by the Agreement.  Except as the context otherwise requires, any reference to the “Agreement” either in the Agreement or herein shall refer to each of them as an integrated whole.

(a)           “Assets” shall mean the Acquired Assets, as defined in the Asset Purchase Agreement; provided, for purposes of this Tax Matters Agreement only, “Assets” shall also include the assets of a Company that on the Closing Date is disregarded as an entity separate from its owner within the meaning of United States Treasury Regulations sections 301.7701-2 and 301.7701-3.

(b)           “Class” means a “Class” of assets as defined in United States Treasury Regulations section 1.338-6(b)(2).

(c)           “Code” means the United States Internal Revenue Code of 1986, as amended.

(d)           “Income Tax” means any Tax (including a withholding Tax) the predominant character of which is an income tax in the U.S. sense within the meaning of United States Treasury Regulations section 1.901-2 (without regard to whether such Tax is imposed by a domestic, foreign, federal, state or local Governmental Authority).

(e)           “Neutral Accounting Firm” means Deloitte & Touche LLP or, in the event Deloitte & Touche LLP is unable to perform the services requested of it hereunder, a nationally recognized accounting firm mutually selected by the Purchaser and Seller, or, failing such selection within 30 days after notice from Purchaser or Seller to the other requesting such selection, a nationally recognized accounting firm selected by the Presiding Judge of the Superior Court in and for the County of Los Angeles, California, upon application of either Purchaser or Seller.

(f)            “Purchaser Tax Contest” is defined in Section 10(d) hereof.

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(g)           “Seller Tax Contest” is defined in Section 10(b) hereof.

(h)           “Shares” means the Shares as defined in the Master Purchase Agreement, other than the Shares of a Company that on the Closing Date is disregarded as an entity separate from its owner within the meaning of United States Treasury Regulations sections 301.7701-2 and 301.7701-3.

(i)            “Straddle Period Tax Contest” is defined in Section 10(c) hereof.

(j)            “Tax” or “Taxes” means (whether or not disputed) taxes of any kind, levies or other like assessments, duties, imposts, charges or fees, including but not limited to (x) all federal, state, local or foreign taxes, including all income, profits, capital gains, receipts, corporate franchise, net worth, sales, use, value added, property, ad valorem, intangible, unitary, transfer, stamp, documentary, payroll, employment, estimated, excise, environmental, occupation, premium, property, customs, duties, severance, windfall profits, franchise, license, withholding, social security, unemployment, alternative or add-on minimum, recapture or other taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (y) any liability for payment of amounts described in clause (x) as a result of transferee liability or joint and/or several liability, under any agreement or through operation of law, and (z) any liability for payment of amounts described in clauses (x) or (y) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement or any practice, policy or arrangement to indemnify any other person for taxes.

(k)           “Tax Arbitrator” is defined in Section 3(d) hereof.

(l)            “Tax Proceeding” is defined in Section 10 hereof.

(m)          “Tax Purchase Price” is defined in Section 3(a) hereof.

(n)           “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any U.S. federal, state, local or non-U.S. governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws regulating, or administrative requirements relating to, any Tax.

(o)           “Transaction Agreement” means the Agreement, the Asset Purchase Agreement, any Stock Purchase Agreement, or any “Transaction Agreement” as defined in the Agreement.

2.             Tax Treatment of Transactions.  Purchase and Seller acknowledge and agree that:

(a)           Seller may elect prior to the Closing Date to cause International Rectifier (India) Limited to be disregarded as an entity separate from its owner within the meaning of United States Treasury Regulations sections 301.7701-2 and 301.7701-3.

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The parties acknowledge that if such an election is made with respect to this Company, the assets of such Company shall be treated as Assets for purposes of this Agreement.

(b)           Notwithstanding anything to the contrary in Section 4.4 of the Master Purchase Agreement, Seller may elect prior to the Closing Date to cause International Rectifier GmbH to be disregarded as an entity separate from its owner within the meaning of United States Treasury Regulations sections 301.7701-2 and 301.7701-3.

3.             Allocation of Tax Purchase Price.

(a)           The Purchase Price and any other consideration for the Assets and Shares, as determined for United States federal Income Tax purposes pursuant to Treasury Regulation 1.1060-1(c) (the “Tax Purchase Price”), shall be allocated for such purposes as provided in United States Treasury Regulations Sections 1.1060-1(c) and United States Treasury Regulations referred to therein and pursuant to the procedures set forth herein.  Purchaser and Seller shall (and shall cause their respective Subsidiaries to) execute and file all federal Income Tax Returns in a manner consistent with any allocations agreed or determined pursuant hereto and shall not take any position in any other Tax Return, before any Governmental Authority, or in any Tax Proceeding that is inconsistent with any such allocation, except pursuant to a final “determination” (as defined in Section 1313(a) of the Code or corresponding provision of state, local or foreign Law).  Purchaser and Sellers shall (and, if applicable, shall cause their respective Subsidiaries, including the Companies, to) timely file any IRS Forms 8594 and 8883, as appropriate, and any other United States federal Income Tax Return prepared in a manner consistent with the allocations agreed or determined pursuant hereto and shall file any other Tax Return with any state, local or foreign Governmental Authority in a manner that is not inconsistent therewith.  Any redetermination of the Tax Purchase Price within the meaning of United States Treasury Regulations section 1.338-7 shall be made as required thereby and shall be taken into account by Purchaser, Seller, and their respective Subsidiaries in carrying out the provisions hereof and the preparation and filing of Tax Returns referred to above to the extent applicable.

(b)           Subject to the foregoing and other provisions of this Tax Matters Agreement (including the remainder of this Section 3), in connection with the application of the provisions of United States Treasury Regulations sections 1.1060-1, 1.338-6 and 1.338-7, the Parties agree as follows: (i) the fair market value of the Shares of each Company is the Purchase Price for such Shares as set forth in the Stock Purchase Agreement for such Shares, and (ii) the fair market value of Assets shall be as set forth on Schedule 1 hereto.

(c)           [Intentionally omitted.]

(d)           By written notice given no later than ninety (90) calendar days after the Closing Date, either Seller or Purchaser may make a proposal to the other to adjust the allocation of the Tax Purchase Price among the Shares and/or Assets provided that such proposal is made in good faith and upon a reasonable basis appropriately

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substantiated by appraisal or valuation.  Any proposed adjustment of the Tax Purchase Price shall require the consent of both Seller and Purchaser.

(e)           If Purchaser and Seller are unable to resolve any disagreement between them regarding allocation of the Tax Purchase Price or other matter permitted or required to be resolved by the Tax Arbitrator pursuant to this Tax Matters Agreement (whether arising in connection with the procedures set forth herein or thereafter in connection with the filing of any Tax Return or any Tax Proceeding) within thirty (30) calendar days after delivery by either Purchaser or Seller to the other of written notice of such disagreement, then any of such disagreements may be submitted by either Purchaser or Seller for final and binding resolution to the Neutral Accounting Firm to resolve such disagreements.  Upon receipt of any such submission, the Neutral Accounting Firm shall designate a Tax partner at the Neutral Accounting Firm to resolve the disagreements so submitted (the “Tax Arbitrator”).  Purchaser and Seller shall instruct the Tax Arbitrator to choose either the resolution proposed by Purchaser or the resolution proposed by Seller and to deliver to Purchaser and Seller, as promptly as practicable and in any event within ninety (90) calendar days after appointment of the Tax Arbitrator, a written report setting forth the resolution of any such disagreement determined in accordance herewith.  The determination of the Tax Arbitrator shall be final and binding upon Buyer and Seller.  The fees, expenses and costs of the Tax Arbitrator shall be borne one hundred percent (100%) by the party whose position is rejected by the Tax Arbitrator.

(f)            In the event that the allocation of Purchase Price has not been fully agreed or determined pursuant hereto or a disagreement hereunder regarding a Tax Return or Tax Proceeding remains unresolved at the time (taking into account extensions, which the Purchaser, Seller, Company or Subsidiary shall seek to the extent reasonably available) that Purchaser, Seller, a Company or a Subsidiary of any of them is required to file a Tax Return that could reasonably be affected by determination of the allocation of the Purchase Price or resolution of such disagreement, then Purchaser and Seller shall (and shall cause their respective Subsidiaries, including the Companies, to) allocate the Tax Purchase Price and otherwise file Tax Returns based upon their respective good faith determinations and shall cause amendments to such Tax Returns to be filed to the extent necessary to conform them to any subsequent determination of the Tax Arbitrator or agreement of Purchaser and Seller.

4.             Transfer and Withholding Taxes.

(a)           Transfer Taxes.  Any Taxes (other than Income Taxes) incurred as a result of the sale of the Shares and Assets and other transactions contemplated by the Agreement, including without limitation any documentary, gross receipts, general excise, sales, use, stamp, registration or other Taxes, shall be borne by the parties hereto as follows: (i) fifty percent (50%) by the Seller and (ii) fifty percent (50%) by the Purchaser.

(b)           Withholding Taxes.  Purchaser shall provide Seller fifteen (15) days advance notice of any requirement of applicable law or any demand that Purchaser withhold any Taxes from interest, royalties, fees, compensation or other payments provided for in the Agreement.  Any amounts so withheld shall be treated as paid to

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Seller and, accordingly, shall reduce the amounts otherwise owed to Seller.  Purchaser shall cooperate with Seller as Seller may reasonably request to avoid any such withholding requirement as permitted by applicable law (such as, for example and not by way of limitation, Seller providing Purchaser such certifications, affidavits or other instruments as will relieve Purchaser of such withholding requirement or Seller obtaining from the relevant taxing authority an exemption from such withholding requirement), provided, that, Seller shall indemnify and hold Purchaser harmless from any Liability of Purchaser as a result of Purchaser cooperating with Seller pursuant to this sentence.  Purchaser’s failure to provide Seller with notice that Purchaser is required to withhold any amount shall not cause Purchaser to be liable to Seller for such amount.

5.             [Intentionally Omitted]

6.             Negative Covenants of Purchaser.  Except with the prior written consent of Seller, Purchaser shall not

(a)           make any election under section 338 of the Code with respect to International Rectifier (India) Limited or Xi’an IR Micro-Electronics Co., Ltd.;

(b)           (i) cause or permit either IR Germany Holding GmbH or International Rectifier Automotive Systems GmbH not to maintain the same accounting and valuation principles and options to capitalize or to account liabilities and/or to prepare their annual financial statements in a manner deviating from the practice consistently applied in the past, unless such past practice is in violation of the applicable accounting provisions of the German Commercial Code or German generally accepted accounting principles, or (ii) take any measure that (aa) would constitute a violation of the applicable German capital maintenance rules or (bb) would otherwise bring or be likely to bring either IR Germany Holding GmbH or International Rectifier Automotive Systems GmbH in danger of becoming insolvent within the meaning of the German Insolvency Act with respect to or within any fiscal period or portion thereof falling before the expiration of one year following the Closing Date, provided that Seller and its Affiliates are not in breach of Section 2.24 of the Share Purchase Agreement between Purchaser and Seller dated as of the date hereof with respect to the Shares of IR Germany Holding GmbH; Purchaser shall in case of an insolvency by IR Germany Holding GmbH or International Rectifier Automotive Systems GmbH indemnify and hold Seller harmless against any claim brought by a potential receiver of these entities by virtue or in connection with Purchaser failing to comply with its duties according to this Section 6(b); provided, however, that for the avoidance of doubt, in the event that International Rectifier Automotive Systems GmbH is merged into IR Germany Holding GmbH prior to Closing the foregoing covenant shall apply only with respect to IR Germany Holding GmbH.

(c)           unless Seller effectuates a merger of International Rectifier Automotive Systems GmbH into IR Germany Holding GmBH prior to the Closing, fail to maintain any fiscal unity that exists for German Income Tax purposes between IR Germany Holding GmbH and International Rectifier Automotive Systems GmbH, or fail to perform fully and timely all obligations relating thereto until after June 30, 2007;

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(d)           cause, permit or suffer any Company or any Subsidiary of a Company to:

(1)           declare, pay or make any distribution or dividend with respect to its capital stock,

(2)           engage in a transaction described in section 304 of the Code,

(3)           acquire United States property within the meaning of section 956 of the Code,

(4)           make or change any tax election or tax accounting election,

(5)           adopt or change any tax accounting method,

(6)           settle any Tax Proceeding,

(7)           incur funded indebtedness,

(8)           acquire or dispose of assets outside the ordinary course of business or change the nature of business of such Company,

(9)           make an election under United States Treasury Regulations section 301.7701-3, or

(10)         take any other action or engage in any other transaction outside the ordinary course of business,

that, in any such case, could (A) change the amount treated as a dividend to Seller under section 301 or 1248 or the Code with respect to such Company, (B) affect the amount taken into account by Seller under section 951 of the Code with respect to such Company, or (C)  could reasonably be expected to increase the liability of Seller for Taxes or under any Transaction Agreement; provided that Purchaser may engage in any action listed in Section 6(a) or in this Section 6(d) without Seller’s consent if Purchaser pays to Seller the net amount of any Taxes required to be paid by Seller that would not be required to be paid but for such action (taking into account the amount of any Taxes payable by Seller with respect to such payment), and provided further that an election under section 338 of the Code that is otherwise not prohibited by Section 6(a) shall not be subject to the provisions of this Section 6(d).

7.             Tax Returns.

(a)           Tax Returns for Periods Ending on or Before the Closing Date.  Seller shall prepare any Tax Returns required to be filed by each Company and Subsidiary of a Company under the Laws of any jurisdiction for all periods ending on or prior to the Closing Date.  Each such Tax Return shall be prepared in a manner that is

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consistent with the historic practices and procedures of such Company or Subsidiary and shall be subject to Purchaser’s review and approval before filing.  Seller shall make drafts of all such Tax Returns required to be filed after the date hereof available for Purchaser’s review and approval, no later than twenty (20) Business Days prior to the due date for filing such Tax Returns.  Seller shall cause each Company and Subsidiary to timely file all such Tax Returns required to be filed by such Company or Subsidiary on or prior to the Closing Date (taking into account extensions actually obtained on or prior to the Closing Date), and Purchaser shall cause each such Company and Subsidiary to timely file all such Tax Returns required to be filed by such Company or Subsidiary after the Closing Date (taking into account extensions actually obtained on or prior to the Closing Date).  Seller shall duly and timely pay to Purchaser an amount equal to the Liabilities for Taxes for such periods to the extent that they are not reflected as liabilities in the calculation of the Final Net Working Capital Amount.  Seller shall make such payment to Purchaser no later than three (3) Business Days prior to the due date for filing the applicable Tax Return (or, if such Liability is determined pursuant to a Tax Proceeding, no later than three (3) Business Days before Purchaser is required to pay such Tax), and Purchaser shall timely remit such payment to the appropriate Governmental Authority.

(b)           Tax Returns for Straddle Periods.  Purchaser shall prepare and timely file all Tax Returns required to be filed by each Company and Subsidiary of a Company under the Laws of any jurisdiction for any period that includes the Closing Date and that does not end on the Closing Date or as a result of the Closing (a “Straddle Period”), and such Company or Subsidiary shall duly and timely pay all Liabilities for Taxes shown on such Tax Returns.  Seller shall duly and timely pay to Purchaser an amount equal to the portion of the Liabilities for Taxes attributable to the portion of the Straddle Period ending on the Closing Date (the “Pre-Closing Partial Period”) to the extent that such Taxes are not reflected as liabilities in the calculation of the Final Net Working Capital Amount, or to the extent that such Taxes are reflected as liabilities in the calculation of the Final Net Working Capital Amount but are taken into account in determining the amount of a payment required to be made by Seller to Purchaser under Section 7(a).  Seller shall make such payment to Purchaser no later than three (3) Business Days prior to the due date for filing the applicable Tax Return for such Straddle Period (or, if such Liability is determined pursuant to a Tax Proceeding, no later than three (3) Business Days before Purchaser is required to pay such Tax), and Purchaser shall timely remit such payment to the appropriate Governmental Authority.  Seller and Purchaser shall make any elections and take such other actions as are reasonably available to cause the portion of any taxable period that otherwise would not end on the Closing Date or as of the Closing Date to be treated as a separate taxable year or period under applicable Tax law of any non-U.S. jurisdiction, rather than as a Straddle Period.  Purchaser’s preparation and filing of Tax Returns for a Straddle Period shall be consistent with the historic practices and procedures of such Company or Subsidiary and shall be subject to Seller’s review and approval before filing.  Purchaser shall make drafts of all Tax Returns for Straddle Periods available for Seller’s review and approval no later than twenty (20) Business Days prior to the due date for filing such Tax Returns.

(c)           Surrender of U.K. Tax Losses.  Seller and Purchaser shall, so far as possible, cause International Rectifier Electronic Motion Systems Ltd. to surrender to any

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Affiliate of Seller designated by Seller all tax losses and reliefs arising under the provisions of Section 393 of the U.K. Income and Corporation Taxes Act of 1988 and Section 83 of the U.K. Finance Act of 1996 that are (i) attributable to the Pre-Closing Partial Period (as that term is defined in Section 8(c) hereof) or the taxable years ending within 2005 or 2006, or (ii) attributable to any other period ended prior to the Closing if and to the extent that, as a result of such surrender, such losses and reliefs are available to offset any adjustment made to the income of any Affiliate of Seller by HM Revenue & Customs for such period pursuant to an audit or enquiry (provided, that surrender pursuant to this clause (ii) shall require the consent of Purchaser, which consent shall not be unreasonably withheld).  Except as provided in the immediately preceding sentence, no additional tax losses and reliefs of International Rectifier Electronic Motion Systems Ltd. shall be surrendered to any Affiliate of Seller.

(d)           Disagreements Regarding Certain Tax Returns.  Any disagreement between Purchaser and Seller regarding any Tax Return for which Seller’s or Purchaser’s approval is required under Section 7(a) or 7(b) hereof shall be finally resolved by the Tax Arbitrator in accordance with Section 3(d) hereof, and in connection therewith any such Tax Returns shall be filed and amended in accordance with the provisions of Section 3(e) hereof.

8.             Refunds, Indemnity and Allocation of Taxes

(a)           Refunds.  Seller shall be entitled to any and all refunds of Taxes (including interest thereon) with respect to periods ending on or before the Closing or attributable to any Pre-Closing Partial Period, except to the extent such refund arises as the result of a carryback of a loss or other Tax benefit from a period beginning on or after the Closing Date or to the extent such refund is reflected in the calculation of the Final Net Working Capital Amount.

(b)           Indemnity for Subpart F Inclusion.  Seller shall indemnify Purchaser and hold it harmless from and against any Liability of Purchaser (or an Affiliate of Purchaser) for Taxes attributable to a Pre-Closing Partial Period (as that term is defined in Section 8(c) hereof) that are imposed on Purchaser (or an Affiliate of Purchaser) pursuant to section 951 of the Code as a result of Purchaser’s (or an Affiliate of Purchaser’s) ownership of Shares on the last day of a Straddle Period.

(c)           Allocation of Taxes.  In the case of any Straddle Period (i) the amount of any Income Taxes and other Taxes that can be reasonably allocated based on an interim closing of the books method (including any Taxes imposed on the Purchaser (or an Affiliate of the Purchaser) pursuant to section 951 of the Code as a result of such party’s ownership of Shares) attributable to the portion of the Straddle Period ending on the Closing Date (the “Pre-Closing Partial Period”) shall be determined based on an interim closing of the books as of the close of business on the Closing Date; and (ii) the amount of all other Taxes attributable to a Pre-Closing Partial Period shall be determined by multiplying the amount of such Taxes for the Straddle Period by a fraction, the numerator of which is the number of days in the Pre-Closing Partial Period and the denominator of which is the number of days in the Straddle Period.  For purposes of

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clause (i) of this Section 8(c), any extraordinary transaction outside the ordinary course of business that occurs on the Closing Date but after the Closing shall be considered to occur on the day following the Closing Date.

(d)           For the avoidance of doubt, the parties hereto intend that any Tax Return required to be filed pursuant to Section 7(a) or Section 7(b) of this Agreement shall be included in the scope of the Tax Returns covered by the representations made by Seller in Section 3.7(a) of the Asset Purchase Agreement and Section 2.5(a) of each Stock Purchase Agreement.

9.             Cooperation.  Seller and Purchaser agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information and assistance (including, without limitation, access to books and records) relating to the Assets, any Company or any Subsidiary of a Company as is reasonably necessary for the preparation of any Tax Return (including but not limited to preparation of Tax Returns in accordance herewith) or claim for refund or for the prosecution or defense of such claim or any Seller Tax Contest, Straddle Period Tax Contest, or Purchaser Tax Contest.  Any information obtained pursuant hereto shall be kept confidential by the Parties (unless disclosure is required by law or legal process or by a regulatory authority).  During the pendency of any Tax Proceeding that arises within ten (10) years after the Closing Date, Seller and Purchaser shall (and shall cause their respective Affiliates and Subsidiaries, including the Companies, to) use reasonable efforts to preserve materials, books, records and files relating to the matters at issue in such Tax Proceeding.  Nothing herein, and nothing in any Transaction Agreement, shall require disclosure of (i) any Tax Return of Seller or any Affiliate of Seller other than a Company or Subsidiary of a Company (though information on such Tax Returns may be required) or (ii) any attorney-client communication, any attorney work product, or any otherwise privileged document or information.

10.           Tax Proceedings.  Seller and Purchaser shall give prompt notice to each other of the receipt by it or any of its Subsidiaries (including the Companies) of any proposed adjustment to Taxes and of the commencement of any Tax audit, Tax examination or Tax litigation relating to Taxes of a Company or Subsidiary for a period ending on or prior to the Closing Date or any Straddle Period (or for any subsequent period or portion thereof the resolution of which could affect the liability of Seller or a Company or a Subsidiary for Taxes for any such period or that could affect the liability of a Seller under any Transaction Agreement) (each, together with any related administrative appeal or litigation, a “Tax Proceeding”) within ten (10) Business Days after the receipt of such proposed adjustment or such Tax Proceeding.  The failure of Purchaser or Seller to give notice to the other party of a Tax Proceeding as required by this Section 10 shall not affect such first party’s rights under this Agreement except to the extent that such failure is prejudicial to a defense of such Tax Proceeding.

(a)           Subject to the provisions of this Section 10, Seller and Purchaser (i) shall (and shall cause their respective Subsidiaries, including the Companies, to) cooperate with each other in the conduct of any such Tax Proceeding, and (ii) may participate in any such Tax Proceeding at its own expense.

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(b)           Seller shall have the exclusive right to control the conduct and settlement of any Tax Proceeding involving a Company or Subsidiary of a Company and relating to a period ending on or prior to the Closing Date (a “Seller Tax Contest”), including the right to pursue or forego any such Tax Proceeding or the continuation thereof, and Purchaser and the Company shall execute or cause to be executed powers of attorney or other necessary documents in order for Seller to exercise such control; provided, however, that (i) counsel for the Seller in any Seller Tax Contest shall consult in good faith with a single counsel selected by the Purchaser in connection with the Seller Tax Contest and shall keep Purchaser reasonably informed regarding such Seller Tax Contest, (ii) the Seller shall not resolve or settle any Seller Tax Contest if such resolution or settlement would or could reasonably be anticipated to result in an increase in liability for Tax of Purchaser or any Subsidiary of Purchaser (including the Companies) for any taxable period (or portion thereof) beginning on or after Closing Date, unless Purchaser consents to that resolution or settlement (which consent shall not be unreasonably withheld, conditioned or delayed), and (iii) the Seller shall deliver to Purchaser copies of all written communications to and from any Governmental Authority in respect of any such Seller Tax Contest and will give Purchaser the option to attend all conferences (telephonic or otherwise), subject to Purchaser’s execution of a commercially reasonable confidentiality agreement.

(c)           Purchaser shall control the conduct and settlement of any Tax Proceeding (including the right to pursue or forego any such Tax Proceeding or the continuation thereof) that relates to a Straddle Period (a “Straddle Period Tax Contest”), and in the exercise of such control Purchaser shall act reasonably.  In connection with any Straddle Period Tax Contest, (i) counsel for Purchaser shall consult in good faith with a single counsel selected by Seller, and shall keep the other counsel reasonably informed, (ii) any resolution or settlement of any Straddle Period Tax Contest shall require the consent of both Seller and Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), and (iii) the Seller and Purchaser each shall deliver to the other copies of all written communications to and from any Governmental Authority in respect of any such Straddle Period Tax Contest and will give the other the option to attend all conferences (telephonic or otherwise), subject to the other’s execution of a commercially reasonable confidentiality agreement.

(d)           Purchaser shall have the exclusive right to control the conduct and settlement of any Tax Proceeding involving a Company or a Subsidiary of a Company relating to a period beginning on or after, the Closing Date (a “Purchaser Tax Contest”), including the right to pursue or forego any such Tax Proceeding or the continuation thereof; provided, however, that, if, and only to the extent that, the resolution of a Purchaser Tax Contest could affect the liability of Seller or a Company or a Subsidiary of a Company for Taxes for any period or portion thereof ending on or prior to the Closing Date or affect the liability of a Seller under any Transaction Agreement, then (i) counsel for the Purchaser in any Purchaser Tax Contest shall consult in good faith with a single counsel selected by the Seller in connection with the Purchaser Tax Contest and shall keep Seller reasonably informed regarding such Purchaser Tax Contest, (ii) the Purchaser shall not resolve or settle any Purchaser Tax Contest if, and to the extent that, such resolution or settlement would or could reasonably be anticipated to result in an increase

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in liability for Tax of Seller for any period (or portion thereof) or affect the liability of Seller under any Transaction Agreement, unless Purchaser consents to that resolution or settlement (which consent shall not be unreasonably withheld, conditioned or delayed), and (iii) the Purchaser shall deliver to Seller copies of all written communications to and from any Governmental Authority in respect of any such Purchaser Tax Contest and will give Seller the option to attend all conferences (telephonic or otherwise), subject to Seller’s execution of a commercially reasonable confidentiality agreement, to the extent such communications or conferences relate to matters that could affect the liability of Seller or a Company or a Subsidiary of a Company for Taxes for any period or portion thereof ending on or prior to the Closing Date or affect the liability of a Seller under any Transaction Agreement.

(e)           Any disagreement between Purchaser and Seller regarding any approval required of one of them with respect to a Tax Proceeding shall be submitted to the Tax Arbitrator for resolution in accordance with the procedures of Section 3(e) hereof and, if applicable, Tax Returns affected thereby shall be filed and amended in accordance with the procedures of Section 3(f) hereof.

[Signature Pages Follow]

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In Witness Whereof, Purchaser and Seller have executed this Tax Matters Agreement as of the date first written above.

PURCHASER:
VISHAY INTERTECHNOLOGY, INC., a Delaware corporation

By:
Name:
Title:

SELLER:
INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation

By:
Name:
Title:

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Exhibit M

Gen 6 Technology Part Numbers [***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A To

PCS Business

[***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.